    As filed with the Securities and Exchange Commission on November 22, 2000

                                                      Registration No. 333-43630

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3

                                       TO
                                   FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                            TEAM AMERICA CORPORATION
             (Exact name of Registrant as specified in its charter)

              Ohio                               7363                             31-1209872
  (State or other jurisdiction       (Primary Standard Industrial              (I.R.S. Employer
of incorporation or organization)     Classification Code Number)             Identification No.)

                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                                 (614) 848-3995
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Kevin T. Costello
                                    President
                            TEAM America Corporation
                            110 E. Wilson Bridge Road
                             Worthington, Ohio 43085
                                 (614) 848-3995
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Correspondence to:

      Robert J. Tannous, Esq.                   Jay Richard Strauss, Esq.
Porter, Wright, Morris & Arthur LLP                Chief Legal Officer
       41 South High Street                          Mucho.com, Inc.
       Columbus, Ohio 43215                3390 Mt. Diablo Boulevard, 2nd Floor
     Telephone: (614) 227-1953                 Lafayette, California 94549
     Facsimile: (614) 227-2100                  Telephone: (925) 299-8565
                                                Facsimile: (925) 299-8563

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

      TO THE SHAREHOLDERS OF TEAM AMERICA CORPORATION AND MUCHO.COM, INC.

                A MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

     TEAM America and Mucho have agreed to a merger whereby Mucho will become a wholly owned subsidiary of TEAM America. After the merger is complete, TEAM America will change its name to TEAM Mucho, Inc. We believe the synergies of our two companies will enable us to combine Mucho's Internet services and delivery capabilities with TEAM America's customer base which will create the potential for stronger operating and financial results than either company could achieve on its own. After completion of the merger the TEAM Mucho board of directors will consist of nine members, four of which are current TEAM America directors and four of which are current Mucho directors.


     As a result of the merger, Mucho shareholders will receive 5,925,925 shares of TEAM America common stock, representing approximately 58% of TEAM America's outstanding common stock, in exchange for all of the outstanding stock, options and warrants of Mucho. Some of Mucho's founding shareholders have agreed to place a total of 2,222,222 shares of the TEAM America common stock received by them in the merger into escrow. The Mucho shareholders who enter into the escrow agreement will receive the escrowed shares if the conditions to the escrow are met. These conditions are described on page 30.



     Also, in connection with the merger, TEAM America has agreed to offer to purchase up to 2,175,492 shares of its common stock representing a total purchase of up to 50% of its outstanding common shares on November 10, 2000 at $6.75 per share. This self-tender offer and the ability to withdraw a self-tender will expire at 12:00 p.m. on the date of the TEAM America special meeting. Consummation of the tender offer is conditioned upon the approval of the merger by TEAM America's shareholders.


     Because of the ownership by Mucho shareholders of TEAM America common stock, following the merger, whether or not the escrowed shares are released, a majority of TEAM Mucho's common stock will be owned by Mucho shareholders.


     The boards of directors of both TEAM America and Mucho have unanimously approved the merger and recommend that their respective shareholders vote FOR the merger proposal. Information about the merger and the tender offer is contained in this proxy statement/information statement/prospectus. WE URGE YOU TO READ THESE MATERIALS, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER THAT BEGINS ON PAGE 16.


     The dates, times and places of the meetings are as follows:

     For TEAM America shareholders:


         December 22, 2000
          10:00 a.m., local time

          The Clarion Hotel
          7007 North High Street
          Worthington, Ohio

     For Mucho shareholders:


         December 19, 2000
          10:00 a.m., local time

          Mucho.com, Inc.
          3390 Mt. Diablo Blvd., 2nd Floor
          Lafayette, California

     Your vote is very important, regardless of the number of shares you own. TEAM America shareholders who do not plan to attend the special meeting, should vote as soon as possible to make sure that your shares are represented at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

     We strongly support the combination of our companies and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.

Kevin T. Costello         S. Cash Nickerson
President and Chief       President and Chief
Executive Officer of      Executive Officer
TEAM America Corporation  of Mucho.com, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This proxy statement/information statement/prospectus is dated November 27, 2000 and is first being mailed to shareholders of TEAM America and Mucho on or about
                               November 27, 2000.

                            TEAM AMERICA CORPORATION
                           110 E. WILSON BRIDGE ROAD
                            WORTHINGTON, OHIO 43085
                                 (614) 848-3995

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 22, 2000


To Our Shareholders:


     We are holding a special meeting of TEAM America Corporation's shareholders on December 22, 2000, at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio for the following purposes:


     (1) To consider and vote on a proposal to adopt a merger agreement, as amended, pursuant to which TEAM Merger Corporation, a wholly owned subsidiary of TEAM America, will merge with and into Mucho.com, Inc. The Mucho shareholders will collectively receive 5,925,925 shares of TEAM America common stock in exchange for their shares of Mucho including all outstanding Mucho options and warrants. A copy of the merger agreement is attached as Appendix A and is described in the accompanying proxy statement/information statement/prospectus.

     (2) To consider and act upon such other matters as may properly come before the special meeting or any adjournment of the meeting.

     Adoption of the merger agreement by TEAM America's shareholders will also constitute approval of the amendments to TEAM America's articles of incorporation, including the increase in the number of authorized shares to 50,000,000, and the grant of an option to purchase 600,000 shares of TEAM America common stock to Kevin T. Costello, TEAM America's President and Chief Executive Officer, as discussed in the attached proxy statement/information statement/prospectus.

     Some of Mucho's founding shareholders have agreed to place a total of 2,222,222 shares of the TEAM America common stock received by them in the merger into escrow. The Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if Stonehenge Opportunity Fund, LLC or its affiliates, business partners or other investors obtained or arranged by Stonehenge provide $10 million in private equity financing on behalf of TEAM Mucho prior to December 31, 2001.

     If Stonehenge provides $10 million in private equity financing, the remaining half of the escrowed shares will be released on a pro rata basis to the Mucho shareholders who escrowed shares, if, in any consecutive three-month period prior to December 31, 2002, TEAM Mucho's operating revenue from Mucho's Internet operations plus incremental TEAM Mucho PEO gross margin in excess of eight percent (8%) over TEAM America's prior year's gross margin during the same three-month period is $2 million or greater.

     If Stonehenge does not raise the $10 million in private equity financing, the Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if TEAM Mucho raises $15 million in equity financing prior to December 31, 2001. The Mucho shareholders will receive the remaining half of the escrowed shares on a pro rata basis if Mucho earns $2 million of operating revenue from its Internet operations in any consecutive three-month period prior to December 31, 2002, provided that TEAM Mucho has raised $15 million in equity financing.

     Also, in connection with the merger, TEAM America has agreed to offer to purchase up to 50% of its outstanding common stock from its current shareholders at $6.75 per share. This self-tender offer and the ability to withdraw the self-tender will expire at 12:00 p.m. on the date of the TEAM America special meeting. Consummation of the tender offer is conditioned upon the approval of the merger by TEAM America's shareholders.

     Information about the merger, including the merger agreement and the repurchase of TEAM America shares from its current shareholders, is contained in the proxy statement/information statement/prospectus. WE URGE YOU TO READ THESE MATERIALS, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER

THAT BEGINS ON PAGE 16. Only holders of TEAM America common stock of record at the close of business on November 10, 2000, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Under Ohio law, holders of TEAM America common stock will not be entitled to dissenters' rights in connection with the merger.


     You will be most welcome at the special meeting, and we hope you can attend. Our directors and officers and representatives of our independent public accountants will be present to answer your questions.

     Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the special meeting. To vote your shares, you may complete and return the enclosed proxy card or you may be able to submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

                                          By Order of the Board of Directors

                                          William W. Johnston
                                          Secretary


November 27, 2000


                    PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

                                MUCHO.COM, INC.
                        3390 MT. DIABLO BLVD, 2ND FLOOR
                          LAFAYETTE, CALIFORNIA 94549

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD DECEMBER 19, 2000



     A special meeting of the shareholders of Mucho.com, Inc. will be held at Mucho's corporate headquarters, 3390 Mt. Diablo Blvd., 2nd Floor, Lafayette, California, on December 19, 2000, at 10:00 a.m., local time, for the following purposes:


     1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of June 16, 2000, by and among TEAM America Corporation, an Ohio corporation, TEAM Merger Corporation, a Nevada corporation, and Mucho, as amended, and to approve the proposed merger and the related transactions; and

     2. To transact such other business as may properly come before the meeting.

     Mucho's board of directors has unanimously approved the merger agreement and the merger, and recommends that the Mucho shareholders vote to adopt the merger agreement and approve the merger and the related transactions.


     Information about the merger, including the merger agreement and the repurchase of TEAM America shares from TEAM America's current shareholders, is contained in the proxy statement/information statement/prospectus. WE URGE YOU TO READ THESE MATERIALS, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER THAT BEGINS ON PAGE 16. Shareholders of record as of the close of business on November 10, 2000, will be entitled to notice of and to vote at the Mucho special meeting. Each share of common stock outstanding is entitled to one vote. Under Nevada law, holders of Mucho common stock are entitled to dissenters' rights in connection with the merger.


     You will be most welcome at the special meeting, and we hope you can attend. Our directors and officers and representatives of our independent public accountants will be present to answer your questions. The affirmative vote of a majority of the shares of Mucho common stock outstanding on the record date is required to adopt the merger agreement and approve the merger and the related transactions.

     Your vote is very important, regardless of the number of shares you own. To vote your shares, you must be present at the Mucho special meeting. If you do not vote, it will have the same effect as voting against the merger.

                                          By Order of the Board of Directors

                                          Jay R. Strauss
                                          Secretary


November 27, 2000

     THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT TEAM AMERICA THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED IN GREATER DETAIL IN THE SECTION OF THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS ENTITLED "WHERE YOU CAN FIND MORE INFORMATION." IN ADDITION, THE INFORMATION IS AVAILABLE WITHOUT CHARGE TO TEAM AMERICA'S OR MUCHO'S SHAREHOLDERS UPON A WRITTEN OR ORAL REQUEST TO TEAM AMERICA CORPORATION, 110 E. WILSON BRIDGE RD., WORTHINGTON, OHIO 43085, ATTENTION: KEVIN T. COSTELLO,
(614) 848-3995. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 12, 2000, WHICH IS FIVE DAYS BEFORE THE DATE OF THE SPECIAL MEETING OF TEAM AMERICA'S AND MUCHO'S SHAREHOLDERS DESCRIBED IN THIS PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS.


                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers about the Merger and Tender Offer.....    4
Summary.....................................................    7
  The Companies.............................................    7
  The Structure of the Merger...............................    7
  The Tender Offer..........................................    8
  Recommendations of the Boards of Directors and Opinion of
     Financial Adviser......................................    8
  Dissenters' Rights........................................    8
  The Escrowed Shares.......................................    8
  The Special Meetings......................................    8
  Board of Directors and Management Following the Merger....    9
  Interests of Directors and Executive Officers in the
     Merger.................................................    9
  Treatment of Stock Options................................    9
  Tax Considerations........................................   10
  Accounting Treatment......................................   10
  Effective Time of the Merger; Payment for the Tendered
     Shares.................................................   10
  Conditions to the Merger; Termination; Expenses...........   10
  Financing of the Tender Offer.............................   11
  Market Prices for Common Stock............................   12
  Nasdaq Listing............................................   12
  Comparative Per Share Information.........................   13
  Summary of TEAM America Selected Consolidated Financial
     Data...................................................   14
  Summary of Mucho Selected Financial Data..................   15
Risk Factors................................................   16
Forward-Looking Statements..................................   24
Where You Can Find More Information.........................   25
The Special Meetings........................................   27
  Proxy Statement/Information Statement/Prospectus..........   27
  Date, Time and Place of the Special Meetings..............   27
  Purpose of the Special Meetings...........................   27
  Shareholder Record Date for the Special Meetings..........   27
  Vote Required for Adoption of the Merger Agreement........   28
  Proxies...................................................   28
Market Price and Dividend Information.......................   29

                                                              PAGE
                                                              ----
The Merger..................................................   30
  General...................................................   30
  Background of the Merger..................................   30
  Amendment to TEAM America's Articles of Incorporation.....   33
  Issuance of Options to Kevin T. Costello..................   33
  Directors and Executive Officers of TEAM Mucho after the
     Merger.................................................   33
  TEAM America's Reasons for the Merger and Recommendation
     of TEAM America's Board of Directors...................   35
  Opinion of Raymond James & Associates.....................   37
  Interests of TEAM America's Directors and Officers in the
     Merger.................................................   42
  Mucho's Reasons for the Merger and Recommendation of
     Mucho's Board of Directors.............................   43
  Interests of Mucho Directors and Officers in the Merger...   45
Financing...................................................   46
Unaudited Pro Forma Condensed Combining Financial Data......   47
The Merger Agreement........................................   54
  Conversion of Mucho Shares; Merger Consideration..........   54
  TEAM America Tender Offer.................................   56
  Covenants and Conditions to Completion of the Merger......   56
  Exchange of Certificates..................................   58
  Nasdaq Listing............................................   58
  Expenses..................................................   58
  Mucho Dissenters' Rights..................................   58
  Accounting Treatment......................................   59
  Income Tax Consequences...................................   60
  Resales by Affiliates.....................................   62
TEAM Merger Corporation.....................................   62
Mucho Management's Discussion and Analysis of Financial
  Condition and Results of Operations.......................   63
Security Ownership of TEAM Mucho............................   67
Mucho's Business............................................   69
Mucho Related Party Transactions............................   69
Comparison of Rights Between Mucho and TEAM America.........   69
Experts.....................................................   72
Legal Matters...............................................   72
Mucho Financial Statements..................................  F-1
Appendix A -- Agreement and Plan of Merger..................  A-1
Appendix B -- Opinion of Financial Advisor to the Board of
              Directors of TEAM America Corporation.........  B-1
Appendix C -- Nevada Law Relating to Dissenters' Rights.....  C-1
Appendix D -- Form of Second Amended and Restated Articles
  of Incorporation of TEAM America Corporation..............  D-1
Appendix E -- Form of Second Amended Code of Regulations of
  TEAM Mucho, Inc...........................................  E-1

            QUESTIONS AND ANSWERS ABOUT THE MERGER AND TENDER OFFER

Q. WHY ARE TEAM AMERICA AND MUCHO PROPOSING THE MERGER AND TENDER OFFER?

A. TEAM America, like the PEO industry generally, expects to face growing competitive threats from Internet-enabled providers of outsourced human resources. Mucho, on the other hand, like other new economy companies, must continue to develop effective and efficient ways to expand its member base and to earn revenues sufficient to sustain its operations. We believe the combination of the two companies addresses each company's needs. Mucho offers TEAM America valuable Internet delivery capabilities and services and TEAM America offers Mucho new members and a reliable stream of revenue.

Q. WHAT WILL MUCHO SHAREHOLDERS RECEIVE FOR THEIR MUCHO SHARES?

A. Mucho shareholders will receive a total of 5,925,925 shares of TEAM America common stock. As of July 31, 2000, there were 38,224,581 fully diluted shares of Mucho common stock outstanding. Consequently, Mucho shareholders will receive approximately 0.155 shares of TEAM America common stock for each share of Mucho common stock they hold. The total number of shares of TEAM America common stock to be distributed to Mucho shareholders will not increase even if Mucho issues additional stock or options or other securities. If Mucho were to issue additional stock or options or other securities, the number of TEAM America shares each existing Mucho shareholder receives would be reduced accordingly. TEAM America will not issue fractional shares in the merger. Mucho shareholders will receive cash in lieu of fractional shares.

Q.  WILL TEAM AMERICA SHAREHOLDERS RECEIVE ANY SHARES AS A RESULT OF THE MERGER?

A. No. TEAM America shareholders will continue to hold the TEAM America shares they currently own. After the merger, these shares will represent an ownership interest in TEAM Mucho.

Q.  WHO CAN TENDER THEIR TEAM AMERICA STOCK TO TEAM AMERICA?


A. TEAM America will make a tender offer in which TEAM America will offer to purchase up to 2,175,492 shares of its common stock, representing a total purchase of up to 50% of TEAM America's outstanding common shares. If more than 2,175,492 shares of TEAM America's common stock are tendered for cash, TEAM America will purchase a total of 2,175,492 shares of its common stock from TEAM America shareholders who have tendered their shares on a pro rata basis. Consummation of the tender offer is conditioned upon approval of the merger by TEAM America shareholders at the special meeting.


Q.  HOW CAN I TENDER MY SHARES?

A. National City Bank will act as a disbursing agent for the tender offer and will, if you are a TEAM America shareholder and choose to tender your TEAM America shares, forward detailed instructions to you regarding the surrender of your share certificates, together with a letter of transmittal, promptly after the merger is completed. You should not submit your certificates to National City Bank until you have received these materials. National City Bank will pay you as promptly as practicable following its receipt of your certificates and other required documents. For more information regarding the tender offer, please read the offer to purchase which is being sent to the TEAM America shareholders along with this proxy statement/information statement/prospectus.

Q.  WHAT DO THE ESCROWED SHARES MEAN TO ME?

A. Except for affecting the aggregate voting power of TEAM America shareholders and Mucho shareholders in TEAM Mucho after the merger, the escrowed shares will only affect some of Mucho's founders who have agreed to escrow some of their TEAM Mucho shares.

Q.  WHAT WILL THE NAME OF EACH COMPANY BE AFTER THE MERGER?

A. TEAM America will be renamed TEAM Mucho, Inc. Mucho.com, Inc. will remain Mucho.com, Inc. TEAM Mucho plans, how-ever, to continue to operate its PEO business under the name TEAM America.

Q.  WHAT RISKS SHOULD I CONSIDER?


A. You should review "Risk Factors" beginning on page 16. You should also review the countervailing factors considered by each company's board of directors. See "TEAM America's Reasons for the Merger and Recommendation of the TEAM America Board of Directors" beginning on page 35 and "Mucho's Reasons for the Merger and Recommendation of Mucho's Board of Directors" beginning on page 43.


Q.  WHAT SHAREHOLDER APPROVALS ARE NEEDED?

A. The affirmative vote of the holders of a majority of the outstanding shares of TEAM America's common stock voting in person or by proxy at the TEAM America special meeting and a majority of the outstanding shares of Mucho's common stock voting in person at the Mucho special meeting is required to approve the merger and related transactions, provided that a quorum, which means a majority of the shares of TEAM America's and Mucho's common stock outstanding on the record dates, vote in person or by proxy at the special meetings.

Q.  WHEN AND WHERE ARE THE SHAREHOLDER MEETINGS?


A. The TEAM America special meeting will take place on December 22, 2000 at 10:00 a.m., local time, at the Clarion Hotel, 7007 North High Street, Worthington, Ohio. The Mucho special meeting will take place on December 19, 2000 at 10:00 a.m., local time, at Mucho's corporate headquarters, 3390 Mt. Diablo Blvd., 2nd Floor, Lafayette, California.


Q.  WHAT DO TEAM AMERICA SHAREHOLDERS NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement/ information statement/prospectus, please respond by:

     - completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope; or

     - if available, by submitting your proxy or voting instructions by telephone or through the Internet.

     In order to assure that we obtain your vote, please give your proxy as instructed even if you plan to attend the meeting in person.

Q.  WHAT DO MUCHO SHAREHOLDERS NEED TO DO NOW?

A. After carefully reading and considering the information contained in this proxy statement/ information statement/prospectus, please attend the Mucho special meeting.

Q.  WHAT IF I DO NOT VOTE?

A. If you fail to vote, your shares will not count toward the quorum necessary to conduct the vote at the special meeting, and will not be counted as either a vote for or against the merger. This will have the same effect as a vote against the merger.

    If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of four ways:

     - First, you can revoke your proxy.

     - Second, you can submit a new proxy bearing a later date.

     If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of TEAM America or Mucho before your special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

     - Third, if you are a holder of record, you can attend your special meeting and vote in person. Simply attending your special meeting, however, will not revoke your proxy.

     - Fourth, if you submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q.  SHOULD MUCHO SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A. No. After we complete the merger, TEAM Mucho will send Mucho shareholders written instructions to exchange their Mucho common stock for TEAM Mucho common stock.

Q. SHOULD TEAM AMERICA SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES FOR NEW TEAM MUCHO CERTIFICATES?


A. No. Following the merger, TEAM America shareholders may, but are not required, to exchange their TEAM America stock certificates for TEAM Mucho stock certificates. If you wish to exchange your TEAM America stock certificate for a TEAM Mucho stock certificate following the merger, you should contact National City Bank, TEAM Mucho's transfer agent, at (216) 575-2494.


Q.  WHEN DO YOU EXPECT THE MERGER AND TENDER OFFER TO BE COMPLETED?

A. We are working to complete the merger as quickly as possible, and expect to do so shortly after the special meetings. We expect to complete the merger during the fall of 2000. The tender offer will expire at 12:00 pm on the day of TEAM America's special meeting. TEAM America shareholders electing to tender their TEAM America shares for cash will be paid as soon as practicable after the merger is completed.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have any questions about the merger or, if you are a TEAM America shareholder, how to submit your proxy, or if you need additional copies of the proxy statement/information statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

    If you are a TEAM America shareholder:
    TEAM America Corporation
    110 E. Wilson Bridge Road
    Worthington, Ohio 43085
    (614) 848-3995
    Attention: Kevin T. Costello,
    President and CEO

    If you are a Mucho shareholder:
    Mucho.com, Inc.
    3390 Mt. Diablo Blvd., 2nd Floor
    Lafayette, California 94549
    (925) 299-2500
    Attention: S. Cash Nickerson,
    President and CEO

                                    SUMMARY

     This summary highlights selected information contained elsewhere in this proxy statement/information statement/prospectus. It may not contain all of the information that may be important to you. Before voting, you should carefully read the entire proxy statement/information statement/prospectus, the appendices and other documents to which this proxy statement/information statement/prospectus refers in their entirety to fully understand the merger agreement, tender offer and the transactions contemplated by the merger agreement. In addition, TEAM America incorporates by reference important business and financial information about TEAM America into this proxy statement/information statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/information statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE COMPANIES

TEAM AMERICA CORPORATION
110 E. WILSON BRIDGE ROAD
WORTHINGTON, OHIO 43085
(614) 848-3995
WWW.TEAMAMERICA.COM

     The reference to the TEAM America website address above does not constitute incorporation by reference of the information contained on that website, so you should not consider any information on this website to be a part of this proxy statement/information statement/prospectus.

     TEAM America is a professional employer organization that provides outsourcing to small and medium sized businesses in the areas of human resource administration, regulatory compliance management, employee benefits administration, risk management services and employer liability protection, payroll and payroll tax administration and placement services. As a result, TEAM America relieves clients from these administrative responsibilities and liabilities so they can focus on their core business strategies.

MUCHO.COM, INC.
3390 MT. DIABLO BLVD., 2ND FLOOR
LAFAYETTE, CALIFORNIA 94549
(925) 299-2500
WWW.MUCHO.COM

     The reference to the Mucho website address above does not constitute incorporation by reference of the information contained on that website, so you should not consider any information on this website to be a part of this proxy statement/ information statement/prospectus.

     Mucho is an online business center and community designed to save small businesses time and money when they purchase goods and services or need sound, reliable information. Mucho's objective is to build a community that will be the preferred online business center for small business owners and their managers to find business solutions, services, information, tools and products. Mucho intends to provide content and direct links to a list of qualified vendors for each service that will allow its customers to choose between a premium, standard and economy service. Mucho plans to capture data on each customer as well as receive commissions on purchases. Mucho expects to be the customizable "home page" for its community of small business owners and decision-makers, eventually providing vertical auctions, chat rooms, bulletin boards, and inter-member e-mail as the community grows.

TEAM MERGER CORPORATION
110 E. WILSON BRIDGE ROAD
WORTHINGTON, OHIO 43085
(614) 848-3995

     TEAM Merger Corporation is a newly formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this proxy statement/information statement/prospectus. At the effective time, TEAM Merger Corporation will merge with and into Mucho and Mucho will survive the merger. We refer to TEAM Merger Corporation in this proxy statement/information statement/prospectus as "Merger Sub."


THE STRUCTURE OF THE MERGER (SEE PAGE 30)


     To accomplish the combination of TEAM America and Mucho, TEAM America's wholly owned subsidiary will merge with and into Mucho. As a result of the merger, Mucho will become a wholly owned subsidiary of TEAM America. At the effective time, TEAM America will change its name to TEAM Mucho, Inc.

THE TENDER OFFER (SEE PAGE 56)



     In connection with the merger, TEAM America has agreed to offer to purchase up to 2,175,492 shares of its common stock, representing a total purchase of up to 50% of its outstanding common shares on November 10, 2000 at $6.75 per share. If more than 2,175,492 shares of TEAM America's common stock are tendered, TEAM America will purchase 2,175,492 shares of its common stock on a pro rata basis from those shareholders tendering shares. The tender offer and the ability to withdraw the self-tender will expire at 12:00 p.m. on the date of the TEAM America special meeting. Consummation of the tender offer is conditioned upon the approval of the merger by TEAM America's shareholders.


RECOMMENDATIONS OF THE BOARDS OF
DIRECTORS AND OPINION OF FINANCIAL ADVISER

(SEE PAGE 37)


     To TEAM America Shareholders: The TEAM America board of directors believes that the merger is fair to you and in your best interests and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement.

     To Mucho Shareholders: The Mucho board of directors believes that the merger is fair to you and in your best interests and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement.

     Opinion of TEAM America Financial Adviser: In deciding to approve the tender offer, the TEAM America board of directors considered the opinion of its financial adviser, Raymond James & Associates, Inc., that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the $6.75 per share to be received by shareholders tendering their shares for cash is fair, from a financial point of view, to the shareholders receiving such consideration. Raymond James has provided no opinion as to whether the merger is fair, from a financial point of view, to TEAM America or its shareholders. The full text of this opinion is attached as Appendix B to this proxy statement/information statement/prospectus. TEAM America urges its shareholders to read the opinion of Raymond James in its entirety.


DISSENTERS' RIGHTS (SEE PAGE 58)

     Under Ohio law, TEAM America's shareholders are not entitled to dissenters' rights in connection with the merger.

     Under Nevada law, Mucho's shareholders are entitled to dissenters' rights in connection with the merger.


THE ESCROWED SHARES (SEE PAGE 55)


     Some of Mucho's founding shareholders have agreed to place a total of 2,222,222 shares of the TEAM America common stock received by them in the merger into escrow. The Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if Stonehenge or its affiliates, business partners or other investors obtained or arranged by Stonehenge provide $10 million in private equity financing on behalf of TEAM Mucho prior to December 31, 2001.

     If Stonehenge provides $10 million in private equity financing, the remaining half of the escrowed shares will be released on a pro rata basis to the Mucho shareholders who escrowed shares, if, in any consecutive three-month period prior to December 31, 2002, TEAM Mucho's operating revenue from Mucho's Internet operations plus incremental TEAM PEO gross margin in excess of eight percent (8%) over TEAM America's prior year's gross margin during the same three-month period is $2 million or greater.

     If Stonehenge does not raise the $10 million in private equity financing, the Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if TEAM Mucho raises $15 million in equity financing prior to December 31, 2001. The Mucho shareholders who enter into the escrow agreement will receive the remaining half of the escrowed shares on a pro rata basis if Mucho earns $2 million of operating revenue from its Internet operations in any consecutive three-month period prior to December 31, 2002, provided that TEAM Mucho has raised $15 million in equity financing.


THE SPECIAL MEETINGS (SEE PAGE 27)


     Special Meeting of TEAM America's Shareholders. The TEAM America special meeting will be held at the Clarion Hotel, 7007 N. High Street,

Worthington, Ohio on December 22, 2000, starting at 10:00 a.m., local time.



     If you are a beneficial owner of TEAM America common stock at the close of business on November 10, 2000, which TEAM America's board of directors has established as the record date, you are entitled to one vote for each share you hold of record on each matter submitted to a vote of shareholders. The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy in order for TEAM America to transact business. See "The Special Meetings -- Shareholder Record Date for the Special Meetings; Vote Required for Adoption of the Merger Agreement."


     Adoption of the merger agreement by TEAM America's shareholders will also constitute approval of the amendments to TEAM America's articles of incorporation and the grant of an option to purchase 600,000 shares of TEAM America common stock to Kevin T. Costello, TEAM America's President and Chief Executive Officer. See "The Merger -- Issuance of Options to Kevin T. Costello."

     The affirmative vote of the holders of a majority of the outstanding shares of TEAM America's common stock entitled to vote at the special meeting is required to adopt the merger agreement.


     Special Meeting of Mucho's Shareholders. The Mucho special meeting will be at Mucho's corporate headquarters at 3390 Mt. Diablo Blvd., 2nd Floor, Lafayette, California on December 19, 2000, starting at 10:00 a.m., local time.



     If you are a beneficial owner of Mucho's common stock at the close of business on November 10, 2000, which Mucho's board of directors has established as the record date, you are entitled to one vote for each share you hold of record on each matter submitted to a vote of shareholders. The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person in order for Mucho to transact business.


     The affirmative vote of the holders of a majority of the outstanding shares of Mucho common stock entitled to vote at the special meeting is required to adopt the merger agreement.

     Since Mucho is not currently a public company it is not required to solicit proxies in connection with the merger. In order for a Mucho shareholder to vote on the merger, the shareholder must be present in person and vote at the Mucho special meeting.


BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER (SEE PAGE 33)


     Immediately after the merger, TEAM Mucho's board of directors will consist of nine persons, four of which are current TEAM America directors and four of which are current Mucho directors.

     Additionally, the following persons will be elected as officers of TEAM Mucho in the following capacities:

S. Cash                    Chairman and Chief
  Nickerson .....           Executive Officer
Kevin T.                  President and Chief
  Costello ......           Operating Officer
Jose Blanco......     Chief Financial Officer
Thomas               Chief Accounting Officer
  Gerlacher .....
Jay R. Strauss...         Chief Legal Officer


INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGES 33, 45)


     Some of the directors and executive officers of TEAM America and Mucho have interests in the merger that are different from, or are in addition to, the interests of their company's shareholders. These interests include the potential for positions as directors or executive officers of TEAM Mucho after the merger and the acceleration of vesting of options or restricted stock as a result of the merger.


TREATMENT OF STOCK OPTIONS (SEE PAGE 54)


     TEAM America. When the merger is completed, each outstanding TEAM America option will remain outstanding.

     Mucho. When the merger is completed, each outstanding Mucho stock option will be converted into an option to purchase the number of shares of TEAM Mucho common stock that is equal to the product of the exchange ratio multiplied by the number of shares of Mucho common stock that would have been obtained before the merger upon the exercise of the option, rounded to the nearest whole share. The exercise price per share will be equal to the exercise price per share of Mucho common stock subject to the option before the conversion divided by the exchange ratio.

TAX CONSIDERATIONS (SEE PAGE 60)



     We anticipate that the merger will be a tax-free reorganization for U.S. federal income tax purposes, and that Mucho shareholders will recognize no gain or loss upon conversion of their Mucho stock into shares of TEAM Mucho common stock, except with respect to cash received, if any, in lieu of fractional shares. Mucho shareholders may, however, recognize income, gain or loss in connection with the exercise of dissenters' rights. Also, certain TEAM America shares otherwise receivable by certain key Mucho shareholders will be placed in escrow upon completion of the merger. Such shares will be released only upon the satisfaction of certain contingencies. See page 55, The Escrowed Shares. In the event these shares are ultimately released to the Mucho shareholders, it is likely that the Internal Revenue Service would treat a portion of these shares as ordinary interest income to the recipients. We also anticipate that TEAM America's shareholders will not recognize income, gain or loss as a result of the merger as none of the TEAM America shareholders will be exchanging shares of TEAM America common stock in the merger and are not eligible to elect dissenters' rights. However, an exchange of TEAM America shares for cash pursuant to the tender offer will be a taxable transaction for United States federal income tax purposes. As a consequence of the exchange, a TEAM America shareholder will, depending on his or her particular circumstances, be treated either as recognizing gain or loss from the disposition of the TEAM America shares or as receiving a dividend distribution from TEAM America. You should consult with your own tax advisers concerning the federal income tax consequences of the merger and tender offer, as well as the applicable state, local, foreign or other tax consequences, based upon your individual circumstances.



ACCOUNTING TREATMENT (SEE PAGE 59)


     We intend to account for the merger as a reverse acquisition using the purchase method of accounting under generally accepted accounting principles and the rules and regulations of the SEC. For accounting purposes, Mucho will be acquiring TEAM America.


EFFECTIVE TIME OF THE MERGER; PAYMENT FOR TENDERED SHARES (SEE PAGE 56)


     The merger will become effective when we file a certificate of merger with the Secretary of State of Nevada. We expect to file the certificate as soon as practicable after the special meetings, subject to the adoption of the merger agreement by TEAM America's and Mucho's respective shareholders at the special meetings and satisfaction or waiver of the terms and conditions of the merger agreement.

     National City Bank will act as a disbursing agent for the tender offer and will, if you are a TEAM America shareholder who chooses to tender your TEAM America shares, forward detailed instructions to you regarding the surrender of your share certificates, together with a letter of transmittal, promptly after the tender offer expires. You should not submit your certificates to National City Bank until you have received these materials. National City Bank will pay you as promptly as practicable following its receipt of your certificates and other required documents. You will not receive accrued interest on the cash payable to you upon the surrender of your certificates. YOU SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

CONDITIONS TO THE MERGER; TERMINATION;

EXPENSES (SEE PAGE 56)


     In order for the parties to effect the merger, a number of conditions must be met, the most significant of which are:

     - shareholders who hold a majority of TEAM America's outstanding common stock must adopt the merger agreement and approve the merger;

     - shareholders who hold a majority of Mucho's outstanding common stock must adopt the merger agreement and approve the merger;

     - the representations and warranties of TEAM America, Merger Sub and Mucho must be true in all material respects at the merger's effective time;

     - financing for the merger and tender offer must be arranged by Mucho on terms acceptable to TEAM America;

     - no provision of any applicable law and no judgment, order, decree or injunction can be in effect that would prohibit or restrain the completion of the merger, provided that TEAM America, Mucho and Merger Sub shall use their reasonable best efforts to have such judgment, order, decree or injunction vacated;

     - shareholders holding not more than 5% of Mucho's outstanding common stock will have exercised their dissenters' rights under Nevada law;

     - S. Cash Nickerson, Jose Blanco, Jay Strauss and Thomas Gerlacher shall have each entered into an employment agreement with TEAM Mucho; and

     - key shareholders of TEAM America and Mucho shall have entered into a voting agreement.

     See "The Merger -- Covenants and Conditions to Completion of the Merger." Even if you adopt the merger agreement, we cannot assure you that the merger will be completed.

     At any time before the effective time of the merger, the board of directors of TEAM America and Mucho may mutually terminate the merger agreement. In addition, either TEAM America or Mucho may also terminate the merger agreement if:

     - the merger has not become effective on or before December 31, 2000;

     - any court or other governmental entity has prohibited or enjoined the merger in a final and nonappealable decision; or

     - the parties fail to obtain the requisite shareholder approval for the merger.

     Mucho may terminate the merger agreement prior to the effective time if:

     - TEAM America's board of directors withdraws or adversely modifies its recommendation of the merger transaction;

     - TEAM America's board of directors approves a third-party acquisition, as described under "The Merger Agreement -- Covenants and Conditions to Completion of the Merger;"

     - TEAM America breaches in any material respect its obligations under the merger agreement, including its representations and warranties; or

     - Mucho approves a third-party acquisition and makes simultaneous payment of a $1.5 million termination fee to TEAM America.

     TEAM America may terminate the merger agreement before the effective time if:

     - Mucho's board of directors withdraws or adversely modifies its recommendation of the merger transaction;

     - Mucho's board of directors approves a third-party acquisition, as described under "The Merger Agreement -- Covenants and Conditions to Completion of the Merger;"

     - Mucho fails to arrange sufficient financing for the tender offer, fractional shares in the merger and any applicable dissenters' rights;

     - Mucho breaches in any material respect its obligations under the merger agreement, including its representations and warranties; or

     - TEAM America approves a third-party acquisition and makes simultaneous payment of a $1.5 million termination fee to Mucho.

     Each of the parties will pay its own costs and expenses in connection with the merger, but in the event that Mucho is unable to arrange financing for any applicable cash component of the merger or tender offer and the merger agreement is terminated, Mucho will pay or reimburse TEAM America for all reasonable out-of-pocket expenses that TEAM America incurs in connection with the merger up to $250,000, as more fully described under "The Merger -- Expenses." The financial printing fees of this proxy statement/information statement/prospectus will be paid 75% by Mucho and 25% by TEAM America.


FINANCING OF THE TENDER OFFER (SEE PAGE 46)


     As required under the Merger Agreement, Mucho has agreed to arrange the financing for TEAM America's tender offer for up to 50% of TEAM America's common stock and to obtain a financing commitment letter on behalf of TEAM America sufficient to finance the cash payments for the tender offer, fractional shares in the merger and any applicable dissenters' rights. The terms of the financing must be reasonably satisfactory to TEAM America.

MARKET PRICES FOR COMMON STOCK (SEE PAGE 29)


     TEAM America's common stock is traded on the Nasdaq SmallCap Market under the symbol TMAM. See "Market Price and Dividend Information" for details about the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the first two quarters of 2000.


     On June 16, 2000, the last trading day prior to the announcement of the signing of the merger agreement, the closing price per share of TEAM America's common stock as reported by Nasdaq was $4.00. On November 21, 2000, the last trading day prior to printing the proxy statement/information statement/prospectus, the closing price per share of TEAM America's common stock as reported by Nasdaq was $4.375. As of September 30, 2000, there were approximately 253 holders of record of TEAM America common stock.


     Because Mucho's common stock is not publicly traded, it is difficult to assess the value of the Mucho stock you own.


NASDAQ LISTING (SEE PAGE 58)


     We expect that shares of TEAM America common stock to be issued in the merger will be listed on the Nasdaq SmallCap Market. We plan to change the trading symbol of TEAM America to "TEMO" to correspond with the change of the company's name to TEAM Mucho, Inc. Additionally, if TEAM Mucho qualifies, we plan to apply to have TEAM Mucho listed on the Nasdaq National Market.

                       COMPARATIVE PER SHARE INFORMATION

     The following table presents historical and unaudited pro forma per share data for TEAM America and Mucho. This information is qualified in its entirety by the historical financial statements and accompanying notes for TEAM America and for Mucho contained or incorporated by reference in this proxy statement/ information statement/prospectus. You should read this table in conjunction with those statements and notes.

     You should also read the following unaudited pro forma financial information in conjunction with TEAM America's and Mucho's unaudited pro forma financial statements and accompanying notes included in this proxy statement/information statement/prospectus. For more information, please refer to the section of this proxy statement/information statement/prospectus entitled "Unaudited Pro Forma Condensed Combining Financial Information."


                                                       YEAR ENDED        NINE MONTHS ENDED
                                                    DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                    -----------------    ------------------
TEAM America Historical
  Net Income (Loss)...............................       $(0.17)               $0.13
  Cash Dividends Declared.........................           --                   --
  Book Value per Share............................         6.23                 6.42



                                                       YEAR ENDED        NINE MONTHS ENDED
                                                    DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                    -----------------    ------------------
Mucho Historical
  Net Income (Loss)...............................       $(0.05)               $(0.20)
  Cash Dividends Declared.........................           --                    --
  Book Value per Share............................        (0.03)                (0.06)



                                                       YEAR ENDED        NINE MONTHS ENDED
                                                    DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                    -----------------    ------------------
TEAM America/Mucho Pro Forma Combined
  Net Income (Loss)...............................       $(0.43)               $(0.82)
  Cash Dividends Declared.........................           --                    --
  Book Value per Share............................          N/A                  2.25



                                                       YEAR ENDED        NINE MONTHS ENDED
                                                    DECEMBER 31, 1999    SEPTEMBER 30, 2000
                                                    -----------------    ------------------
Equivalent Mucho Pro Forma Combined
  Net Income (Loss) Mucho.........................       $(0.07)               $(0.13)
  Cash Dividends Declared.........................           --                    --
  Book Value per Share............................        (0.34)                (0.34)

          SUMMARY OF TEAM AMERICA SELECTED CONSOLIDATED FINANCIAL DATA


     The following table presents summary selected consolidated financial data of TEAM America as of and for each of the fiscal years ended December 31, 1999, 1998, 1997, 1996, and 1995, respectively, and for the nine months ended September 30, 2000, and September 30, 1999 (restated), respectively. This financial data should be read in conjunction with TEAM America's historical consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this proxy statement/information statement/prospectus.



                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,                      YEAR ENDED DECEMBER 31,
                                     -------------------------   --------------------------------------------------
                                        2000          1999         1999       1998       1997      1996      1995
                                     -----------   -----------   --------   --------   --------   -------   -------
                                     (UNAUDITED)   (UNAUDITED)
                                                   (RESTATED)
                                               (IN THOUSANDS, EXCEPT FOR PER SHARE AND STATISTICAL DATA)
Statement of Operations Data:
Revenues...........................   $312,247      $294,711     $401,940   $339,958   $155,864   $95,468   $74,921
Direct Costs:
  Salaries and wages...............    273,024       255,642      350,736    291,615    134,532    81,262    63,502
  Payroll taxes, workers'
    compensation premiums, employee
    benefits and other.............     26,783        27,855       35,482     31,576     13,013     8,763     7,594
                                      --------      --------     --------   --------   --------   -------   -------
Gross Profit.......................     12,440        11,214       15,722     16,767      8,319     5,443     3,825
Operating expenses:
  Administrative salaries, wages,
    and employment taxes...........      5,972         5,596        7,717      7,756      4,201     2,741     2,013
Other selling, general and
  administrative expenses..........      3,425         4,497        6,479      5,760      2,623     1,560     1,039
  Depreciation and amortization....      1,378         1,310        1,771      1,483        433       125       159
                                      --------      --------     --------   --------   --------   -------   -------
         Total operating
           expenses................     10,775        11,403       15,967     14,999      7,257     4,426     3,211
                                      --------      --------     --------   --------   --------   -------   -------
Operating income (loss)............      1,665          (189)        (245)     1,768      1,062     1,017       614
Other income (expenses), net.......        (75)          (71)        (299)       135        540        65       (77)
                                      --------      --------     --------   --------   --------   -------   -------
Income (loss) before taxes.........      1,590          (260)        (544)     1,903      1,602     1,082       537
Income tax expense (benefit).......      1,020           196          214      1,221        672       458       247
                                      --------      --------     --------   --------   --------   -------   -------
Net income (loss)..................   $    570      $   (456)    $   (758)  $    682   $    930   $   624   $   290
                                      ========      ========     ========   ========   ========   =======   =======
Earnings (loss) per common share
  Basic............................   $   0.13      $  (0.10)    $  (0.17)  $   0.14   $   0.26   $  0.29   $  0.14
  Diluted shares...................   $   0.13      $  (0.10)    $  (0.17)  $   0.14   $   0.25   $  0.29   $  0.14
Weighted average shares outstanding
  Basic............................      4,337         4,389        4,410      4,733      3,641     2,160     2,130
  Diluted..........................      4,374         4,389        4,410      4,893      3,700     2,160     2,130
Statistical Data(1):
Average gross payroll per
  employee.........................                              $ 24,613   $ 23,805   $ 23,396   $23,946   $21,566
Worksite employees at period end...                                14,500     14,000     10,500     3,646     3,141
Clients at period end..............                                 1,800      1,450      1,050       241       184
Average number of worksite
  employees per client at period
  end..............................                                   8.1        9.7         10      15.1      17.1
Gross profit margin................                                   3.9%       4.9%       5.4%      5.7%      5.1%
Balance Sheet Data:
Working capital (deficit)..........                                  (280)     2,055      3,629    13,484       (73)
Total Assets.......................     45,649        55,003       47,886     47,540     41,010    19,899     4,986
Long-term obligations and
  redeemable preferred stock.......        793         1,907          642        503        512       386       364
Total shareholders' equity.........     27,920        27,416       27,272     30,177     28,339    14,147       212


---------------

(1) The statistical data is not available for the nine months ended September 30, 1999 and 2000.

                    SUMMARY OF MUCHO SELECTED FINANCIAL DATA


     The following table presents summary selected financial data of Mucho as of and for the period from incorporation (July 8, 1999) to December 31, 1999, and as of and for the nine months ended September 30, 2000. This financial data should be read in conjunction with Mucho's historical financial statements and "Mucho Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in the proxy statement/information statement/prospectus.



                                                                                  PERIOD FROM
                                                               NINE MONTHS       INCORPORATION
                                                                  ENDED        (JULY 8, 1999) TO
                                                              SEPTEMBER 30,      DECEMBER 31,
                                                                  2000               1999
                                                              -------------    -----------------
                                                               (UNAUDITED)
Statement of Operations Data:
Revenue.....................................................   $    40,753        $        --
                                                               -----------        -----------
Operating expenses:
  Personnel.................................................   $ 3,762,706        $   882,902
  Selling, general and administrative.......................     2,630,309            291,048
                                                               -----------        -----------
          Total operating expenses..........................     6,393,015          1,173,950
                                                               -----------        -----------
          Loss from operations..............................     6,352,262          1,173,950
                                                               -----------        -----------
Other (income) expenses:
  Interest (income).........................................        (6,524)                --
  Interest expense..........................................       259,143             80,545
                                                               -----------        -----------
Total other expenses........................................       252,619             80,545
  Net (loss)................................................   $(6,604,881)       $(1,254,495)
                                                               ===========        ===========
Net (loss) per share
  Basic and diluted.........................................   $     (0.20)       $     (0.05)
Weighted average shares outstanding
  Basic and diluted.........................................    33,520,461         23,495,000
Balance Sheet Data:
Working capital (deficit)...................................   $(2,189,534)       $  (958,421)
Total assets................................................   $ 1,315,119        $   292,989
Long-term obligations.......................................   $   146,548        $    61,824
Total stockholders' equity (deficit)........................   $(1,317,361)       $  (803,557)

                                  RISK FACTORS

     In addition to the other information contained in or incorporated by reference into this proxy statement/information statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

                          RISKS RELATED TO THE MERGER

WE MAY FAIL TO REALIZE THE ANTICIPATED BENEFITS OF THE MERGER

     The success of the merger will depend, in part, on TEAM Mucho's ability to realize the anticipated growth opportunities and synergies from combining TEAM America and Mucho. To realize the anticipated benefits of this combination, the management team must develop strategies and implement a business plan that will:

     - effectively combine Mucho's services and Internet technology with TEAM America's PEO services;

     - successfully use the anticipated opportunities for cross-promotion and sales of the products and services of Mucho and TEAM America;

     - successfully retain and attract key employees of TEAM Mucho, including operating management and key technical personnel, during the period of integration and in light of the competitive employment market; and

     - while integrating the two companies operations, maintain adequate focus on the core businesses of each company in order to take advantage of competitive opportunities and to respond to competitive challenges.

     If the management team is not able to develop strategies and implement a business plan that achieves these objectives, we may not realize the anticipated benefits of the merger. In particular, anticipated growth in revenue, earnings before interest, taxes, depreciation, and amortization, or "EBITDA," and cash flow may not be realized, which would have an adverse impact on TEAM Mucho and the market price of its common stock.

THE MERGER MAY RESULT IN DISRUPTION OF TEAM AMERICA'S AND MUCHO'S EXISTING BUSINESSES, DISTRACTION OF THEIR MANAGEMENT AND DIVERSION OF OTHER RESOURCES

     The integration of TEAM America's and Mucho's businesses may divert management time and resources from the main businesses of both companies. This diversion of time and resources could cause the market price of TEAM America's common stock to decrease. The new management will need to spend some of their time integrating Mucho's and TEAM America's operations. This could cause TEAM Mucho's business to suffer.

SOME OF TEAM AMERICA'S AND MUCHO'S DIRECTORS AND OFFICERS HAVE A CONFLICT OF INTEREST

     In considering the recommendation of TEAM America's and Mucho's board of directors to vote for the proposal to adopt the merger agreement and approve the merger, you should be aware that members of TEAM America's and Mucho's board of directors and officer's of each company have interests in the merger that differ from your interests. These interests may create potential conflicts of interests for these directors and officers in the future. Both TEAM America's board of directors and Mucho's board of directors were aware of each of these interests when it considered and adopted the merger agreement.

     Kevin T. Costello, TEAM America's President and Chief Executive Officer, has been granted options to purchase up to 600,000 shares of TEAM Mucho common stock at $3.875 per share, subject to shareholder approval. These options fully vest upon the consummation of the merger.

     S. Cash Nickerson and Jay R. Strauss, directors and officers of Mucho, beneficially own or control an aggregate of approximately 1,399,752 shares of TEAM America common stock, including 102,000 exercisable options held by Mr. Nickerson.

     Several members of TEAM America's and Mucho's management will enter into employment contracts with TEAM Mucho that become effective upon consummation of the merger. This includes S. Cash Nickerson, Jose Blanco, Thomas L. Gerlacher and Jay R. Strauss.

MUCHO SHAREHOLDERS WILL NOT KNOW THE NUMBER OF SHARES OF TEAM MUCHO THEY WILL RECEIVE IN THE MERGER UNTIL CLOSING

     The number of shares to be issued to each Mucho shareholder in the merger will be determined at closing based on the number of diluted shares of Mucho outstanding at closing. Since Mucho may issue additional shares of common stock or options to purchase its common stock, we can not assure you that the number of shares that you would be entitled to receive at the time you vote on the transaction will be the same as the amount of shares you receive at closing.

MUCHO'S ISSUANCE OF ADDITIONAL EQUITY PRIOR TO THE MERGER WOULD BE DILUTIVE TO MUCHO'S EXISTING SHAREHOLDERS

     The issuance of additional equity before the merger is completed would have a dilutive effect on Mucho's existing shareholders since the consideration received by existing Mucho shareholders in the merger is a fixed number of shares of TEAM America. Additional shares, options or warrants issued before the merger will be converted, along with Mucho's current outstanding shares, options and warrants into the same number of TEAM Mucho shares.

TEAM AMERICA'S SHAREHOLDERS WILL BE SUBSTANTIALLY DILUTED AS A RESULT OF THE MERGER AND THE MUCHO SHAREHOLDERS WILL OWN A MAJORITY OF TEAM MUCHO'S OUTSTANDING SHARES


     TEAM America will issue 5,925,925 shares of its common stock in the merger. As of November 10, 2000, there were 4,350,984 shares of TEAM America common stock outstanding. Upon completion of the merger, Mucho shareholders will collectively own a majority of TEAM Mucho's outstanding common stock. Therefore, after the merger, the Mucho shareholders will have significant influence over matters of the company.


THE MERGER WILL DILUTE THE EQUITY INTEREST OF THE TEAM AMERICA SHAREHOLDERS AND WILL RESULT IN IMMEDIATE AND SUBSTANTIAL DILUTION OF TEAM AMERICA'S PER SHARE EARNINGS AND A SUBSTANTIAL INCREASE IN TEAM AMERICA'S LOSS FROM OPERATIONS


     The merger on a pro forma basis will result in immediate and substantial dilution of earnings from $(0.17) to $(0.43) per share, or $(0.26) per share, for the year ended December 31, 1999 and earnings from $0.13 to $(0.82) per share, or $(0.95) per share, for the nine months ended September 30, 2000. Additionally, the merger on a pro forma basis would increase TEAM America's income (loss) from operations from ($245,000) to $(1,230,000) for the year ended December 31, 1999 and from $1,665,000 to $(4,545) for the nine months ended September 30, 2000. The anticipated dilution and the increase in TEAM America's loss from operations could have a negative impact on the market price of TEAM Mucho common stock. Analysts and investors carefully review a company's earnings per share and often base investment decisions on a company's operating profits and losses and per share earnings.


IF THE MERGER IS NOT COMPLETED, EITHER TEAM AMERICA OR MUCHO MAY BE REQUIRED TO PAY THE OTHER PARTY A $1.5 MILLION TERMINATION FEE

     The merger agreement provides that either TEAM America or Mucho must pay the other party a $1.5 million termination fee if either TEAM America or Mucho terminates the merger agreement because it approves a transaction with a third-party.

     If Mucho shareholders do not adopt the merger agreement and approve the merger, and the merger agreement is terminated, Mucho is required to pay TEAM America a $1.5 million termination fee.

NEITHER TEAM AMERICA NOR MUCHO HAS RECEIVED A FAIRNESS OPINION REGARDING THE MERGER

     Neither TEAM America nor Mucho has received a fairness opinion relating to the merger. Therefore, we can not state that the merger is fair to TEAM America, Mucho or their shareholders from a financial point of view.

MUCHO'S ISSUANCE OF ADDITIONAL EQUITY PRIOR TO THE MERGER WOULD BE DILUTIVE TO MUCHO'S EXISTING SHAREHOLDERS

     The issuance of additional equity before the merger is completed would have a dilutive effect on Mucho's existing shareholders since the consideration received by existing Mucho shareholders in the merger is a fixed number of shares of TEAM America. Additional shares, options or warrants issued before the merger will be converted, along with Mucho's current outstanding shares, options and warrants into the same number of TEAM Mucho shares.

THE PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS OF TEAM MUCHO AFTER THE MERGER WILL OWN A CONTROLLING INTEREST IN ITS VOTING STOCK


     Upon completion of the merger, TEAM Mucho's officers, directors and shareholders with greater than 5% holdings will, in the aggregate, beneficially own approximately 58% of its outstanding common stock. As a result, these shareholders, acting together, will have the ability to determine the outcome of substantially all matters submitted to its shareholders for approval, including:


     - election of the board of directors;

     - removal of any of the directors;

     - amendment of the articles of incorporation or code of regulations; and

     - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving TEAM Mucho.

     These shareholders will have substantial influence over the management and affairs of TEAM Mucho. Accordingly, this concentration of ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation involving TEAM Mucho, or discouraging a potential acquirer from making a tender offer for its shares which would prevent shareholders from realizing the benefits of the transaction, such as a purchase price premium or significant increase in stock price.

                       RISKS RELATED TO MUCHO'S BUSINESS

MUCHO HAS A LIMITED OPERATING HISTORY, MAKING IT DIFFICULT TO EVALUATE AND FORECAST ITS BUSINESS RESULTS

     Mucho was incorporated in July 1999. In May 2000, Mucho launched the beta version of its website and in June 2000, Mucho launched its website with a core of fully functional services. This is an extremely limited operating history upon which to evaluate Mucho's business and prospects. Mucho's potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by start-up companies. In particular, Internet companies face rapidly evolving markets and technical demands.

MUCHO HAS INCURRED LOSSES SINCE ITS INCORPORATION, AND EXPECTS TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE


     Mucho has incurred net losses from operations in each quarter since its incorporation and, as of December 31, 1999 and September 30, 2000, had an accumulated deficit of $1,254,495 and $7,819,376, respectively. Mucho expects to continue to incur losses for the foreseeable future. To become profitable, Mucho must increase revenue substantially and achieve and maintain positive gross margins. To increase revenue, Mucho will need to continue to attract members and expand its service and product offerings. If Mucho fails to achieve profitability, the business and results of operations of TEAM Mucho could be adversely affected.

MUCHO'S NETWORK AND SOFTWARE ARE VULNERABLE TO SECURITY BREACHES AND SIMILAR THREATS WHICH COULD RESULT IN LIABILITY AND COULD HARM MUCHO'S REPUTATION

     Network infrastructure is vulnerable to computer viruses, break-ins, network attacks and similar disruptive problems. This could result in liability for damages, and Mucho's reputation could suffer, thus deterring potential members from transacting business with Mucho. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service to Mucho's members. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in Mucho's computer systems.

     Mucho intends to continue to implement security measures, but cannot assure you that the measures it implements will not be circumvented, resulting in interruptions, delays or cessation of service to Mucho's members. Liability, loss of members or damage to Mucho's reputation due to security breaches could harm Mucho and adversely affect TEAM Mucho's business and results of operations.

MUCHO'S GROWTH DEPENDS ON INCREASING MEMBERSHIP AND MEMBER PURCHASING

     To generate revenue, Mucho must attract new members to Mucho's website and increase member purchasing. Currently, Mucho is using a variety of techniques to increase its member purchasing, including entering into partnerships with trade associations and other organizations that have a trust and confidence relationship with their members. Many of these techniques are new and unproven, and Mucho cannot be certain that any of them will be successful in helping Mucho increase membership or member purchasing. If Mucho is unable to attract new members to its website and increase member purchasing, its business will not grow as expected.

INTENSE COMPETITION COULD IMPEDE MUCHO'S ABILITY TO GAIN MARKET SHARE AND HARM ITS FINANCIAL RESULTS

     E-commerce is rapidly evolving and intensely competitive. In addition, the traditional non-Internet-based markets for business products and services are also intensely competitive. Mucho competes with both traditional distribution channels as well as other online services. Mucho's current and potential competitors include:

     - Internet sites targeting the small business market including Onvia.com, BizBuyer.com, Digitalwork.com and Works.com;

     - Internet sites targeting the consumer market that also sell to small business customers, including Beyond.com, Buy.com and Onsale.com;

     - companies such as America Online, Microsoft, NBCi and Yahoo! that offer a broad array of Internet-related services and either offer business-to-business e-commerce services presently or have announced plans to introduce such services in the future; and

     - traditional non-Internet-based retailers that sell business service and products.

     All of Mucho's competitors have significantly greater market penetration than Mucho. In addition, there are minimal barriers to entry to Mucho's market, and new competitors could launch a competitive website offering services and products targeted to the small business market. To compete successfully and to gain market share, Mucho must significantly increase its membership and the volume of services and products it sells through its website. Mucho's failure to achieve these objectives could limit its ability to achieve profitability, which could hurt TEAM Mucho's business and results of operations.

MUCHO'S BUSINESS MODEL IS NEW, UNPROVEN AND EVOLVING

     Mucho's business model is new, unproven and continues to evolve. In particular, Mucho's business model is based on assumptions, which may not prove to be correct, including the following:

     - a significant number of small businesses will be willing to purchase their business services and products online; and

     - a significant number of small businesses and small business service providers will use Mucho's website to buy and sell services and products.

     If use of the Internet as a medium for business communications and commerce does not continue to increase, demand for Mucho's services and products will be limited and Mucho's financial results could suffer. Even if small businesses increase their use of the Internet, the Internet infrastructure may not be able to support the demands of this growth. If the Internet's infrastructure is not improved or expanded to meet demand, the Internet's performance and reliability will be degraded and consumers and businesses may slow or stop their use of the Internet as a transaction medium.

MUCHO'S BUSINESS MAY SUFFER IF IT IS UNABLE TO HIRE AND RETAIN HIGHLY SKILLED QUALIFIED EMPLOYEES

     Mucho's future success depends in large part on its ability to identify, hire, train and retain highly qualified sales and marketing, technical, managerial and administrative personnel. As Mucho continues to introduce new services, products and features on its website, and as its member base and revenue continue to grow, Mucho will need to hire a significant number of qualified personnel. Competition for qualified personnel, especially those with Internet experience, is intense, and Mucho may not be able to attract, train, assimilate or retain qualified personnel in the future. Failure to do so could disrupt Mucho's operations and could increase Mucho's costs as it would be required to use more expensive outside consultants, which could have a negative impact on TEAM Mucho.

MUCHO'S EXECUTIVE OFFICERS AND KEY EMPLOYEES ARE CRITICAL TO ITS BUSINESS, AND THESE OFFICERS AND KEY EMPLOYEES MAY NOT REMAIN WITH MUCHO IN THE FUTURE

     Mucho's business and operations are substantially dependent on the performance of its key employees, all of whom are employed on an at-will basis and have worked together for less than two years. Mucho does not maintain "key person" life insurance on any of its executives.

MUCHO WILL REQUIRE SIGNIFICANT ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY NOT BE AVAILABLE ON SUITABLE TERMS, OR AT ALL

     Mucho has rapidly and significantly expanded its operations since its inception in July 1999, and it needs to continue this growth. The expansion and development of Mucho's business will require significant additional capital, which Mucho may be unable to obtain on suitable terms, or at all. If TEAM Mucho is unable to obtain adequate funding on suitable terms, or at all, it may have to delay, reduce or eliminate some or all of its marketing, co-branding relationships, engineering efforts, general operations or any other initiatives. If growth is not managed effectively, Mucho's revenue may not grow as expected, and Mucho may never achieve profitability which could adversely affect TEAM Mucho's business and results of operations.

IF MUCHO FAILS TO EXPAND ITS CURRENT TECHNOLOGY INFRASTRUCTURE, IT WILL BE UNABLE TO ACCOMMODATE ITS ANTICIPATED GROWTH

     To be successful, Mucho must continue to attract new members to its website. Accommodating this potential growth in website traffic and member transactions will require Mucho to continue to develop its technology infrastructure. To maintain the necessary technological platform in the future, Mucho must continue to expand and stabilize the performance of its web servers, improve its transaction processing system, optimize the performance of its network servers and ensure the stable performance of its entire network. Mucho may not be successful in its ongoing efforts to upgrade its systems, or if it does successfully upgrade its systems, Mucho may not do so on time and within budget.

     Any system failure that causes an interruption in the service of Mucho's website or a decrease in its responsiveness could result in reduced member traffic and reduced revenue. Further, prolonged or ongoing performance problems on Mucho's website could damage its reputation and result in the permanent loss of members. Mucho has occasionally experienced system interruptions that have made its website totally unavailable, or slowed its response time, and these problems may occur again in the future.

MUCHO MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL AND INDUSTRY CHANGES

     The Internet and e-commerce markets are characterized by rapid technological change, frequent introductions of new or enhanced hardware and software products, evolving industry standards and changes in customer preferences and requirements. Mucho may not be able to keep up with any of these or other rapid technological or market changes. To be successful, Mucho may have to enhance its website's responsiveness, functionality and features, acquire or license leading technologies, enhance its existing service and product offerings, or respond to technological advances and emerging industry standards and practices in a timely and cost effective manner. Any failure to adopt to the rapidly changing landscape of e-commerce could adversely affect Mucho's success and TEAM Mucho's business and results of operations.

FUTURE REGULATIONS COULD BE ENACTED THAT EITHER DIRECTLY RESTRICT MUCHO'S BUSINESS OR INDIRECTLY IMPACT MUCHO'S BUSINESS BY LIMITING THE GROWTH OF E-COMMERCE

     As e-commerce evolves, federal, state and foreign agencies could adopt regulations covering issues such as privacy, content and taxation of services and products. If enacted, government regulations could limit the market for Mucho's services and products. Although many regulations might not apply to Mucho's business directly, laws that regulate the collection or processing of personal or consumer information could indirectly affect Mucho's business. It is possible that legislation could expose companies involved in e-commerce to liability, which could limit the growth of e-commerce generally. Legislation could hinder the growth in Internet use and decrease its acceptance as a medium for communication and commerce.

                    RISKS RELATED TO TEAM AMERICA'S BUSINESS

IF GOVERNMENT REGULATIONS REGARDING PEOS ARE IMPLEMENTED, OR IF CURRENT REGULATIONS ARE CHANGED, TEAM AMERICA'S BUSINESS COULD BE HARMED

     Because many of the laws related to the employment relationship were enacted prior to the development of professional employer organizations and other staffing businesses, many of these laws do not specifically address the obligations and responsibilities of non-traditional employers. TEAM America's operations are affected by numerous federal, state and local laws and regulations relating to labor, tax, insurance and employment matters. By entering into an employment relationship with employees who work at client locations, TEAM America assumes obligations and responsibilities of an employer under these laws. Uncertainties arising under the Internal Revenue Code of 1986, include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans provided by TEAM America and other alternative employers. The unfavorable resolution of these unsettled issues could have a material adverse effect on results of operations and financial condition.

     While many states do not explicitly regulate PEOs, approximately one-third of the states, but not Ohio, have enacted laws that have licensing or registration requirements for PEOs, and several additional states, including Ohio, are considering such laws. Such laws vary from state to state but generally provide for the monitoring of the fiscal responsibility of PEOs and specify the employer responsibilities assumed by PEOs. There can be no assurance that TEAM America will be able to comply with any such regulations which may be imposed upon it in the future, and TEAM America's inability to comply with any such regulations could have a material adverse effect on its results of operations and financial condition.

     In addition, there can be no assurance that existing laws and regulations which are not currently applicable to TEAM America will not be interpreted more broadly in the future to apply to TEAM America's existing activities or that new laws and regulations will not be enacted with respect to TEAM America's activities. Either of these changes could have a material adverse effect on TEAM America's business, financial condition, results of operations and liquidity.

IF THE IRS DETERMINES THAT TEAM AMERICA IS NOT AN "EMPLOYER," TEAM AMERICA'S 401(k) PLAN COULD BE REVOKED AND ITS CAFETERIA PLAN MAY LOSE FAVORABLE TAX TREATMENT

     If the IRS concludes that PEOs are not "employers" of certain worksite employees for purposes of the Internal Revenue Code, then the tax qualified status of TEAM America's 401(k) plan could be revoked and TEAM America's cafeteria plan may lose its favorable tax status. The loss of qualified status for the 401(k) plan and the cafeteria plan could increase TEAM America's administrative expenses, increase client dissatisfaction and adversely affect the ability to attract and retain clients and worksite employees, and, thereby, materially adversely affect TEAM America's financial condition and results of operations. TEAM America is unable to predict the impact that the foregoing could have on its administrative expenses, and whether its resulting liability exposure, if any, will relate to past or future operations. Accordingly, TEAM America is unable to make a meaningful estimate of the amount, if any, of such liability exposure.

TEAM AMERICA INTENDS TO GROW ITS EXISTING BUSINESS AND IF IT IS UNABLE TO MANAGE THIS GROWTH, ITS BUSINESS AND RESULTS OF OPERATIONS COULD BE HARMED

     TEAM America intends to continue its internal growth and to pursue an acquisition strategy. Such growth may place a significant strain on management, financial, operating and technical resources. TEAM America has limited acquisition experience, and growth through acquisition involves substantial risks, including the risk of improper valuation of the acquired business and the risks inherent in integrating businesses with TEAM America's operations. There can be no assurance that suitable acquisition candidates will be available, that TEAM America will be able to acquire or profitably manage such additional companies, or that future acquisitions will produce returns that justify the investment or that are comparable to past returns. In addition, TEAM America may compete for acquisition and expansion opportunities with companies that have significantly greater resources than it has. There can be no assurance that management skills and systems currently in place will be adequate to implement a strategy of growth through acquisitions and through increased market penetration in Ohio and other existing markets. The failure to manage growth effectively, or to implement its strategy, could have a material adverse effect on TEAM America's results of operations and financial condition.

TEAM AMERICA BEARS THE RISK OF NONPAYMENT FROM ITS CLIENTS

     To the extent that any client experiences financial difficulty, or is otherwise unable to meet its obligations as they become due, TEAM America's financial condition and results of operations could be adversely affected. For work performed prior to the termination of a client agreement, TEAM America may be obligated, as an employer, to pay the gross salaries and wages of the client's worksite employees and the related employment taxes and workers' compensation costs, whether or not TEAM America's client pays TEAM America on a timely basis, or at all. Although TEAM America historically has not incurred significant bad debt expense, in each payroll period it has a nominal number of clients who fail to make timely payment prior to delivery of the payroll.

IF TEAM AMERICA'S WORKERS' COMPENSATION AND UNEMPLOYMENT COSTS RISE, TEAM AMERICA'S RESULTS OF OPERATIONS AND BUSINESS MAY SUFFER

     TEAM America's workers' compensation and unemployment costs could increase as a result of many factors, including increases in the rates charged by the applicable states and private insurance companies and changes in the applicable laws and regulations. Although TEAM America believes that historically it profited from such services, its results of operations and financial condition could be materially adversely affected in the event that its actual workers' compensation and unemployment costs exceed those billed to its clients.

TEAM AMERICA'S CLIENT AGREEMENTS ARE SHORT TERM IN NATURE AND IF A SIGNIFICANT NUMBER OF CLIENTS DO NOT RENEW THEIR CONTRACTS, TEAM AMERICA'S BUSINESS MAY SUFFER

     TEAM America's standard client agreement provides for successive one-year terms, subject to termination by TEAM America or by the client at any time upon 30 days' prior written notice. A significant number of terminations by clients could have a material adverse effect on TEAM America's financial condition, results of operations and liquidity.

TEAM AMERICA MAY BE LIABLE FOR ACTIONS OF WORKSITE EMPLOYEES OR CLIENTS AND TEAM AMERICA'S INSURANCE POLICIES MAY NOT BE SUFFICIENT TO COVER SUCH LIABILITIES

     TEAM America's client agreement establishes a contractual division of responsibilities between TEAM America and each client for various human resource matters, including compliance with and liability under various governmental laws and regulations. However, TEAM America may be subject to liability for violations of these or other laws despite these contractual provisions, even if it does not participate in such violations. Although such client agreements generally provide that the client indemnify TEAM America for any liability attributable to the client's failure to comply with its contractual obligations and to the requirements imposed by law, TEAM America may not be able to collect on such a contractual indemnification claim, and thus may be responsible for satisfying such liabilities. In addition, worksite employees may be deemed to be TEAM America's agents, subjecting TEAM America to liability for the actions of such worksite employees.

     As an employer, TEAM America, from time to time, may be subject in the ordinary course of its business to a wide variety of employment-related claims such as claims for injuries, wrongful death, harassment, discrimination, wage and hours violations and other matters. Although TEAM America carries $2 million of general liability insurance and carries employment practices liability insurance in the amount of $10 million, with a $250,000 deductible, there can be no assurance that any such insurance carried by TEAM America or its providers will be sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints. There also can be no assurance that sufficient insurance will be available to TEAM America's providers or TEAM America in the future and, if available, on satisfactory terms. If the insurance carried by TEAM America or its providers is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, then TEAM America's business and financial condition could be materially adversely affected.

AVAILABILITY OF SIGNIFICANT AMOUNTS OF TEAM AMERICA'S COMMON STOCK FOR SALE IN THE FUTURE COULD ADVERSELY AFFECT TEAM AMERICA'S STOCK PRICE


     At November 10, 2000, TEAM America had 4,350,984 shares of common stock outstanding. Of these shares, 2,219,786 shares are held by nonaffiliates and are freely tradable without restriction or further registration under the Securities Act of 1933 or eligible for resale under an exemption from registration. The holders of the remaining 2,122,208 shares are entitled to resell them only pursuant to a registration statement under the Securities Act of 1933 or an applicable exemption from registration thereunder.


     Sales of substantial amounts of these shares in the public market or the prospect of such sales could adversely affect the market price of TEAM America's common stock.

ANTI-TAKEOVER PROVISIONS IN TEAM AMERICA'S ARTICLES OF INCORPORATION AND CODE OF REGULATIONS MAKE A CHANGE IN CONTROL OF TEAM AMERICA MORE DIFFICULT

     The provisions of TEAM America's articles of incorporation and code of regulations and of the Ohio Revised Code, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors might be willing to pay in the future for TEAM America's common stock. Among other things, these provisions:

     - require certain supermajority votes;

     - establish certain advance notice procedures for nomination of candidates for election as directors and for shareholders proposals to be considered at shareholders' meetings; and

     - divide the board of directors into two classes of directors serving staggered two-year terms.

     Pursuant to TEAM America's articles of incorporation, the board of directors has authority to issue up to 1,000,000 preferred shares without further shareholder approval. Such preferred shares could have dividend, liquidation, conversion, voting and other rights and privileges that are superior or senior to TEAM America's common stock. Issuance of preferred shares could result in the dilution of the voting power of TEAM America's common stock, adversely affecting holders of TEAM America's common stock in the event of its liquidation or delay, and defer or prevent a change in control. In certain circumstances, such issuance could have the effect of decreasing the market price of TEAM America's common stock.

     In addition, the Ohio Revised Code contains provisions that require shareholder approval of any proposed "control share acquisition" of any Ohio corporation at any of three ownership thresholds: 20%, 33 1/3% and 50%. The Ohio Revised Code also contains provisions that restrict certain business combinations and other transactions between an Ohio corporation and interested shareholders.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement/information statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements often, although not always, include words or phrases like "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "project," "outlook," or similar expressions. We have based these forward-looking statements on our current expectations and assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those statements. These risks and uncertainties include those set forth under "Risk Factors." The forward-looking statements contained in this proxy statement/information statement/prospectus include statements about the following:

     - our ability to integrate TEAM America's and Mucho's businesses and operations; and

     - the anticipated growth and growth strategies of TEAM America, Mucho and TEAM Mucho.

     For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see TEAM America's quarterly results on Form 10-Q and the annual report on Form 10-K that TEAM America has filed with the SEC.

     In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement/information statement/prospectus might not occur.

                      WHERE YOU CAN FIND MORE INFORMATION

     TEAM America must comply with the informational requirements of the Securities Exchange Act of 1934 and its rules and regulations. Under the Exchange Act, TEAM America must file reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements, and other information can be inspected and copied at:

     Public Reference Room
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

or at the public reference facilities of the regional offices of the Commission at:

         500 West Madison Street             or               7 World Trade Center
               Suite 1400                                          Suite 1300
      Chicago, Illinois 60661-2511                        New York, New York 10048-1102

     You may obtain information on the operation of the Public Conference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of TEAM America's materials by mail at prescribed rates from the Public Reference Room at the address noted above. Finally, you may obtain these materials electronically by accessing the SEC's home page on the Internet at HTTP://WWW.SEC.GOV.

     TEAM America's common stock is listed on the Nasdaq SmallCap Market. Therefore, reports and other information concerning TEAM America should be available for inspection and copying at the offices of the Nasdaq Stock Market at:

     1735 K Street, N.W.
     Washington, D.C. 20006-1504

     All information contained in this proxy statement/information statement/prospectus with respect to TEAM America and Merger Sub, was supplied by TEAM America and all information with respect to Mucho was supplied by Mucho. Neither TEAM America nor Mucho can warrant the accuracy or completeness of the information relating to the other party.

     The SEC allows TEAM America to "incorporate by reference" information from other documents that TEAM America files with the SEC, which means that TEAM America can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/information statement/prospectus, and information TEAM America later files with the SEC will automatically update and supersede this information. TEAM America incorporates by reference its:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed April 14, 2000);

     - Proxy Statement for the Annual Meeting of Shareholders held on August 18, 2000 (filed July 20, 2000);


     - Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, (filed May 18, 2000), June 30, 2000 (filed August 14, 2000) and
       September 30, 2000 (filed November 14, 2000);


     - the description of common stock, contained in the registration statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and all amendments thereto and reports filed for the purpose of updating this description;

     - Current Reports on Form 8-K dated April 13, 2000 (filed on April 14,
       2000), dated April 20, 2000 (filed on April 20, 2000), and dated June 21, 2000 (filed on June 21, 2000 and amended on June 29, 2000); and

     - any future filings TEAM America makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

     You may request a copy of these filings, at no cost, by writing or telephoning TEAM America at 110 E. Wilson Bridge Road, Worthington, Ohio 43085,
Attention: Kevin T. Costello, telephone (614) 848-3995.

     TEAM America filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, covering the shares offered by this proxy statement/information statement/prospectus. This proxy statement/information statement/prospectus, which constitutes a part of the registration statement, does not contain all the information in the registration statement and exhibits thereto, certain portions of which we have omitted from this proxy statement/information statement/prospectus as permitted by the SEC's rules and regulations. You may obtain copies of the registration statement and its amendments (including the omitted portions), including exhibits, from the SEC upon payment of prescribed rates or on the Internet at http:www.sec.gov. For further information about TEAM America's common stock, we refer you to the registration statement and the exhibits thereto. Statements contained in this proxy statement/information statement/prospectus or the registration statement relating to the contents of any contract or other document TEAM America filed as an exhibit to the registration statement are only summaries of those documents and are not necessarily complete. Therefore, we qualify each of these statements by reference to the full text of those contracts and documents TEAM America has filed with the SEC.

     You should rely only on the information or representations provided in this proxy statement/information statement/prospectus or incorporated herein by reference. TEAM America has not authorized anyone else to provide you with different information. TEAM America will not offer the shares of its common stock in any state where the offer is not permitted. You should not assume that the information in this proxy statement/information statement/prospectus, including information incorporated herein by reference, is accurate as of any date other than the date on the cover page.

                              THE SPECIAL MEETINGS

PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS

     This proxy statement/information statement/prospectus is being furnished to TEAM America's shareholders in connection with the solicitation of proxies by TEAM America's board of directors in connection with the proposed merger. This proxy statement/information statement/prospectus is being furnished to Mucho's shareholders to inform the Mucho shareholders about the merger which will be voted upon by the Mucho shareholders at the Mucho special meeting.


     This proxy statement/information statement/prospectus is first being furnished to shareholders of TEAM America and Mucho on or about November 27, 2000.


DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

     The special meetings are scheduled to be held as follows:


      For TEAM America shareholders:                       For Mucho shareholders:
            December 22, 2000                                 December 19, 2000
          10:00 a.m., local time                            10:00 a.m., local time
              Clarion Hotel                                    Mucho.com, Inc.
           7007 N. High Street                              3390 Mt. Diablo Blvd.
            Worthington, Ohio                               Lafayette, California


PURPOSE OF THE SPECIAL MEETINGS

     The special meetings are being held so that shareholders of each of TEAM America and Mucho may consider and vote upon a proposal to adopt the merger agreement between TEAM America and Mucho pursuant to which Merger Sub will merge with and into Mucho with Mucho surviving the merger. Mucho will then be a wholly owned subsidiary of TEAM America, and TEAM America will be renamed TEAM Mucho, Inc. Adoption of the merger agreement by TEAM America's shareholders will also constitute approval of the merger, the tender offer, the amendments to TEAM America's articles of incorporation and the approval of the grant of an option to purchase 600,000 shares of TEAM America common stock to Mr. Costello. Adoption of the merger agreement by Mucho's shareholders will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     If the shareholders of TEAM America and Mucho adopt the merger agreement, upon completion of the merger:

     - each outstanding share of TEAM America common stock will remain outstanding; and

     - each outstanding share of Mucho common stock will be converted into shares of TEAM America common stock as more fully described in "The Merger Agreement -- Conversion of Mucho Shares; Merger Consideration."

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETINGS


     TEAM America. TEAM America's board of directors has fixed the close of business on November 10, 2000 as the record date for determination of TEAM America shareholders entitled to notice of and to vote at the special meeting. On the record date, there were 4,350,984 shares of TEAM America common stock outstanding, held by approximately 253 holders of record.



     Mucho. Mucho's board of directors has fixed the close of business on November 10, 2000 as the record date for determination of Mucho shareholders entitled to notice of and to vote at the Mucho special meeting. On the record date, there were 37,201,429 shares of Mucho common stock outstanding, held by approximately 178 holders of record.

VOTE REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

     TEAM America. A majority of the outstanding shares of TEAM America common stock must be represented, either in person or by proxy, to constitute a quorum at the TEAM America special meeting. The affirmative vote of the holders of a majority of the shares of TEAM America's common stock outstanding as of the record date is required to adopt the merger agreement. At the TEAM America special meeting, each share of TEAM America common stock is entitled to one vote on all matters properly submitted to the TEAM America shareholders.


     As of the record date, TEAM America directors and executive officers and their affiliates owned approximately 18.1% of the outstanding shares of TEAM America.


     Mucho. A majority of the outstanding shares of Mucho common stock must be represented in person to constitute a quorum at the Mucho special meeting. The affirmative vote of the holders of a majority of the shares of Mucho's common stock outstanding as of the record date is required to adopt the merger agreement. At the Mucho special meeting, each share of Mucho common stock is entitled to one vote on all matters properly submitted to the Mucho shareholders.


     As of the record date, Mucho directors and executive officers and their affiliates owned approximately 49.1% of the outstanding shares of Mucho.


PROXIES

     All shares of TEAM America common stock represented by properly executed proxies or voting instructions received before or at the TEAM America special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

     If a properly executed proxy card or voting instruction is returned and the shareholder has abstained from voting on adoption of the merger agreement, the TEAM America common stock represented by the proxy or voting instruction will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker.

     Because adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of TEAM America's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

     The TEAM America special meeting may be adjourned or postponed, including by their respective chairmen, in order to permit further solicitation of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted on any proposal to adjourn or postpone the special meeting that is submitted to the shareholders for a vote.

     TEAM America does not expect that any matter other than the adoption of the merger agreement and the approval of the merger and related transactions will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

'A shareholder may revoke his or her proxy at any time before it is voted by:


     - notifying in writing the Corporate Secretary of TEAM America at 110 E. Wilson Bridge Road, Worthington, Ohio 43085;

     - granting a subsequently dated proxy; or

     - appearing in person and voting at the special meeting if you are a holder of record.

     Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

                     MARKET PRICE AND DIVIDEND INFORMATION

     TEAM America's common stock was quoted on the Nasdaq National Market under the symbol "TMAM" from the commencement of its initial public offering on December 10, 1996 until October 1, 1999, when its common stock began trading on the Nasdaq SmallCap Market. The following table sets forth, for the periods indicated, the high and low sales prices for TEAM America's common stock, as reported on the Nasdaq National Market and the Nasdaq SmallCap Market.


                                                              COMMON STOCK PRICE
                                                              ------------------
                      CALENDAR PERIOD                          HIGH        LOW
                      ---------------                         -------    -------
Fiscal 1998:
  First Quarter.............................................  $17.50     $ 9.50
  Second Quarter............................................  $14.00     $10.00
  Third Quarter.............................................  $10.44     $ 5.00
  Fourth Quarter............................................  $ 7.50     $ 4.13
Fiscal 1999:
  First Quarter.............................................  $ 6.50     $ 4.00
  Second Quarter............................................  $ 5.38     $ 4.13
  Third Quarter.............................................  $ 6.88     $ 4.00
  Fourth Quarter............................................  $ 7.25     $ 5.25
Fiscal 2000:
  First Quarter.............................................  $ 7.13     $ 5.63
  Second Quarter............................................  $ 6.66     $ 3.13
  Third Quarter.............................................  $ 6.00     $ 4.06
  Fourth Quarter (through November 21, 2000)................  $ 4.81     $ 3.00



     As of November 10, 2000, the number of record holders of TEAM America common stock, was 253. The closing sales price of the common stock on November 21, 2000, was $4.38.


     TEAM America has not paid any cash dividends to holders of its common stock and does not anticipate paying any cash dividends in the foreseeable future, but intends instead to retain future earnings for reinvestment in its business. The payment of any future dividends would be at the discretion of TEAM America's board of directors and would depend upon, among other things, its future earnings, operations, capital requirements, general financial condition and general business conditions.

                                   THE MERGER

GENERAL

     TEAM America's board of directors is using this proxy statement/information statement/prospectus to solicit proxies from the holders of its common stock for use at the TEAM America special meeting. Mucho's board of directors is using this proxy statement/information statement/prospectus to inform the holders of its common stock about the merger which will be voted upon by the Mucho shareholders at the Mucho special meeting. See "The Special Meetings."

     TEAM America and Mucho have agreed to combine companies pursuant to the terms of a merger agreement. The merger agreement provides that Mucho and Merger Sub will merge and that Mucho will be the surviving corporation. As a result of the merger, Mucho will become a wholly owned subsidiary of TEAM America. Upon the effectiveness of the merger, TEAM shall be renamed "TEAM Mucho, Inc." Pursuant to the terms of the merger agreement, holders of Mucho common stock will receive a total of 5,925,925 shares of TEAM America common stock representing approximately 58% of TEAM America's outstanding common stock after the merger. Some of Mucho's founding stockholders have agreed to place a total of 2,222,222 shares of TEAM America common stock received by them as merger consideration into escrow. The shares will be released from escrow only upon the achievement of specific performance goals by the combined company. See "The Merger Agreement -- Conversion of Mucho Shares; Merger Consideration."


     In connection with the merger, TEAM America will offer to purchase up to 2,175,492 shares of its common stock representing a total purchase of up to 50% of its outstanding common shares on November 10, 2000 at $6.75 per share.


     We expect that the merger will provide significant benefits to both companies. TEAM America, like the PEO industry generally, expects to face growing competitive threats from Internet-enabled providers of outsourced human resources. These Internet-enabled providers offer "unbundled" human resource services that permit clients to choose from a variety of services in a cost efficient manner over the Internet. Mucho, on the other hand, like other new economy companies, must continue to develop effective and efficient ways to expand its member base and to earn revenues sufficient to sustain its operations. We believe the combination of the two companies addresses each company's needs. Mucho offers TEAM America valuable Internet delivery capabilities and services and TEAM America offers Mucho new members and a reliable stream of revenue.

     TEAM America's most valuable resources are its community of clients, worksite employees and their families. TEAM America has an estimated community of 1,800 small businesses, 16,000 worksite employees and 48,000 family members of worksite employees. These relationships provide a valuable commercial opportunity for Mucho's e-commerce portal and the approximately 100 Mucho vendors.

     Mucho is developing relationships with banks for whom Mucho can develop a private label portal. These banks serve many small business customers, many of whom are candidates for PEO and human resource outsourcing services. Consequently, the banks and their customers provide an opportunity for TEAM America's human resource outsourcing business.

     The management teams of TEAM America and Mucho compliment each other. TEAM America has 15 years of experience operating a PEO and solving human resource outsource issues. It has developed a strong operating team and has developed a PEO management system, TEAM Direct. Mucho has expertise in marketing, finance and strong Internet development expertise. The two companies expect to combine this talent and these skills to take advantage of the new economy and compete effectively in the changing world of business process outsourcing.

BACKGROUND OF THE MERGER

     On July 27, 1999, a group of investors involving S. Cash Nickerson, a director and officer of TEAM America and the chief executive officer of Mucho, sent a letter to Kevin T. Costello, TEAM America's president and chief executive officer, offering to purchase all of the outstanding TEAM America common stock for $6.00 per share payable in cash or shares of Mucho common stock. On July 28, 1999, TEAM America's stock price reached a 52 week low of $3.38 per share. Mr. Nickerson recused himself as a board member for any discussions related to the offer. Mr. Nickerson filed a
Schedule 13D with the SEC on July 28, 1999 disclosing his intention to acquire TEAM America.

     The July 27, 1999 offer from Mucho expired on August 26, 1999 and was replaced by an increased offer of $7.25 per share on August 27, 1999. TEAM America's board of directors never responded to the July 27, 1999 offer as it was unsolicited and, the board believed, inadequate. TEAM America's board of directors met on July 28, 1999, August 11, 1999 and August 16, 1999 to discuss the Mucho offer and an unrelated offer TEAM America received from Global Employment Solutions, Inc. The offer received from Global Employment Solutions contained an offer to purchase all of TEAM America's outstanding common stock for $7.00 per share. These meetings included discussions about Mucho's and Global Employment Solutions' businesses and whether there was a strategic fit with TEAM America.

     Mr. Nickerson subsequently entered into an agreement with Global Employment Solutions pursuant to which Mr. Nickerson withdrew his offer to purchase TEAM America, and Global Employment Solutions offered to purchase all of TEAM America's outstanding common stock. Under the agreement, Mr. Nickerson was to receive a stake in Global Employment Solutions.

     TEAM America and Global Employment Solutions negotiated various terms including price and the issuance of preferred stock to key persons in exchange for their TEAM America common stock. Global Employment Solutions and TEAM America entered into a memorandum of understanding on September 23, 1999, pursuant to which Global Employment Solutions was to purchase all of TEAM America's outstanding common stock for $7.75 per share, except for 750,000 shares of TEAM America common stock held by members of TEAM America's management, including Kevin T. Costello and S. Cash Nickerson, which were to be converted into shares of preferred stock of Global Employment Holdings, Inc., Global Employment Solutions parent company. On February 7, TEAM America and Global Employment Solutions entered into a definitive merger agreement. Prior to the closing of the merger, TEAM America had an audit adjustment of $2.4 million for the year ended December 31, 1999. On April 10, 2000, Global Employment Solutions terminated the merger agreement, as it believed that the audit adjustment was a material adverse change. TEAM America subsequently paid a $250,000 termination fee to Global Employment Solutions.

     On April 11, 2000, Mr. Nickerson and other executive officers and directors of Mucho discussed the strategic advantages of combining with TEAM America. These perceived advantages included the synergies to be realized by combining the two companies, the ability to cross-sell the products and services offered by Mucho to TEAM America's clients and the ability to web enable TEAM America and other PEOs that might be acquired following the combination. On April 12, 2000, Mr. Nickerson contacted Mr. Costello to discuss a possible acquisition of TEAM America by Mucho. Also on April 12, Mr. Nickerson had telephone conversations with TEAM America's investment advisor, Raymond James to discuss the same issues. On April 13, 2000, Mucho sent an offer to purchase all of TEAM America's common stock for $6.75 per share payable in stock or cash, to Mr. Costello and TEAM America's investment advisor.

     On April 14, 2000, Mr. Nickerson, Jose Blanco, Mucho's chief financial officer, and Jay Strauss, Mucho's chief legal officer, met with their legal advisors to discuss the structure of an acquisition of TEAM America. The discussion centered upon a merger transaction in which Mucho would acquire TEAM America. Also on April 14, 2000, Mr. Nickerson and Mucho's legal advisors and TEAM America and its legal advisors had a telephonic meeting in which the structure of a possible transaction was discussed. TEAM America's board of directors had telephonic meetings on April 14 and April 19, 2000 to discuss and approve the preliminary terms of a letter of intent regarding the terms of a proposed transaction. On April 19, 2000, TEAM America and Mucho executed a letter of intent pursuant to which the two parties agreed to pursue a business combination. While a structure was not established in the letter of intent, a purchase price of $6.75 per share was agreed upon and the fact that TEAM America's shareholders would be able to continue their ownership interests in TEAM America if they desired. On April 24, 2000 the parties executed a confidentiality agreement.

     On April 27, 2000, Mucho presented TEAM with a draft Agreement and Plan of Merger. On May 2, 2000, legal representatives of both TEAM America and Mucho met to negotiate the terms of the merger agreement, including the structure of the merger and a valuation of Mucho. The following week, TEAM America sent its legal representatives to Mucho to perform due diligence on Mucho. From May 3, 2000 to May 26, 2000, representatives of TEAM America and Mucho held a series of telephonic meetings during which the parties negotiated the terms of the merger agreement. Specifically, the negotiations centered upon the valuation of Mucho, the most advantageous structure of a merger and the conditions to the merger. TEAM America's board of directors met telephonically on May 9, May 11, May 15 and May 18, 2000 to discuss the progress of due diligence, the status of the negotiations and the terms of the transaction generally, including the valuation of Mucho, as well as alternatives to the transaction.

     TEAM America's board of directors determined that as part of the structure of the transaction, current TEAM America shareholders who did not wish to go forward with the transaction should be afforded liquidity. Because of the low volume of trading of TEAM America's common stock, TEAM America shareholders would not likely be able to sell their stock in the public market at a fair value if the shareholder decided that they did not want to continue on as a shareholder of the combined entity. TEAM America's board believed that, because of the change in its business plan that would dramatically change the company's focus, shareholders should be provided with liquidity. Because the transaction as proposed did not include the availability of dissenter's rights to TEAM America's shareholders, the TEAM America board determined to commence a self-tender offer on the same terms as which Mucho shareholders would be receiving stock. TEAM America proposed this structure to Mucho and Mucho agreed to these terms.

     On May 26, 2000, Mr. Nickerson, Mr. Blanco and Mucho's legal advisors met with Mr. Costello, William Johnston, chairman of the board of directors of TEAM America, and TEAM America's legal advisors at which time TEAM America made several new proposals regarding the transaction. These proposals centered upon valuation and control. Because Mucho had a limited operating history in an industry in which valuations are hard to determine, TEAM America was uncomfortable setting a valuation on Mucho. Therefore, TEAM America proposed the concept of placing some of the stock to be issued in the merger into escrow, to be earned upon the obtainment of performance goals. Additionally, TEAM America proposed that the number of Mucho directors after the transaction also be tied to performance goals. Mucho's representatives considered these new proposals and discussed them with their board of directors and legal counsel. Over the next few weeks, Mucho and its representatives and TEAM America and its representatives had numerous additional telephonic meetings and exchanged revised drafts of the merger agreement, which included specific terms of the escrow arrangement and size and composition of the board of directors. During the period between May 26, 2000 and June 16, 2000, the TEAM America board of directors met telephonically on two different occasions to discuss the progress of the transaction, including the terms of the escrow agreement, the composition of the board of directors and the valuation of Mucho. On June 16, 2000, the merger agreement was executed by representatives of both TEAM America and Mucho. The TEAM America board of directors and the Mucho board of directors each, independently and unanimously, approved the merger agreement and, in the case of TEAM America, the related amendment to its amended articles of incorporation and recommended that their shareholders vote to adopt the merger agreement and approve the merger and related proposals.


     Throughout the process, TEAM America's board of directors considered other alternative transactions. First, the board considered remaining an independent entity. The board rejected this alternative because it determined that it needed to become web-enabled to continue to grow. Second, the board considered remaining independent and creating its own Internet capabilities. The board rejected this idea because of the uncertainty of the cost involved in creating such a capability, the lack of capital to invest in such a venture, the amount of time it would take to become web-enabled and the fact that a merger with Mucho would bring to TEAM America additional visibility due to Mucho's established market presence. Finally, the board considered entering into a transaction with a party other than Mucho. TEAM America's financial advisor received indications of interest from 2 other companies that could provide the same web capabilities as Mucho. However, neither of the companies could provide web capabilities to TEAM America and therefore

TEAM America did not pursue a transaction with them. No third parties commenced due diligence activities during this period.

     On July 13, 2000, representatives of TEAM America and Mucho met to discuss the merger and related issues. As a result of those meetings and subsequent discussions regarding the transaction, the parties agreed to amend the merger agreement to reflect a change to the escrowed shares. TEAM America's and Mucho's board of directors each, independently and unanimously, approved the first amendment to the merger agreement, and the amendment was executed on August 9, 2000.

AMENDMENT TO TEAM AMERICA'S ARTICLES OF INCORPORATION

     In connection with the merger, TEAM America and Mucho have agreed to amend TEAM America's articles of incorporation and code of regulations. The form of amended articles of incorporation of TEAM America is set forth as Appendix D to the proxy statement/information statement/prospectus. The form of the amended code of regulations of TEAM America is set forth as Appendix E to the proxy statement/ information statement/prospectus.

     Adoption of the merger agreement and approval of the merger will constitute approval of the amendments to TEAM America's articles of incorporation and code of regulations.

     TEAM America's articles of incorporation are being amended as follows:

     - TEAM America's name will be changed to TEAM Mucho, Inc.; and

     - the number of authorized shares of TEAM America stock will be increased from 10,000,000 to 50,000,000.

     TEAM America's code of regulations will be amended as:

     - the number of directors of TEAM Mucho will be increased to nine; and

     - the duties of the chief executive officer and the president will be revised.

ISSUANCE OF OPTIONS TO KEVIN T. COSTELLO

     In connection with the merger, TEAM America's board of directors granted Kevin T. Costello, TEAM America's president and chief executive officer, an option to purchase up to 600,000 shares of TEAM America common stock, subject to shareholder approval. The options vest upon the closing of the merger and have an exercise price of $3.875.

     Adoption of the merger agreement and approval of the merger will also constitute approval of the grant of the 600,000 options to Mr. Costello.

DIRECTORS AND EXECUTIVE OFFICERS OF TEAM MUCHO AFTER THE MERGER

     TEAM Mucho's board of directors and executive officers will consist of the following persons upon completion of the merger:

NAME                                        AGE                        POSITION
----                                        ---                        --------
S. Cash Nickerson.........................  41     Chairman and Chief Executive Officer
Kevin T. Costello.........................  51     President, Chief Operating Officer and a Director
Jose Blanco...............................  44     Chief Financial and a Director
Thomas L. Gerlacher.......................  57     Chief Accounting Officer
Jay R. Strauss............................  56     Chief Legal Officer and a Director
Crystal Faulkner..........................  40     Director
William W. Johnston.......................  54     Director
Joseph Mancuso............................  59     Director
Lawrence A. McLernon......................  62     Director

     S. Cash Nickerson has served as Chairman of the board of directors and Chief Executive Officer of Mucho since its incorporation in July 1999. In August 1998, Mr. Nickerson formed the law firm of Strauss Nickerson LLP with partner Jay R. Strauss and remained with the firm until July 2000. Mr. Nickerson was a member of the TEAM America board of directors from October 1997 to September 1999 and has served as a consultant to TEAM America since August 1998. From September 1997 to August 1998, Mr. Nickerson served as President of TEAM America of California, a wholly owned subsidiary of TEAM America and also as Executive Vice President of Corporate Development of TEAM America. From May 1995 to September 1997, Mr. Nickerson was the President and founder of Workforce Strategies, Inc. Mr. Nickerson sold Workforce Strategies to TEAM America in September 1997.

     Kevin T. Costello has been a director of TEAM America since 1992, President since 1998 and Chief Executive Officer since 1999. Mr. Costello served as Senior Vice President of Operations and Chief Operating Officer of TEAM America from 1993 to 1998. From 1991 to 1993, Mr. Costello served as Vice President of Sales and Marketing of TEAM America.

     Jose Blanco has served as Chief Financial Officer of Mucho since July 1999. Since September 1996, Mr. Blanco has served on the faculty of St. Mary's College, Moraga, California, as an Assistant Professor of Finance in the MBA and Executive MBA programs. From September 1994 to September 1996, Mr. Blanco attended Utah State University, where he received a Ph.D. with a focus in Econometrics, Applied Microeconomics and Finance. From September 1993 to August 1994, Mr. Blanco attended the University of Utah, where he received a Master of Science in Economics. From June 1987 to August 1993, Mr. Blanco served as regional vice president for financial services for American International Group.

     Thomas L. Gerlacher was appointed Vice President of Finance, Treasurer and Chief Financial Officer of TEAM America in March 2000. Mr. Gerlacher was Vice President of Finance for United Magazine Company from July 1998 to February 1999 and Chief Financial Officer of United Magazine Company from December 1993 to July 1998.

     Jay R. Strauss has served as Chief Legal Officer and director of Mucho since its incorporation in July 1999. In August 1998, Mr. Strauss formed the law firm of Strauss Nickerson LLP with partner S. Cash Nickerson. From 1990 to August 1998, Mr. Strauss practiced law with the firm of Foley, McIntosh, Frey, Claytor and Strauss. Mr. Strauss has served as a member of the Lafayette, California City Council since 1997 and is currently the Mayor of Lafayette.

     Crystal Faulkner has been a director of TEAM America since 1997. Since 1999, Ms. Faulkner has been a principal in the accounting firm of Cooney, Faulkner & Stevens, LLC. From 1991 to 1999, Ms. Faulkner was a principal in the accounting firm of Rippe & Kingston, Cincinnati, Ohio.

     William W. Johnston has been a director of TEAM America since 1990 and served as Secretary of TEAM America from 1990 to 1998 and as general counsel to TEAM America since 1989. Mr. Johnston was named Chairman of the Board of TEAM America in 1999. From 1982 to 1990, Mr. Johnston was a partner in the law firm of Crabbe, Brown, Jones, Potts and Schmidt located in Columbus, Ohio. Mr. Johnston currently practices law in his own firm located in Worthington, Ohio. From 1976 to 1982, Mr. Johnston was the Chairman of the Ohio Industrial Commission.

     Joseph R. Mancuso is the founder and, since 1977, the Chief Executive Officer of the CEO Club, Inc., as well as the Center for Entrepreneurial Management, Inc. Since 1978, Mr. Mancuso has served as the Chairman of the Management Department at Worcester Polytechnic Institute in Massachusetts. He received a degree in electrical engineering from WPI in 1963 and a Masters of Business Administration from Harvard Business School in 1965. Mr. Mancuso has also earned a Ph.D. in Educational Administration from Boston University in 1975. He has also written or edited 24 books relating to business management. He has been a director of Mucho since March 2000.

     Lawrence A. McLernon is Executive Vice President of Dynegy Inc. and Chief Executive Officer and President of Dynegy Global Communications. Prior to that, Mr. McLernon served as Chairman, President and Chief Executive Officer of Extant, Inc., a company he founded, from September 1998 to September 2000. From January 1996 to December 1998, Mr. McLernon served as Chairman of Rummler-Brache Group, Ltd.

Prior to that, Mr. McLernon was founder and Chief Executive Officer of LiTel Telecommunications, Inc., now known as LCI International, Inc. LiTel was purchased by Quest Communications.

TEAM AMERICA'S REASONS FOR THE MERGER AND RECOMMENDATION OF TEAM AMERICA'S BOARD OF DIRECTORS

     TEAM America's board of directors has unanimously approved the merger agreement. The board believes that the terms of the merger and the related tender offer are fair to TEAM America's shareholders and in the best interests of TEAM America and its shareholders and, therefore, recommends that you vote "FOR" the adoption of the merger agreement and approval of the merger and related proposals. Adoption of the merger agreement will also constitute approval of amendments to TEAM America's articles of incorporation and the issuance of 600,000 options to Mr. Costello. The board of directors based their recommendation on the following factors:

     - the potential impact of not being web-enabled on TEAM America's ability to maintain historical rates of growth and profit margins and its impact on TEAM America's assets, obligations, operations, earnings and prospects as well as its prospects in the PEO industry;


     - the strategic fit of TEAM America and Mucho, including the belief that the combination has the potential to enhance shareholder value through increased growth opportunities, cost savings achievable by combining the two businesses and the synergies resulting from the combination of the two companies' strengths, technologies and other assets due to the fact both TEAM America and Mucho target their services to small business owners and can therefore cross sell their products and services. TEAM America's board of directors was not able to qualify these potential opportunities or the possible synergies or cost savings that could result through the merger;


     - the potential to accelerate the adoption of PEO services through the networking opportunities with small businesses that a business-to-business Internet service provider offers as a result of:

        (1) increased marketing opportunities, and

        (2) increased products and services that can be offered to small business;

     - the ability to expand the provision of TEAM America's services to Mucho's members and Mucho's services to TEAM America's clients;

     - the opportunity to provide liquidity to TEAM America's shareholders through a tender offer at a price of $6.75 per share which represents a premium over $3.63, the per share closing sale price of TEAM America's common stock on June 15, 2000, the day prior to the board's approval of the merger, and a premium of $0.38 over the per share book value of TEAM America's common stock on June 30, 2000;


     - TEAM America's historical market prices since January 1999 when TEAM America's stock price declined to under $6.00 per share. From January 4, 1999, until July 28, 1999, the date on which Mr. Nickerson made his initial bid to purchase TEAM America, TEAM America's stock price declined from $6.50 per share to an all time low of $3.38 per share, with an average closing prior of $4.76 per share during the period. Thereafter, TEAM America's stock price rose to $7.13 a share on February 8, 2000, a 52-week high. The average closing price during this period was $5.93 per share. Following the termination of the Global Employment Solutions transaction on April 10, 2000, the stock price again fell below $6.38 per share and has not traded above $6.75 since that date. Between April 10, 2000 and September 30, 2000, the average closing price was $4.42 per share.


     - the results of the board of director's market solicitation conducted by Raymond James, TEAM America's financial advisors, to determine whether there were other strategic alternatives for TEAM America including seeking out other online business centers and PEOs to acquire TEAM America;

     - a $40 million valuation of Mucho based upon extensive arms length negotiations between the TEAM America and Mucho. Raymond James assisted TEAM America's board of directors by providing broad valuation parameters for the industry as well as discussing non-financial aspects of the merger with the board of directors. Raymond James provided no opinion as to the fairness of the merger;

     - the written opinion of Raymond James, financial advisors to the board, dated June 30, 2000, that, as of June 15, 2000, and based on the considerations set forth in the opinion, the payment of $6.75 per share to the holders of TEAM America's common stock who tender their shares in the tender offer is fair from a financial point of view to TEAM America's shareholders who tender their shares. See "Opinion of TEAM America's Financial Advisor;"

     - the information and presentations by TEAM America's management and legal and financial advisors concerning the results of their business and legal due diligence, including the business, technology, operations, financial conditions, customer relationships and prospects of both TEAM America and Mucho and the potential synergies resulting from combining these businesses;

     - the benefit that TEAM America would remain a public entity after the merger was completed providing continued liquidity to its shareholders;

     - the opportunity that the combined companies will have to raise capital in the public markets which otherwise would not be available to either TEAM America or Mucho;

     - the fact that Mucho's obligation to complete the merger is subject to its arranging of financing for the tender offer; and

     - the terms of the merger agreement and the related escrow agreement, including the amount of consideration to be received by the Mucho shareholders, the hold back of the 2,222,222 shares of TEAM America stock held in escrow to be earned upon the obtainment of performance goals by Mucho following the merger, and Mucho's obligation to arrange financing for the tender offer.

     TEAM America's board of directors also considered the potential adverse effects and risks associated with the transaction with Mucho and the combined company, including those risks set forth in the section titled "Risk Factors" in this proxy statement/information statement/prospectus and concluded that the potential benefits of the transaction with Mucho outweighed the potential adverse effects and risks. The list of potential adverse effects and risks considered by the board included, but was not limited to, the following:

     - the challenges of combining and integrating the businesses, assets and workforces of two major companies and the risks of not achieving the expected operating efficiencies or growth;

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction contemplated in the merger agreement;

     - the risk that the transactions contemplated in the merger agreement will not be consummated.

     - the possibility that the customers of TEAM America and Mucho could suffer during the transition to a web-enabled PEO;

     - the inclusion in the merger agreement of:

        (1) a non-solicitation provision restricting the ability of our management to seek change of control transactions during the period prior to the closing of the agreement, and

        (2) provisions requiring the payment of termination fees of $1,500,000 to the owners of Mucho under specified circumstances; and

     - the risk that Mucho has a limited operating history and that Mucho had no revenue through June 30, 2000;

     - the risk that the merger will result in new management of TEAM America;

     - the risk that TEAM America did not receive a fairness opinion from a financial advisor as to the fairness, from a financial point of view, of the merger to TEAM America and its shareholders; and

     - the impact of 600,000 options granted to Mr. Costello vesting upon the completion of the merger.

     This discussion of the information and factors considered by TEAM America's board is not intended to be exhaustive, but includes the material factors considered. In view of the variety of material factors considered in connection with the evaluation of the merger and the related transactions, TEAM America's board of directors did not find it practicable to quantify or otherwise assign relative weights or rank to the factors it considered in approving the transactions. In considering the factors described above, individual members of the board may have given different weight to various ones. Instead, TEAM America's board of directors considered all these factors as a whole and overall considered them to be favorable and to support its recommendation.

     The board of directors did not attempt to determine the liquidation value of TEAM America because they believed that such a measure of asset value is not relevant in determining the value of TEAM America as a going concern.

     The board of directors was aware that some directors and members of management have interests in the merger that are separate from the interests of the shareholders of TEAM America generally. See "The Merger -- Interests of TEAM America's Directors and Officers in the Merger." On balance, the board viewed such interests as neutral to their determination because of their belief that such interests are customary and reasonable under all of the circumstances.

     The foregoing discussion of the information and factors considered by the board of directors is not meant to be exhaustive, but includes the principal factors considered by the board. The board of directors did not specifically adopt the conclusions of the opinion of its financial advisors. The fairness opinion relating to the consideration to be paid to shareholders tendering their shares was only one of many factors considered by the board in their evaluation of the merger.

     In light of the variety of factors considered by the board of directors, the board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the board of directors, the potentially negative factors they considered were not sufficient, either individually or collectively, to outweigh the positive factors relating to the merger. Consequently, after considering all of the factors set forth above, together with an analysis of the presentations of management and TEAM America's legal and financial advisors, the board determined that the terms and conditions of the merger are fair and in the best interest of TEAM America and its shareholders.

OPINION OF RAYMOND JAMES & ASSOCIATES

     On June 15, 2000, Raymond James & Associates, Inc. indicated its intention to deliver a written opinion to the board of directors of Team America that, as of such date, the cash consideration offered to TEAM America's shareholders in the tender offer, as provided for in the merger agreement, is fair from a financial point of view to such shareholders. On June 30, 2000, Raymond James rendered its written opinion that, as of June 15, 2000, the cash consideration offered to TEAM America's shareholders in the tender offer, as provided for in the merger agreement, is fair, from a financial point of view, to such shareholders.

     The full text of the written opinion of Raymond James, dated June 30, 2000, which sets forth assumptions made, matters considered and limits on the scope of review undertaken, is attached as Appendix B to this proxy statement/information statement/prospectus and is incorporated by reference herein. TEAM America's shareholders are urged to read this opinion in its entirety. Raymond James' opinion, which is addressed to TEAM America's board of directors, is directed only to the fairness, from a financial point of view, of the cash consideration offered to TEAM America's shareholder in the tender offer, as provided for in the merger agreement and does not constitute a recommendation to any shareholder of TEAM America as to whether such shareholder should tender their shares and does not address any other aspect of the transactions provided for in the merger agreement. Raymond James neither determined nor recommended to TEAM America's board of directors the amount of such consideration. Raymond James consents to the summarization of its opinion in, and attachment of its opinion to, this proxy statement/information statement/ prospectus. The summary of the opinion of Raymond James set forth in this tender offer is qualified in its entirety by reference to the full text of such opinion.

     In connection with Raymond James' review of the proposed merger and the preparation of its opinion, Raymond James has, among other things:

     - reviewed TEAM America's annual report on Form 10-K, as filed with the Securities and Exchange Commission on April 14, 2000, TEAM America's quarterly reports on Forms 10-Q, as filed with the Securities and Exchange Commission on May 18, 2000, November 12, 1999, August 16, 1999 and May 13, 1999, and certain other publicly available financial information of TEAM America;

     - reviewed certain non-public information prepared by the management of TEAM America, including financial statements, financial projections, and other financial and operating data concerning TEAM America;

     - discussed the past and current operations and financial condition and the prospects of TEAM America with senior executives of TEAM America;

     - reviewed publicly available financial and stock market data with respect to certain other companies in TEAM America's line of business that Raymond James believed to be generally comparable to that of TEAM America;

     - reviewed the historical market prices of TEAM America's common stock;

     - reviewed the financial terms and conditions stated in a draft of the merger agreement dated June 16, 2000;

     - reviewed a draft of the proxy statement/information statement/prospectus to be filed in connection with the merger;

     - compared the cash consideration of the tender offer with the financial terms of certain other transactions which Raymond James believes to be generally comparable to the merger, including a comparison of the premium paid for the common stock of TEAM America relative to the premium paid over approximately the last fifteen months for other public companies with enterprise values that Raymond James believes to be comparable; and

     - conducted other financial analyses, studies, and investigations, and considered other information as Raymond James deemed necessary or appropriate.

     In conducting its investigation and analyses and in arriving at its opinion, Raymond James took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including a review of (i) historical and projected revenues, operating earnings, net income and capitalization of TEAM America and certain other publicly held companies in businesses it believed to be comparable to TEAM America; (ii) the current and projected financial position and results of operations of TEAM America; and
(iii) the general condition of the securities markets.

     As described in its opinion Raymond James relied upon and assumed the accuracy and completeness of all information supplied or otherwise made available to Raymond James by TEAM America or any party and did not attempt to verify independently any such information. Furthermore, Raymond James did not make or receive any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TEAM America, nor has Raymond James been furnished with any such evaluation or appraisal. Raymond James assumed that the financial forecasts, estimates, projections and other information with respect to TEAM America examined by Raymond James have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of TEAM America, and Raymond James relied upon each party to advise it promptly if any such information previously provided to or discussed with Raymond James became inaccurate or was required to be updated during the period of its review. In addition, Raymond James has assumed the merger will be consummated substantially in accordance with the terms set forth in the agreement.

     Management prepared the following projections of TEAM America's future financial results, which were considered when deciding the fairness, from a financial point of view, of the $6.75 cash consideration in the tender offer, provided for in the merger agreement. These projections represent the best estimates of management given the overall economic and business environment existing at that time and are subject change as the economic and business environment changes.

                             2000       2001       2002       2003       2004
($MM)                        -----      -----      -----      -----      -----
Gross Revenue..............  408.1      453.9      499.2      549.2      604.1
EBITDA.....................    4.5        5.6        6.4        7.6        9.1
EBIT.......................    2.7        3.7        4.6        6.0        7.6
Net Income.................    1.1        1.8        2.3        3.1        4.0

     The projected results were included in the analysis of public market multiples and in the valuation based on a discounted cash flow analysis of future results.

     Raymond James' opinion was based on economic, market, and other conditions as in effect on, and the information available to it as of, the date of its opinion, and Raymond James has undertaken no obligation to reevaluate its opinion.

     Raymond James provided its advisory services and opinion for the information and assistance of the board in connection with its consideration of the merger. Raymond James provided assistance to the board in valuation and negotiating financial terms of the merger, but rendered no opinion as to the fairness of the merger. Raymond James' opinion does not constitute a recommendation as to how one should vote on the merger.

     The following is a summary of the financial analyses performed by Raymond James in connection with the preparation of its opinion:

  Selected Companies Analysis for TEAM America

     Raymond James reviewed financial information, ratios and public market multiples relating to TEAM America and compared them to corresponding financial information, ratios and public market multiples for the following four publicly traded corporations: Employee Solutions; Staff Leasing, Inc.; Teamstaff, Inc.; and Barret Business Services, Inc. Raymond James chose the TEAM America comparison companies because they were publicly traded companies with operations that, for the purposes of this analysis, may be considered similar to TEAM America.

     In its analysis, Raymond James used closing market prices on June 14, 2000 and other publicly available information. Raymond James calculated the total enterprise value to gross revenue, total enterprise value to EBITDA, total enterprise value to EBIT; and equity market value to net income multiples of TEAM America and the TEAM America comparison companies for twelve months ending on March 31, 2000 and calendar years 2000 and 2001. The estimates of 2000 and 2001 gross revenue, EBITDA, EBIT, and net income were based on research published by Raymond James or other investment firms for the TEAM America comparison companies, if available, and management estimates for TEAM America.

     The following table lists the minimum, mean, median, and maximum total enterprise value to gross revenue, total enterprise value to EBITDA, and total enterprise value to EBIT multiples and the equity market value to net income multiples for the TEAM America comparison companies for the twelve months ending on March 31, 2000, calendar year 2000, and calendar year 2001, as compared to the same set of multiples for TEAM America implied by a $6.75 per share purchase price. With respect to the projected information in the table, limited data points are available regarding projected multiples due to limited research coverage, and in some cases negative projected net income and EBITDA, of the TEAM America comparison companies.

  MULTIPLES OF TEAM AMERICA COMPARISON COMPANIES VERSUS TEAM AMERICA MULTIPLES
                        IMPLIED BY $6.75 PER SHARE OFFER

                                                          TOTAL ENTERPRISE VALUE
                       ---------------------------------------------------------------------------------------------
                              TTM AT 3/31/00                      CY 2000                         CY 2001
                       -----------------------------   -----------------------------   -----------------------------
                        GROSS                           GROSS                           GROSS
                       REVENUE   EBITDA      EBIT      REVENUE   EBITDA      EBIT      REVENUE   EBITDA      EBIT
                       -------   ------   ----------   -------   ------   ----------   -------   ------   ----------
Minimum..............   0.03       2.6        3.5       0.03       4.5        5.8       0.02      4.0         5.1
Mean.................   0.16       9.9       13.3       0.09      12.7        5.8       0.08      4.7         9.2
Median...............   0.14       4.8        6.2       0.09      12.7        5.8       0.08      4.7         9.2
Maximum..............   0.35      22.3       30.2       0.15      20.9        5.8       0.13      5.4        13.3
TMAM.................   0.09      16.6       89.7       0.09       8.2       13.8       0.08      6.6         9.8

                             MARKET VALUE MULTIPLES
                       ----------------------------------
                       TTM AT 3/31/00   CY 2000   CY 2001
                       --------------   -------   -------
                            NET           NET       NET
                           INCOME       INCOME    INCOME
                           ------       ------    ------
Minimum..............        5.1          7.9       6.8
Mean.................       27.1          7.9      11.2
Median...............        8.5          7.9      11.2
Maximum..............       67.8          7.9      15.5
TMAM.................         NM         30.3      19.4

     The table below depicts the implied valuation of shares of TEAM America's common stock based on the mean multiple of the TEAM America comparison companies across various metrics.

  IMPLIED VALUATION BASED ON THE MEAN MULTIPLE OF THE TEAM AMERICA COMPARISON
                                   COMPANIES

                                                              IMPLIED EQUITY    IMPLIED PRICE
TOTAL ENTERPRISE VALUE MULTIPLES:                              VALUE ($MM)      PER SHARE ($)
---------------------------------                             --------------    -------------
TTM Gross Revenue...........................................       64.2             12.59
TTM EBITDA..................................................       19.5              3.83
TTM EBIT....................................................        3.0              0.60
CY 2000 Gross Revenue.......................................       32.7              6.42
CY 2000 EBITDA..............................................       54.8             10.74
CY 2000 EBIT................................................       13.2              2.58
CY 2001 Gross Revenue.......................................       33.0              6.47
CY 2001 EBITDA..............................................       23.7              4.64
CY 2001 EBIT................................................       32.0              6.27
Market Value Multiples:
TTM Net Income..............................................         NM                NM
CY 2000 Net Income..........................................        9.0              1.76
CY 2001 Net Income..........................................       19.8              3.88
Offer Price.................................................       34.4              6.75

  Precedent Transaction Analysis

     Raymond James analyzed information relating to the following four transactions in the professional employer organization industry occurring between January 22, 1999 and June 14, 2000:

     - Digital Solutions, Inc./TeamStaff, Inc.

     - Automatic Data Processing, Inc./The Vincam Group, Inc.

     - Selective Insurance Group/Modern Employers, Inc.

     - Investor Group (Fidelity Ventures Limited, AFLAC Incorporated, and Patricoff & Co. Ventures Incorporated)/Novacare Employee Solutions, Inc.

     The following table lists the minimum, mean, median, and maximum price paid in these selected transactions as compared to the comparable calculations for the cash consideration offered in the tender offer.

   COMPARISON OF MULTIPLES OF PRECEDENT TRANSACTIONS TO MULTIPLES IMPLIED BY
                                 CURRENT OFFER

                                          TOTAL ENTERPRISE VALUE/
                                           TRAILING TWELVE MONTH            PRICE/
                                      -------------------------------      TRAILING
                                       GROSS                             TWELVE MONTH
                                      REVENUE    EBITDA       EBIT         EARNINGS
                                      -------    ------    ----------    ------------
Minimum.............................   0.05        3.5         4.6            8.4
Mean................................   0.13       10.5        12.6           23.3
Median..............................   0.13        8.6         9.1           16.2
Maximum.............................   0.24       19.3        24.1           45.4
Offer Price.........................   0.09       16.6        89.7             NM

  Discounted Cash Flow Analysis

     Raymond James performed a discounted cash flow analysis using TEAM America's management projections. Raymond James calculated a range of net present values of free cash flows for the years 2000 through 2004 using discount rates ranging from 13.5% to 17.5%. Raymond James estimated an appropriate range of discount rates based in part on the weighted average cost of capital derived using the capital asset pricing model to estimate the cost of equity for the market as a whole and disclosures in the financial statements regarding TEAM America's cost of debt. To derive the estimated range of discount rates, Raymond James judgmentally increased the resulting weighted average cost of capital by 130 to 530 basis points to provide a range that reflects the illiquid nature of TEAM stock, both in terms of the size of the float and the historic average daily trading volume compared to other publicly traded equity securities. Raymond James calculated a range of TEAM America's terminal values in the year 2004 based on EBITDA multiples ranging from 3.5x to 5.5x. Raymond James used EBITDA multiples ranging from 3.5x to 5.5x based on the comparable trading range of the TEAM America Comparison Companies and the uncertainties inherent in forward estimates of earnings. Raymond James then discounted these terminal values to present value using discount rates ranging from 13.5% to 17.5%. The per share values of TEAM America common stock implied by this analysis ranged from $3.19 to $5.77, as compared to the cash consideration offered in the tender offer of $6.75.

  Price Premiums Analysis

     Raymond James analyzed the cash consideration of the tender offer relative to prices observed in the public trading market for the common stock of TEAM America. The price premium offered by the tender offer was compared to price premiums paid for other public companies with enterprise valuations ranging from $10 million to $30 million over the period from March 1, 1999 to June 1, 2000. By "price premium," Raymond James refers to the premium of the offer price over the market price immediately prior to the announcement of a sale transaction. The table below lists the minimum, mean, median, and maximum price paid for the 29 selected transactions relative to the premium implied by the $6.75 offered in the tender offer.

    PRICE PREMIUMS FOR TRANSACTIONS INVOLVING PUBLIC TARGETS WITH ENTERPRISE
               VALUATIONS RANGING FROM $10 MILLION TO $30 MILLION

                                                     PREMIUM OVER THE CLOSING PRICE
                                                         PRIOR TO ANNOUNCEMENT
                                                    --------------------------------
                                                     1 DAY      1 WEEK      4 WEEKS
                                                    -------    --------    ---------
Minimum...........................................   -58.6%       -9.7%       -1.1%
Mean..............................................    39.3%       52.0%       50.8%
Median............................................    32.0%       38.0%       42.9%
Maximum...........................................   170.0%      246.0%      170.0%
Offer Price.......................................    74.2%       75.6%       68.8%

  Opinion of Raymond James

     On June 30, 2000, Raymond James rendered its written opinion that, as of June 15, 2000 and based upon and subject to various qualifications and assumptions described with respect to its opinion, the cash consideration offered to TEAM America's shareholders in the tender offer, as provided for in the merger agreement, is fair from a financial point of view to TEAM America's shareholders.

     The summary set forth above does not purport to be a complete description of the analyses of data underlying Raymond James' opinion or its presentation to TEAM America's board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James considered the results of such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Raymond James' view of the actual value of TEAM America.

     In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James' analysis of the fairness, from a financial point of view, of the cash consideration offered to TEAM America's shareholders in the tender offer, as provided for in the Merger Agreement, and were provided to the Company's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which businesses or securities might be sold. In addition, as described above, the opinion of Raymond James was one of many factors taken into consideration by TEAM America's board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of TEAM America's board of directors' or TEAM America's management's opinion with respect to the value of TEAM America. TEAM America placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

     In connection with the merger, TEAM America contracted with Raymond James to provide external investment banking services, pursuant to which TEAM America requested that Raymond James provide the fairness opinion summarized herein. TEAM America's board of directors retained Raymond James because of Raymond James' qualifications, expertise, and reputation. Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Through negotiation, TEAM America and Raymond James determined that TEAM America would pay Raymond James a fee upon the consummation of the Transaction, which fee is contingent upon the value of the Transaction. Raymond James' fee will be approximately $691,000, inclusive of $150,000 for the fairness opinion. In the ordinary course of business, Raymond James may trade in the securities of TEAM America for its own account and for the accounts of our customers and, accordingly, at any time hold a long or short position in such securities.

INTERESTS OF TEAM AMERICA'S DIRECTORS AND OFFICERS IN THE MERGER

     In considering the recommendation of the TEAM America board of directors with respect to the merger agreement, TEAM America's shareholders should be aware that some of the directors and members of management have interests in the merger that are different from, or in addition to, the interests of the TEAM America shareholders generally. A description of these interests are set forth below. TEAM America's board of directors was aware of these interests and considered them, among other things, in approving the merger.

     As a condition to closing, Thomas L. Gerlacher will enter into an employment contract with TEAM Mucho.

     After completion of the merger, the TEAM Mucho board of directors will consist of nine members, four of which are current TEAM America directors, and four of which are current Mucho directors. Kevin T. Costello, William W. Johnston, Crystal Faulkner and Lawrence A. McLernon will serve after the merger on the TEAM Mucho board of directors. In addition, key shareholders of both TEAM America and Mucho will enter into a voting agreement at closing which allows each of the TEAM America key shareholders, as a group, and the Mucho key shareholders, as a group, to select persons to be nominated as directors at each TEAM Mucho annual meeting through the 2004 annual meeting. The voting agreement further requires that the members of each group of key shareholders vote for the other group's nominees.

     Kevin T. Costello, TEAM America's President and Chief Executive Officer, was granted an option to purchase 600,000 shares of TEAM America common stock. These options vest upon consummation of the merger. See "The Merger -- Issuance of Options to Kevin T. Costello."

MUCHO'S REASONS FOR THE MERGER AND RECOMMENDATION OF MUCHO'S BOARD OF DIRECTORS

     The Mucho board of directors unanimously determined that the merger agreement is advisable and in the best interests of Mucho and the Mucho shareholders and recommends adoption of the merger agreement to the Mucho shareholders.

     In evaluating the merger, the Mucho board of directors consulted with its management and gave careful consideration to a number of factors which supported the board of directors' determinations, including the following:

     - the various alternatives to the merger, including an initial public offering of stock, and the risks associated with those alternatives, which were perceived as being greater than the risks of proceeding with the merger;

     - the expected operational synergies resulting from the merger of Mucho and TEAM America including the expectation that the combination of the two companies has the potential to enhance shareholder value through increased growth opportunities resulting from the cross marketing to TEAM America's clients, cost savings due to the web-enabling of TEAM America and profit generation;

     - the ability of TEAM Mucho to cross-sell Mucho's services to each of TEAM America's 1,800 clients and their 14,500 worksite employees;

     - the expectations that Mucho may be able to convert a substantial number of TEAM America customers to Mucho members and leverage the established "trust and confidence" relationships with those customers to lead to a quick adoption by those customers of Mucho's wide variety of business products and services over the web;

     - the fact that Mucho's shareholders would have the opportunity to participate in the potential for growth of TEAM Mucho after the merger, as the merger is expected to result in a combined company with greater resources to develop and market Mucho's services;

     - the shares of TEAM America's common stock that Mucho's shareholders will receive in the merger will be publicly tradable, and will provide Mucho shareholders greater liquidity in the near term than other opportunities offered;

     - the risk that Mucho would not be able to raise sufficient capital to continue its current business operations without the merger;

     - the fact that the merger is expected to be a tax-free reorganization for federal income tax purposes;

     - Mucho's ability to terminate the merger agreement if the Mucho board of directors were presented with a superior offer, upon the payment of a termination fee of $1,500,000 to TEAM America, as well as other scenarios under which termination is possible, with or without termination fees; and

     - the ability to raise capital for the combined companies which is expected to allow the acquisition of additional PEO's and worksite employees;

     - the ability to convert TEAM America's proprietary software, TEAM Direct, into a human resource ASP which can be cross sold to Mucho's members;

     - the Mucho board of directors' review of the terms and conditions of the merger agreement. In particular, the board of directors considered the events triggering payment of the termination fee and the limitations on Mucho's ability to negotiate an alternative transaction with other companies, and the potential effect these provisions would have on Mucho receiving alternative proposals which could be superior to the merger.

     The Mucho board of directors also considered a variety of risks and other potentially negative factors in its consideration of the merger agreement and the merger, including the following:

     - the risk that the benefits sought to be achieved by the merger will not be realized;

     - the possibility that TEAM America will not continue to increase its revenues after the merger;

     - the possibility that up to 50% of TEAM America's current shareholders could tender their stock for cash, causing TEAM Mucho to have a greater amount of debt than expected;

     - the possibility of a disruption in management associated with the merger and the challenges and costs of integrating the operations of the companies;

     - the possibility that new investors will be less likely to invest in Mucho until the merger is complete;

     - the possible unwillingness of TEAM America clients to use Mucho services;

     - the possibility that the voting agreement required by the merger agreement will limit investor interest in TEAM Mucho;

     - the potential loss of revenues and business opportunities for TEAM America as a result of confusion in the marketplace after announcement of the merger, or possible adverse reactions by existing or prospective TEAM America customers.

     - the dilutive effect of issuing additional Mucho securities prior to the closing of the merger;

     - the fact that Mucho's obligation to pay a termination fee to TEAM America in specified circumstances might deter other parties from proposing an alternative transaction that might be more advantageous to Mucho shareholders;

     - TEAM America's ability to terminate the merger agreement if the TEAM America board of directors were presented with a superior offer, upon the payment of a termination fee of $1,500,000 to Mucho, as well as other scenarios under which termination by TEAM America is possible, with or without termination fees; and


     - other applicable risks described in this joint proxy statement/information statement/prospectus under "Risk Factors," starting on page 16.


     The foregoing discussion of the information and factors considered and given weight by the Mucho board of directors is not intended to be exhaustive but summarizes the material factors considered. The Mucho board of directors did not assign any relative or specific weights to the various factors considered. Instead, the Mucho board of directors conducted an overall analysis of the factors described above. In considering the factors described above, the individual directors may have given different weight to different factors.

     For the reasons discussed above, the Mucho board of directors has unanimously approved and deemed advisable and in the best interests of the Mucho shareholders the Merger Agreement and the Merger, and unanimously recommends that the Mucho shareholders vote for approval of the adoption of the Merger Agreement and the approval of the Merger.

INTERESTS OF MUCHO DIRECTORS AND OFFICERS IN THE MERGER

     In considering the recommendation of the Mucho board of directors with respect to the merger agreement, Mucho shareholders should be aware that certain members of Mucho's management and board of directors may have interests in the merger that are different from, or in addition to, the interests of Mucho shareholders generally, and which may create potential conflicts of interest. The Mucho board of directors was aware of, and considered, the interests of its directors and officers when it approved the merger agreement, as amended, the merger and the related transactions.

  Mucho Option Plan And Warrants

     In the merger agreement, Mucho and TEAM America agreed to take such action as may be necessary to cause each unexpired and unexercised option and warrant to purchase shares of Mucho common stock to be automatically converted into an option or warrant to purchase a number of shares of TEAM Mucho common stock equal to the number of shares of Mucho common stock subject to the Mucho option or warrant multiplied by the exchange ratio. The exercise price per share of the converted options or warrants will be equal to the exercise price of the Mucho option or warrant divided by the exchange ratio. Each option or warrant, as converted, will otherwise be subject to the same terms and conditions as the corresponding Mucho option or warrant. Unless the applicable option agreement evidencing the Mucho option specifically requires the acceleration of vesting of such Mucho option upon the merger, the Mucho board of directors will not accelerate the vesting of any Mucho options as a result of or in connection with the merger.

     Joseph Ryan, Michael Welden, Tom Anderson, Bryan Harms, Philip Studarus and Joseph Knotek hold options to acquire an aggregate of 341,875 shares of Mucho common stock.

  Ownership Of TEAM America common stock

     Some directors and executive officers of Mucho, and their affiliates or family members, own shares of TEAM America common stock. Steven Cash Nickerson and Jay R. Strauss and their affiliates or family members beneficially, own or control an aggregate of approximately 1,399,752 shares of TEAM America common stock including 102,000 exercisable options held by Mr. Nickerson.

  Directors And Executive Officers

     After completion of the merger the TEAM Mucho board of directors will consist of nine members, four of which are current TEAM America directors and four of which are current Mucho directors. S. Cash Nickerson, Jose Blanco, Jay
R. Strauss and Joseph Mancuso, will serve after the merger on the TEAM Mucho board of directors. In addition, key shareholders of both TEAM America and Mucho will enter into a voting agreement at closing which allows each of the TEAM America key shareholders, as a group, and the Mucho key shareholders, as a group, to select persons to be nominated as directors at each TEAM Mucho annual meeting through the 2004 annual meeting. The voting agreement further requires that the members of each group of key shareholders vote for the other group's nominees.

     The merger agreement states that the following individuals will be elected to the office set opposite their name after the merger is consummated:

S. Cash Nickerson.......................    Chairman of the Board of Directors and
                                            Chief Executive Officer
Jose Blanco.............................    Chief Financial Officer
Jay R. Strauss..........................    Chief Legal Officer

                                   FINANCING

     Provident Capital Corp. has executed a commitment letter with TEAM America and Mucho which, subject to final documentation, provides for a senior secured revolving credit facility on the following terms and conditions:

     - a facility up to $18,000,000.00, of which $10,000,000 will be held and underwritten by Provident;

     - a term of 5 years, 6 months;

     - interest rate at prime + 1% or LIBOR plus 3.5% per annum;

     - proceeds will be used to refinance TEAM America's existing senior debt, to finance the self-tender offer, to fund costs and expenses of the merger transaction and to provide funds for future acquisitions of PEO's by TEAM Mucho;

     - the facility will be secured by all of Team Mucho's assets;

     - an initial advance of up to $4,000,000 shall be available at closing to finance the merger and self-tender offer; this initial advance will be payable interest only for 24 months and will thereafter amortize over 42 months in equal monthly installments;

     - additional funds will be available for acquisitions limited to companies
       (a) in the same line of business, (b) with positive operating income, and
       (c) not causing a default on a pro forma basis after giving effect to the acquisition;

     - availability for acquisitions under the facility will be limited by TEAM Mucho's ability to maintain ratios based on multiples of its EBITDA;

     - amounts drawn for acquisitions will be amortized from the date of funding over the remaining term of the facility;

     - the facility may be prepaid, subject to the payment of premiums payable during the first 3 years of the term;

     - the facility must be paid down, in addition to regular payments, with the proceeds of the sale of assets, condemnation awards, tax refunds, proceeds from the sale of additional debt or equity securities in excess of $25 million, proceeds of key man life insurance and, beginning 2002, with 50% of excess cash flow as defined in the facility;

     - the facility will contain usual and customary financial covenants;

     - default will be defined according to customary and appropriate terms;

     - closing fees will be 2% of the facility; and

     - conditions precedent to funding of the facility, which shall include those usual and customary for transactions of this nature, shall be waived or satisfied prior to closing.

             UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL DATA


     The following tables present selected pro forma condensed combined statements of operations and balance sheet of TEAM America and Mucho. The information is presented as if the merger had occurred on January 1, 1999 for the statements of operations and on September 30, 2000 for the balance sheet. The pro forma data assumes that the merger is effected by the exchange of 0.153 of a share of TEAM America common stock for each share of Mucho common stock, whereby an aggregate of 5,925,925 shares (including 2,222,222 contingently issuable shares) of TEAM America common stock are issued or reserved in exchange for all outstanding Mucho common stock, options and warrants. Based on the outstanding Mucho stock, options and warrants at September 2000, it is currently estimated that of the 5,925,925 TEAM America shares available, 5,709,428 would be issued (including 2,222,222 contingently issuable shares) and 216,497 would be registered for future issuance for outstanding Mucho options and warrants. Because it appears likely the Mucho shareholders will own a majority of the outstanding shares of TEAM America common stock upon completion of the transaction, the merger will be accounted for as a reverse acquisition. Accordingly, for accounting purposes, TEAM America will be treated as the acquired company and Mucho will be considered to be the acquiring company. The purchase price will be allocated to the assets and liabilities assumed of TEAM America based on their estimated fair market values at the acquisition date. TEAM America's financial position and results of operations will not be included in Mucho's consolidated financial statements prior to the date the merger is consummated.



     Under reverse acquisition accounting, the purchase price of TEAM America is based on the fair market value of TEAM America common stock, except for the portion of TEAM America controlled by the Mucho control group, for which the historical cost carryover basis is used. For purposes of presentation in these pro forma financial statements, the fair market value of TEAM America common stock is $4.25 per share, which was the average trading price of TEAM America common stock from November 9, 2000 to November 15, 2000, and the historical cost carryover basis is $6.18 per share. The merger consideration includes 0.153 of a share of TEAM America common stock for each share of Mucho common stock. However, this includes the 2,222,222 of contingently issuable shares. After adjusting for the contingently issuable shares, the exchange ratio is 0.0959 TEAM America shares per Mucho share. This adjusted exchange ratio was utilized for purposes of computing pro forma net loss per share. This exchange ratio will not be adjusted in the event of any increase or decrease in the market price of TEAM America common stock. The number of shares of TEAM America common stock to be registered is fixed at 5,925,925. To the extent Mucho issues additional shares of common stock, options, or warrants prior to the consummation of the merger, TEAM America will still issue or reserve 5,925,925 shares of common stock, and the exchange ratio will be adjusted accordingly. The ultimate fair market value used to account for this transaction will be based upon the closing price of TEAM America common stock at the consummation of this merger. Because of the tender offer, whereby TEAM America will purchase up to 50% of the outstanding shares of its pre-merger common stock at $6.75 per share at the consummation of the merger, it is anticipated that the ultimate fair market value utilized for the application of purchase accounting will be approximately $6.75 per share. These pro forma financial statements include footnote information, which describe the impact this expected increase in the trading price of TEAM America common stock will have on the application of purchase accounting.


     The pro forma condensed combined financial data are intended for information purposes, and do not purport to represent what the combined entity's results of continuing operations or financial position would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period.

                             TEAM AMERICA AND MUCHO

                  PRO FORMA CONDENSED COMBINING BALANCE SHEET

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                AS ADJUSTED
                                                                HISTORICAL
                                    HISTORICAL                     TEAM
                                       TEAM      SUPPLEMENTAL     AMERICA     HISTORICAL    PRO FORMA     COMBINED
                                    AMERICA(A)    ADJUSTMENT    CORPORATION    MUCHO(B)    ADJUSTMENTS    PRO FORMA
                                    ----------   ------------   -----------   ----------   -----------    ---------
ASSETS
Current Assets:
  Cash............................   $ 3,294        $ (100)(c)    $ 3,194       $  131      $              $ 3,325
  Trade A/R, net..................    14,593                       14,593           84          (148)(l)    14,529
  Deferred income tax assets......       246                          246           --                         246
  Prepaid expenses and other......       228                          228           81                         309
                                     -------        ------        -------       ------      --------       -------
          Total current assets....    18,361          (100)        18,261          296          (148)       18,409
                                     -------        ------        -------       ------      --------       -------
  Property and equipment, net.....     1,332                        1,332          973                       2,305
  Intangible assets, primarily
     goodwill, net................    24,932                       24,932           --        (3,775)(d)    21,157
  Other, net......................     1,024           100(c)       1,124           46                       1,170
                                     -------        ------        -------       ------      --------       -------
          Total assets............   $45,649        $   --        $45,649       $1,315      $ (3,923)      $43,041
                                     =======        ======        =======       ======      ========       =======
LIABILITIES AND STOCKHOLDERS'
  EQUITY
  Current liabilities.............   $16,936        $             $16,936       $2,486      $   (148)(l)   $19,274
  Long-term debt and capital lease
     obligations..................        --         7,425(c)       7,425          146                       7,571
  Other long-term liabilities.....       793                          793           --                         793
                                     -------        ------        -------       ------      --------       -------
          Total liabilities.......   $17,729        $7,425        $25,154       $2,632      $   (148)      $27,638
                                     -------        ------        -------       ------      --------       -------
STOCKHOLDERS' EQUITY
  Common stock and additional
     paid-in capital..............   $28,795        $             $28,795       $6,592      $ (3,775)(d)   $23,537
                                                                                               2,053(e)
                                                                                                 225(i)
                                                                                                 (84)(e)
                                                                                             (10,269)(e)
  Subscription receivable.........                                                 (50)                        (50)
  Retained earnings (accumulated
     deficit).....................     2,053                        2,053       (7,859)       (2,053)(e)    (8,084)
                                                                                                (225)(i)
  Excess purchase price...........       (84)                         (84)                        84(e)         --
  Less treasury stock.............    (2,844)       (7,425)(c)    (10,269)                    10,269(e)         --
                                     -------        ------        -------       ------      --------       -------
          Total stockholders'
            equity................    27,920        (7,425)        20,495       (1,317)       (3,775)       15,403
                                     -------        ------        -------       ------      --------       -------
          Total liabilities and
            stockholders'
            equity................   $45,649        $   --        $45,649       $1,315      $ (3,923)      $43,041
                                     =======        ======        =======       ======      ========       =======

                             TEAM AMERICA AND MUCHO

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000

                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                 HISTORICAL
                                                    TEAM       HISTORICAL     PRO FORMA     COMBINED
                                                 AMERICA(A)     MUCHO(B)     ADJUSTMENTS    PRO FORMA
                                                 ----------    ----------    -----------    ---------
Revenues.......................................   $312,247       $    41       $(2,783)(l)  $309,505
                                                  --------       -------       -------      --------
Direct costs:
  Salaries and wages...........................    273,024                      (2,535)(l)   270,489
  Payroll taxes, workers' compensation
     premiums, employee benefits and other.....     26,783                        (248)(l)    26,535
                                                  --------       -------       -------      --------
          Total direct costs...................    299,807                      (2,783)      297,024
                                                  --------                     -------      --------
          Gross profit.........................     12,440            41                      12,481
Expenses:
  Administrative salaries, wages and employment
     taxes.....................................      5,972         3,763                       9,735
  Other selling, general and administrative
     expenses..................................      3,425         2,442                       5,867
  Depreciation and amortization................      1,378           188          (142)(f)     1,424
                                                  --------       -------       -------      --------
          Total operating expenses.............     10,775         6,393          (142)       17,026
                                                  --------       -------       -------      --------
          Income (loss) from operations........      1,665        (6,352)          142        (4,545)
Other income (expense), net:
  Interest income (expense), net...............        (75)         (252)         (400)(g)      (727)
  Other, net...................................
                                                  --------       -------       -------      --------
          Other income (expense), net..........        (75)         (252)         (400)         (727)
                                                  --------       -------       -------      --------
          Income (loss) before income taxes....      1,590        (6,604)         (258)       (5,272)
Income tax expense.............................     (1,020)                      1,020(h)         --
                                                  --------       -------       -------      --------
Net income (loss)..............................   $    570       $(6,604)      $   762      $ (5,272)
                                                  ========       =======       =======      ========
Earnings (loss) per share:
  Basic........................................   $   0.13       $ (0.20)                   $  (0.82)
  Diluted......................................       0.13         (0.20)                      (0.82)
Weighted average shares outstanding:
  Basic........................................      4,337        33,520         2,115(j)      6,452
  Diluted......................................      4,374        33,520         2,078(j)      6,452

                             TEAM AMERICA AND MUCHO

             PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                 HISTORICAL
                                                    TEAM       HISTORICAL     PRO FORMA     COMBINED
                                                 AMERICA(a)     MUCHO(b)     ADJUSTMENTS    PRO FORMA
                                                 ----------    ----------    -----------    ---------
Revenues.......................................   $401,940                      $(539)(1)   $401,401
Direct costs:
  Salaries and wages...........................    350,736                       (489)(1)    350,247
  Payroll taxes, workers' compensation
     premiums, employee benefits and other.....     35,482                        (50)(l)     35,432
                                                  --------       -------        -----       --------
          Total direct costs...................    386,218                       (539)       385,679
                                                  --------       -------        -----       --------
          Gross profit.........................     15,722                                    15,722
Expenses:
  Administrative salaries, wages and employment
     taxes.....................................      7,717           883                       8,600
  Other selling, general and administrative
     expenses..................................      6,079           271                       6,350
  Depreciation and amortization................      1,771            20         (189)(f)      1,602
  Merger termination costs.....................        400                                       400
                                                  --------       -------        -----       --------
          Total operating expenses.............     15,967         1,174         (189)        16,952
                                                  --------       -------        -----       --------
          Income (loss) from operations........       (245)       (1,174)         189         (1,230)
Other income (expense), net:
  Interest income (expense), net...............       (114)          (80)        (800)(g)       (994)
  Other, net...................................       (185)                                     (185)
                                                  --------       -------        -----       --------
          Other income (expense), net..........       (299)          (80)        (800)        (1,179)
                                                  --------       -------        -----       --------
          Income (loss) before income taxes....       (544)       (1,254)        (611)        (2,409)
Income tax expense.............................       (214)                       214(h)          --
                                                  --------       -------        -----       --------
Net loss.......................................   $   (758)      $(1,254)       $(397)      $ (2,409)
                                                  ========       =======        =====       ========
Loss per share:
  Basic........................................   $  (0.17)      $ (0.05)                   $  (0.43)
  Diluted......................................      (0.17)        (0.05)                      (0.43)
Weighted average shares outstanding:
  Basic........................................      4,410        23,495        1,153(j)       5,563
  Diluted......................................      4,410        23,495        1,153(j)       5,563

                             TEAM AMERICA AND MUCHO

                         NOTES TO COMBINING STATEMENTS

                               SEPTEMBER 30, 2000


a. Reflects the historical financial position of TEAM America at the applicable date.

b. Reflects the historical financial position of Mucho at the applicable date.


c. TEAM America has made a tender offer to purchase up to 50% of the total outstanding shares of common stock simultaneous with the closing of the merger for $6.75 per share. Management of TEAM America currently estimates that approximately 25% of the outstanding shares (approximately 1.1 million shares) will be tendered. TEAM America plans to fund this treasury stock transaction through debt financing as described in note g. The debt financing is assumed to include debt issuance costs of $100,000. Because this transaction will be consummated as a part of the closing of the merger, it is being reflected as a supplemental adjustment to the historical financial statements in these pro forma financial statements.



d. These pro forma adjustments reflect the allocation to the assets and liabilities of TEAM America of the difference between the carryover value of TEAM America and TEAM America's book value (the "adjustment to equity"). The carryover value of TEAM America is assumed to be the sum of the fair market value of the outstanding TEAM America common stock not controlled by the Mucho control group, plus the book value of the TEAM America common stock controlled by the Mucho control group. TEAM America's book value is assumed to be its historical stockholders' equity adjusted by the estimated shares repurchased related to the tender offer and the estimated transaction fees of $400,000 which are assumed to have been incurred by TEAM America and Mucho prior to the merger.



TEAM AMERICA'S MARKET VALUE:                                                    (000'S)
----------------------------                                                    -------
Shares of TEAM America common stock outstanding at
  September 30, 2000................................   4,350,999
Shares assumed to be repurchased in relation to the
  tender offer (see note c).........................  (1,100,000)
                                                      ----------
  As adjusted TEAM America common stock shares
     outstanding....................................   3,250,999
  Shares of TEAM America common stock controlled by
     the Mucho control group........................  (1,296,044)
                                                      ----------
As adjusted shares of TEAM America common stock not
  controlled by the Mucho control group.............                1,954,955
Market price per share of TEAM America common
  stock.............................................               $     4.25
                                                                   ----------
  Market value of TEAM America common stock
     outstanding, not controlled by the Mucho
     control group..................................                            $ 8,309
Shares of TEAM America common stock controlled by
  the Mucho control group...........................                1,296,044
Book value per share of TEAM America common stock,
  as adjusted for shares repurchased related to
  tender offer and for assumed transaction fees.....               $     6.18
                                                                   ----------
Book value of TEAM America common stock outstanding,
  controlled by the Mucho control group.............                              8,011
                                                                                -------
TEAM America's carryover value......................                             16,320

TEAM AMERICA'S MARKET VALUE:                                                    (000'S)
----------------------------                                                    -------
TEAM America's book value:
  September 30, 2000 stockholders' equity...........  27,920,000
  Treasury stock assumed to be purchased in tender
     offer
     (see note c)...................................  (7,425,000)
  Assumed transaction fees..........................    (400,000)
                                                      ----------
TEAM America's adjusted book value..................                             20,095
                                                                                -------
Adjustment to equity................................                            $(3,775)
                                                                                =======


   In accordance with purchase accounting, the assets and liabilities of TEAM America are adjusted to fair market value. However, TEAM America's management believes that, except for goodwill, the historical carrying values of its assets and liabilities approximates their fair value. As a result, the adjustment to equity is reflected as an adjustment to goodwill.


       Goodwill -- previously recorded.............................  (24,932)
       Goodwill -- related to the merger between TEAM America and
         Mucho.....................................................   21,157
                                                                     -------
       Adjustment to equity........................................  $(3,775)
                                                                     =======


   The goodwill recorded as a result of these allocations will be amortized over a 20-year life. In determining the estimated useful life, management considered the nature, competitive position, and historical and expected future operating income of the combined company. After the transaction, the combined company will continually review whether subsequent events and circumstances have occurred that indicate the remaining goodwill should be reviewed for possible impairment. The combined company will use projections to assess whether future operating income on a non-discounted basis (before goodwill amortization) is likely to exceed the goodwill amortization over the remaining life of the goodwill, to determine whether a write-down of goodwill to recoverable value is appropriate.

   The ultimate allocation of the purchase price to the net assets acquired, goodwill, other intangible assets, and liabilities assumed is subject to final determination of their respective fair values. This final allocation will be based upon the results of appraisals and other studies that will be performed upon the consummation of the merger. TEAM America's management believes the above preliminary allocations of the purchase price are reasonable and will not materially change upon completion of the appraisals and other studies (other than the expected changes in the stock price which will impact goodwill).


   The calculation of the adjustment to equity in these pro forma financial statements assumed a fair value of $4.25 per share for TEAM America common stock (average trading price of TEAM America common stock for the period November 9, 2000 through November 15, 2000). Because of the tender offer (see note c), it is anticipated that TEAM America common stock will trade at or near $6.75 per share at the date of the closing of the merger. Had $6.75 per share been used to calculate the adjustment to equity, additional goodwill of $4,887,000 would have been recorded. As a result of this additional goodwill and the related additional amortization, the net loss would have increased as follows:



                                                                        AS
                                                                      SHOWN      ADJUSTED
                                                                     --------    --------
       Pro forma period ended September 30, 2000...................   (5,272)     (5,455)
       Pro forma year ended December 31, 1999......................   (2,409)     (2,653)


e. These pro forma adjustments eliminate TEAM America's historical retained earnings, excess purchase price, and treasury stock.

f. These pro forma adjustments adjust historical goodwill amortization for the change resulting from the application of purchase accounting to the assets and liabilities of TEAM America and the resulting change in goodwill.

g. These pro forma adjustments reflect the interest expense associated with the borrowings for the TEAM America shares issued in the tender offer (see note c), as if the borrowings had occurred at January 1, 1999. The interest expense has been computed on an assumption that borrowings related to the purchase of the tendered shares will bear interest at a rate of 10.5% (prime plus 1) and that debt issuance costs of $100,000 are amortized over 5 years.


h. These pro forma adjustments represent the estimated income tax effect of the pro forma adjustments, excluding goodwill expense which has not been and will not be deductible for tax purposes, using an incremental income tax rate of 40%. It also reflects the impact of offsetting Mucho historical taxable losses against TEAM America historical taxable income.


i. These adjustments represent the impact to the balance sheet of the issuance of options for 600,000 shares of TEAM America common stock at an exercise price of $3.875 per share to an officer of TEAM America. The grant of the options is contingent upon the consummation of the merger and shareholder approval. The options are vested immediately. As a result of the issuance of these options, the post acquisition merged company will record a nonrecurring charge to compensation expense for the difference between the fair value of TEAM America stock at the date of the approval of the options and the exercise price of $3.875 per share. This pro forma balance sheet has reflected the compensation expense assuming a fair market value of $4.25 for TEAM America stock. However, because of the tender offer (see note c), it is anticipated that at the time of approval of the options, TEAM America common stock will be trading at a price near $6.75 per share. If the pro forma calculation had assumed a price of $6.75, the total charge would have increased from $225,000 to $1,725,000, pro forma common stock and additional paid in capital would have increased from $23,537,000 to $25,037,000, and retained deficit would have increased from $(8,084) to $(9,584).


j. These pro forma adjustments reflect the conversion of Mucho historical common stock outstanding to TEAM America equivalent shares assuming an exchange ratio of 0.0959. They also reflect the reduction in TEAM America historical shares outstanding resulting from the treasury stock buyback (see note c -- estimated to be approximately 1,100,000 shares).


                                                                 SEPTEMBER 30,    DECEMBER 31,
                                                                     2000             1999
                                                                    (000'S)         (000'S)
                                                                 -------------    ------------
       Historical weighted average Mucho shares outstanding....      33,520          23,495
       Exchange ratio..........................................     X0.0959         X0.0959
                                                                    -------         -------
         Equivalent TEAM America shares........................       3,215           2,253
         Less: assumed tender offer shares (see note c)........      (1,100)         (1,100)
                                                                    -------         -------
       Pro forma adjustment to weighted average shares
         (basic)...............................................       2,115           1,153
         Less: impact of historically dilutive TEAM America
               options, which are anti-dilutive in pro forma
               calculation.....................................         (37)             --
                                                                    -------         -------
         Pro forma adjustment to weighted average shares
            (diluted)..........................................       2,078           1,153


k. As part of this transaction, 2,222,222 shares of contingently issuable TEAM America common stock will also be issued to the shareholders of Mucho. Contingent shares will be released upon the combined company meeting the terms of the contingency as described elsewhere in this document. The release of these shares will be treated as a stock dividend for accounting purposes.

l. These pro forma adjustments reflect the elimination of intercompany transactions related to professional employer organization services provided by TEAM America to Mucho.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement/information statement/prospectus. This summary is qualified in its entirety by reference to the merger agreement. We urge you to read the merger agreement carefully.

     The merger agreement provides that, following its adoption by TEAM America's shareholders and Mucho's shareholders and the satisfaction or waiver of the other conditions to the merger, Merger Sub will merge with and into Mucho. Mucho will continue as the surviving corporation of the merger, and become TEAM America's wholly owned subsidiary, and Merger Sub will cease to exist. As a result of the merger, TEAM America will change its name to TEAM Mucho, Inc.

     The merger will become effective after Merger Sub and Mucho file a certificate of merger with the Secretary of State of Nevada, as required under applicable Nevada law. We expect that this will occur in the fall of 2000.

CONVERSION OF MUCHO SHARES; MERGER CONSIDERATION

     In the merger, all issued and outstanding securities of Mucho, including outstanding shares of Mucho common stock and outstanding warrants and options, will convert into the right to corresponding securities of TEAM America common stock, as determined under the merger agreement. The number of shares of TEAM America common stock that we will issue to Mucho's shareholders in exchange for all the outstanding Mucho common stock, warrants and options will equal 5,925,925 diluted shares of TEAM America common stock.

     Each outstanding share of Mucho stock will be converted into TEAM America shares using an exchange ratio. This exchange ratio is calculated by dividing 5,925,925 by the number of diluted shares of Mucho common stock, options and warrants at the effective time of the merger. The number of diluted shares of Mucho common stock, options and warrants to be exchanged for shares of TEAM America common stock will include:

     - all issued and outstanding shares of Mucho common stock;

     - all outstanding shares of other classes of Mucho voting capital stock, including, but not limited to, shares of Mucho preferred stock, giving effect to the conversion of such capital stock;

     - all warrants, whether vested or unvested, contingent or otherwise, giving effect to the exercise of such warrants;

     - all stock options, whether vested or unvested, contingent or otherwise, giving effect to the exercise of such options;

     - all other derivative securities of any kind or nature, whether vested or unvested, contingent or otherwise, giving effect to the exercise or conversion of such derivative securities; and

     - any other debt or equity securities, whether vested or unvested, contingent or otherwise, convertible into shares of Mucho capital stock, giving effect to the conversion of such debt or equity.

     The following table sets forth the exchange ratio and number of shares of TEAM Mucho common stock that a Mucho shareholder would receive based upon the number of diluted shares of Mucho common stock assuming that such shareholder owned 100,000 shares of Mucho common stock:

  NUMBER OF DILUTED SHARES                    NUMBER OF TEAM MUCHO
   COMMON SHARES OF MUCHO                       SHARES RECEIVED
        COMMON STOCK         EXCHANGE RATIO      IN THE MERGER
  ------------------------   --------------   --------------------
         38,000,000              .1559               15,590
         38,500,000              .1539               15,390
         39,000,000              .1519               15,190
         40,000,000              .1481               14,810
         40,500,000              .1463               14,630
         41,000,000              .1445               14,450

     As of July 31, 2000, the number of diluted shares of Mucho common stock was 38,224,581.

     As part of the negotiations between TEAM America and Mucho, the parties determined that the relative value of the Mucho component of the on-going enterprise, depended on the ability to raise additional equity funding and satisfy revenue-related performance criteria. Accordingly, TEAM America required that S. Cash Nickerson, Jay Strauss, Jose Blanco, David Waal, Tom Anderson, Joseph Ryan, Bryan Harms, Joseph Knotek, and Michael Weldon, some of Mucho's founding shareholders, place a total of 2,222,222 shares of the TEAM America common stock received by them in the merger into escrow. The Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if Stonehenge or its affiliates, business partners or other investors obtained or arranged by Stonehenge provide $10 million in private equity financing on behalf of TEAM Mucho prior to December 31, 2001. If Stonehenge provides $10 million in private equity financing, the remaining half of the escrowed shares will be released on a pro rata basis to the Mucho shareholders who escrowed shares, if, in any consecutive three month period prior to December 31, 2002, TEAM Mucho's operating revenue from Mucho's Internet operations plus incremental TEAM PEO gross margin in excess of eight percent (8%) over TEAM America's prior year's gross margin during the same three-month period is $2 million or greater. If Stonehenge does not raise the $10 million in private equity financing, the Mucho shareholders who enter into the escrow agreement will receive half of the escrowed shares on a pro rata basis if TEAM Mucho raises $15 million in equity financing prior to December 31, 2001. The Mucho shareholders who enter into the escrow agreement will receive the remaining half of the escrowed shares on a pro rata basis if Mucho earns $2 million of operating revenue from its Internet operations in any consecutive three-month period prior to December 31, 2002 provided that TEAM Mucho has raised $15 million in equity financing.

     If any escrowed shares are not released in accordance with the two requirements set forth above, then those shares will be returned to TEAM Mucho and cancelled on January 1, 2003. If, however, prior to January 1, 2003, there shall have been a change of control of TEAM Mucho, the TEAM Mucho's board of directors shall immediately authorize the total release of the escrowed shares; provided, that, at the time the change in control occurs, the transaction which caused the change in control was consummated for TEAM Mucho common stock at a price in excess of $6.75 per share.

     No fractional shares of TEAM America common stock will be issued to Mucho shareholders. Instead, each Mucho shareholder otherwise entitled to receive a fractional share, after taking into account all Mucho Certificates registered in the name of such holder, will receive its cash value, as calculated according to the merger agreement. Mucho shareholders will not receive interest with respect to any of these cash payments.

     When the merger is completed, TEAM Mucho will assume the obligations of all warrants and options to purchase Mucho common stock that have not been exercised or cancelled prior to the effective time of the merger. At the effective time, these warrants and options will convert into warrants and options to purchase

TEAM Mucho common stock and will continue to have the same terms and conditions set forth in the applicable Mucho warrant or option agreement in effect before the merger, except that:

     - Mucho options and warrants will be or become exercisable for the number of whole shares of TEAM Mucho common stock equal to the number of Mucho shares of common stock issuable upon the exercise of the Mucho options and warrants immediately before the merger multiplied by the exchange ratio; and

     - the per share exercise price for shares issuable upon the exercise of the converted Mucho options and warrants will be equal to the per share exercise price immediately before the merger divided by the exchange ratio, rounded to the nearest whole cent.

     All unvested common stock, warrants, and options to purchase Mucho common stock that are outstanding immediately before the effective time will automatically convert into unvested stock, warrants, and options to purchase TEAM Mucho common stock. Mucho stock that is restricted or subject to forfeiture or other condition, once converted into shares of TEAM Mucho stock, warrants and options, will contain the same restrictions and conditions.

TEAM AMERICA TENDER OFFER


     In conjunction with the merger, TEAM America will offer to purchase up to 2,175,492 shares of its common stock representing a total purchase of up to 50% of its outstanding common shares on November 10, 2000 at a purchase price of $6.75 per share, if (i) a majority of its common stock is voted in favor of the merger and the related transactions; and (ii) no more than 50% of the outstanding shares of TEAM America's common stock are tendered for cash. Notwithstanding the above, if more than 2,175,492 shares of TEAM America common stock are tendered, TEAM America will accept the tendered shares on a pro rata basis. The offer to purchase TEAM America shares of common stock will expire and the ability to withdraw a self tender at 12:00 p.m. on the date of TEAM America's special meeting and payments for the tendered shares will be made after the expiration of the tender offer.


     Immediately after the merger, Mucho shall irrevocably deposit or cause to be deposited or make an irrevocable line of credit, in form reasonably acceptable to TEAM America, available to National City Bank, as agent for the holders of TEAM America's common stock tendered for $6.75 per share, in the amount necessary to pay for the tendered shares. Upon the expiration of the tender offer TEAM America will accept the tendered shares in exchange for cash. Each holder of a certificate or certificates representing tendered shares must surrender such certificate or certificates to National City Bank within 10 business days after the merger becomes effective to receive the payment of cash for the tendered shares on such holder's behalf.

     Upon receiving a surrendered certificate or certificates, National City Bank will promptly distribute to each person who tenders their shares a registered check in the amount of $6.75 per tendered share. Holders of shares that have been tendered will cease to have any rights with respect to such tendered shares, other than the right to receive $6.75 per share as provided in the merger agreement.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF TEAM AMERICA AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE TENDER OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE TENDER OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TEAM AMERICA OR MUCHO.

COVENANTS AND CONDITIONS TO COMPLETION OF THE MERGER

     The merger agreement contains covenants that TEAM America, Merger Sub and Mucho have made in connection with the merger. These covenants relate to:

     - the conduct of TEAM America's business and that of its subsidiaries before the completion of the merger;

     - the conduct of Mucho's business before the completion of the merger;

     - the preparation and filing of a registration statement with the Securities and Exchange Commission; and

     - other customary covenants for agreements of this type.

     In addition, each of TEAM America, Mucho and Merger Sub have made representations and warranties about matters including their respective assets, liabilities, financial statements, and authority to enter into the merger. These representations and warranties are customary in this type of transaction.

     The merger agreement also contains conditions that TEAM America, Merger Sub, and Mucho each must satisfy before any of them are obligated to complete the merger. These conditions may be amended or waived prior to the time the merger becomes effective if such amendment or waiver is in writing and signed by both TEAM America and Mucho in the case of an amendment or, in the case of a waiver, by the party against whom the waiver is to be effective. There shall be no amendment that requires further approval by the shareholders of TEAM America or Mucho, as the case may be, unless further shareholder approval is required by law. These conditions require that:

     - Mucho and TEAM America obtain adoption of the merger agreement and approval of the merger from their shareholders;

     - the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Act;

     - no legal injunction, order or decree be in effect that would prevent completion of the merger or tender offer as contemplated by the parties in the merger agreement;

     - S. Cash Nickerson, Jose Blanco, Thomas Gerlacher and Jay Strauss shall have each entered into employment agreements with TEAM Mucho;

     - key shareholders of TEAM America and Mucho shall have entered into a voting agreement;

     - the SEC shall have declared effective the Form S-4 Registration Statement regarding the merger; and

     - holders of not more than 5% of Mucho's outstanding stock notify Mucho in accordance with Nevada law of their intention to assert dissenters' rights.

     In addition, the merger agreement provides conditions under which TEAM America or Mucho may terminate the merger agreement, several of which are customary in this type of transaction. The merger agreement also allows for termination under the following circumstances:

     - If either TEAM America or Mucho receive a bona fide proposal to acquire, directly or indirectly, more than 50% of the then outstanding shares of such company's respective common stock for consideration of cash and/or securities on terms that the board of directors of the company receiving such superior proposal determines in its good faith judgment to be more favorable to the holders of that company's common stock than the transactions provided for in the merger agreement, then the board of directors of such company may withdraw its recommendation of the transactions, including the merger, contemplated in the merger agreement, provided that the party receiving the superior proposal provides written notice to the other party to the merger agreement of such proposal and such other company does not, within seven business days of receipt of such notice, make an offer at least as favorable as the superior proposal.

     - If the merger has not been consummated by December 31, 2000.

     If either TEAM America or Mucho approves a bona fide offer to acquire more than 50% of their company's then outstanding common stock, the company that approves the offer will owe a $1.5 million termination fee to the other company. In addition, if the Mucho shareholders do not approve the merger, TEAM America may receive a $1.5 million termination fee.

EXCHANGE OF CERTIFICATES

     When the merger is completed, Mucho common stock will automatically convert into the right to receive shares of TEAM Mucho common stock. Therefore, Mucho shareholders will need to exchange their old Mucho stock certificates for TEAM Mucho stock certificates as a result of the merger. The new stock certificates will be issued in the name of TEAM Mucho to reflect TEAM America's name change after the merger.

     TEAM America's transfer agent, National City Bank, will deliver to Mucho's shareholders of record a letter of transmittal and instructions to facilitate the exchange of certificates. A Mucho shareholder who surrenders his or her certificate to National City Bank, together with a duly executed letter of transmittal and, for those Mucho shareholders who, in accordance with the merger agreement, are required to place a portion of their shares in escrow, a copy of the escrow agreement signed by the shareholder, will receive, in exchange therefor:

     - a certificate representing that number of TEAM Mucho common stock that the shareholder is entitled to receive, less, in the case of those Mucho shareholders required to place a portion of their shares in escrow, any shares placed in escrow in accordance with the merger agreement; and

     - when applicable, a check representing cash in lieu of any fractional shares.

     If a certificate representing shares of Mucho stock has been lost, stolen or destroyed, the shareholder must submit to National City Bank an affidavit in a form that TEAM Mucho and National City Bank have approved. Upon receipt of a properly executed affidavit, National City Bank will deem the lost, stolen or destroyed certificate to be cancelled. As a condition to issuing a new stock certificate, however, TEAM Mucho may require the holder of any lost, stolen or destroyed certificate to provide it with a bond in any amount as it may direct.

     MUCHO SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES NOW, BUT RATHER SHOULD ONLY SUBMIT STOCK CERTIFICATES UPON RECEIPT OF, AND TOGETHER WITH, THE LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS, AS WELL AS, WHEN APPLICABLE, AN EXECUTED COPY OF THE ESCROW AGREEMENT.

NASDAQ LISTING

     We expect that shares of TEAM America common stock to be issued in the merger will be listed on the Nasdaq SmallCap Market as TEAM Mucho stock after the name change. TEAM America has filed a listing application with Nasdaq covering these shares. Upon consummation of the merger, TEAM Mucho will attempt to change its ticker symbol to "TEMO" from the present ticker symbol, "TMAM."

EXPENSES

     Generally, TEAM America and Mucho will each pay its own transaction costs and expenses in connection with the merger. If Mucho is unable to arrange financing for any applicable cash component of the merger or tender offer consideration, Mucho will pay or reimburse TEAM America for all reasonable out-of-pocket costs, fees and expenses incurred by TEAM America in connection with the merger up to $250,000. TEAM America will pay any fees owed to Raymond James in connection with the merger. Filing fees relating to the Hart-Scott Rodino Act, if any, will be shared equally by TEAM and Mucho. Financial printing fees incurred in connection with the printing of this proxy statement/information statement/prospectus will be paid 75% by Mucho and 25% by TEAM America. Any SEC filing fees, NASD fees, Nasdaq fees and Blue Sky fees relating to the merger will be paid by Mucho. Any SEC filing fees, NASD fees, Nasdaq fees and Blue Sky fees relating to the tender offer will be paid by TEAM America.

MUCHO DISSENTERS' RIGHTS

     Mucho shareholders are entitled to dissenters rights in the merger. A copy of the statute is attached to this proxy statement/information statement/prospectus as Appendix D. Mucho shareholders who are considering exercising dissenters' rights should review the statute carefully, particularly the steps required to perfect dissenters' rights. No provision under Nevada law provides a shareholder the right to later withdraw and demand payment if the shareholder does not comply with the statutory requirements. Set forth below is a summary of the steps to be taken by a holder of record to exercise the right to dissent. This summary should be read in conjunction with the full text of the attached statute.

     To exercise your right to dissent:

     - before the vote is taken, you must deliver written notice to the Mucho secretary stating that you intend to demand payment for your shares if the merger with TEAM America is completed; and

     - you must NOT vote your shares in favor of the merger either by proxy or in person.

     If you send written notice of your intent to dissent before the vote on the merger, Mucho must send you a written dissenters' notice within 10 days after the merger is effective telling you:

     - where your demand for payment must be sent and where your stock certificates must be deposited;

     - what happens if you own shares but do not have the stock certificate; and

     - the date by which Mucho must receive the demand form, which must be between 30 and 60 days after notice delivery,

     and providing you:

     - a form to demand payment setting forth the date by which you must have acquired beneficial ownership of your shares in order to dissent (a date prior to the public announcement of the merger); and

     - a copy of the statute.

     YOUR FAILURE TO DEMAND PAYMENT IN THE PROPER FORM OR DEPOSIT YOUR CERTIFICATES AS DESCRIBED IN THE DISSENTERS' NOTICE WILL TERMINATE YOUR RIGHT TO RECEIVE SUCH PAYMENT FOR YOUR MUCHO SHARES. YOUR RIGHTS AS A MUCHO SHAREHOLDER WILL CONTINUE UNTIL THOSE RIGHTS ARE CANCELED OR MODIFIED BY THE COMPLETION OF THE MERGER.

     Within 30 days of receipt of a properly executed demand for payment, Mucho must pay you what it determines to be the fair market value plus interest for your shares. Payment must be accompanied by specific financial records of Mucho, a statement of Mucho's fair value estimate, including how interest was calculated, information regarding your right to challenge the fair value estimate, and copies of relevant portions of the Nevada Revised Statutes.

     Within 30 days from the receipt of the fair value payment, you may notify Mucho in writing of your own fair value estimate and demand the difference. Failure to demand the difference within 30 days of receipt of payment terminates your right to challenge Mucho's calculation of fair value.

     If you and Mucho cannot agree on fair market value within 60 days after Mucho receives a shareholder demand, Mucho must commence legal action seeking court determination of fair market value. If Mucho fails to commence a legal action within the 60 day period, it must pay each dissenter whose demand remains unsettled the amount they demanded. Proceedings instituted by Mucho will be in Washoe County, Nevada. Costs of legal action will be assessed against Mucho, unless the court finds that the dissenters acted arbitrarily, in which case costs will be equitably distributed. Attorneys' and expert fees may be divided in the court's discretion among the parties.

ACCOUNTING TREATMENT

     We intend to account for the merger as a reverse acquisition using the purchase method of accounting under generally accepted accounting principles and the rules and regulations of the SEC. For accounting purposes, Mucho will be acquiring TEAM America.

INCOME TAX CONSEQUENCES

     The following discussion is a summary of key U.S. federal income tax consequences of the merger and tender offer to TEAM America and Mucho shareholders. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular shareholders, and does not apply to shareholders whom

     - are not U.S. citizens or residents;

     - will acquire TEAM Mucho common stock through the exercise or termination of employee stock options or otherwise as compensation; or

     - are broker-dealers, retirement plans, tax-exempt entities, financial institutions or insurance companies.

     This discussion also does not address the applicability of any foreign, state, local or other tax laws. The discussion assumes that Mucho shareholders and TEAM America shareholders hold their respective stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. The following discussion is based on currently existing provisions of the United States tax laws, existing and proposed regulations thereunder, and current administrative rulings and court decisions. The discussion is not binding on the Internal Revenue Service and no tax rulings will be sought or be obtained in connection with the merger or the tender offer. There can be no assurance that the Internal Revenue Service will agree with the tax consequences of the merger or the tender offer described below. All of the tax discussion in this proxy statement/information statement/prospectus is subject to change as a result of changes in the U.S. tax laws, which could impact the continuing validity of the this tax discussion.

     TEAM AMERICA AND MUCHO SHAREHOLDERS' SHOULD, THEREFORE, CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM AS A RESULT OF THE MERGER AND TENDER OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.


     In the opinion of Jenner & Block, the merger will be a tax-free reorganization under Section 368 of the Code and generally will have the following U.S. federal income tax consequences to Mucho shareholders:


     - Mucho shareholders will recognize no gain or loss upon the conversion of their Mucho shares into shares of TEAM Mucho common stock, except that they will recognize a gain or loss on their receipt of cash, if any, in lieu of fractional shares. Any recognized gain or loss will be capital gain or loss equal to the difference between the cash received and the portion of the Mucho shareholder's basis in the Mucho stock allocable to the fractional share;

     - the tax basis of shares of TEAM Mucho common stock received by a Mucho shareholder will be the same as the shareholder's basis in Mucho shares converted in the merger, reduced by any amount allocable to a fractional share interest for which cash is received;

     - the holding period for the shares of TEAM Mucho common stock received in the merger will include the holding period of the Mucho shares converted in the merger; and

     - Mucho shareholders will recognize gain or loss for U.S. income tax purposes in connection with the exercise of dissenters' rights.


     - The above description applies to Mucho shareholders who will not have any portion of their TEAM America shares escrowed at closing. Certain TEAM America shares otherwise receivable by certain Mucho shareholders will be deposited in an escrow fund upon completion of the merger. See page 54, Conversion of Mucho Shares; Merger Consideration. If and when such TEAM America shares are released to the Mucho shareholders, it is likely that the Internal Revenue Service would treat a certain number of the shares as ordinary interest income under Code sec.483. Jenner & Block has expressed no opinion on this issue, and each Mucho shareholder should consult their own tax advisors as to the tax consequences of the escrow arrangement.


     Payments made in lieu of issuance of fractional shares of TEAM Mucho common stock may be subject to information reporting to the Internal Revenue Service and a backup withholding tax. Backup withholding will not apply, however, to a payment to a Mucho shareholder or his or her payee that completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to TEAM Mucho and the exchange agent that they are exempt from backup withholding.

     The merger should not result in any U.S. federal income tax consequences to the TEAM America shareholders as the TEAM America shareholders will not be exchanging any of their shares in the merger nor receiving any consideration for their shares in the merger. Furthermore, TEAM America shareholders are not entitled to exercise dissenter's rights with respect to the merger.

     A TEAM America shareholder participating in the tender offer will be treated either as having sold shares of TEAM America common stock or as having received a dividend distribution from TEAM America.

     A TEAM America shareholder whose TEAM America shares are tendered pursuant to the tender offer will be treated as having sold such shares if, under Section 302 of the Code, the sale

     - results in a "complete termination" of all of such shareholder's equity interest in TEAM America;

     - is a "substantially disproportionate" redemption with respect to such shareholder; or

     - is "not essentially equivalent to a dividend" with respect to such shareholder.

In applying each of the Section 302 tests, a TEAM America shareholder must take into account not only TEAM America shares actually owned by the TEAM America shareholder but also shares owned by certain related individuals and entities that are constructively owned by such TEAM America shareholder pursuant to
Section 318 of the Code.

     The receipt of cash by a TEAM America shareholder in the tender offer will result in a "complete termination" of the shareholder's interest if either (i) all of the TEAM America shares that are actually and constructively owned by the shareholder are sold pursuant to the tender offer or (ii) all of the TEAM America shares actually owned by the shareholder are sold pursuant to the tender offer and the shareholder is eligible to waive, and effectively waives, the attribution of any TEAM America shares constructively owned by the shareholder in accordance with the procedures described in the Internal Revenue Code. A sale of TEAM America shares will be "substantially disproportionate" with respect to a TEAM America shareholder if the percentage of the then outstanding TEAM America shares actually and constructively owned by such shareholder immediately after the sale of the shareholder's shares pursuant to the tender offer is less than 80% of the percentage of the TEAM America shares actually and constructively owned by such shareholder immediately before the tender offer (treating shares sold pursuant to the tender offer as outstanding). A TEAM America shareholder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such shareholder's proportionate interest in TEAM America constitutes a meaningful reduction" given such shareholder's particular facts and circumstances.

     For purposes of applying the tests under code section 302, a TEAM America shareholder should treat the TEAM America shares issued to the Mucho shareholders pursuant to the merger as outstanding TEAM America shares.

     If a TEAM America shareholder is treated as having sold his or her shares in the tender offer, such shareholder will recognize capital gain or loss equal to the difference between the amount of cash received and such shareholder's adjusted tax basis in the shares sold to TEAM America.

     If a TEAM America shareholder who participates in the tender offer is not treated as having sold his or her shares, such shareholder will be treated as receiving a dividend to the extent of such shareholder's ratable share of the TEAM America earnings and profits. Such a dividend may be included in the shareholder's gross income as ordinary income without reduction for the adjusted tax basis of the shares sold. In such event, the shareholder's adjusted tax basis in his or her TEAM America shares sold in the tender offer generally will be added to such shareholder's adjusted tax basis in the TEAM America shares not sold in the tender offer. To the extent, if any, that the cash received by a TEAM America shareholder exceeds such shareholder's ratable share of TEAM America's earnings and profits, it will be treated first as a tax-free return of such shareholder's adjusted tax basis in the shares and thereafter as capital gain.

     TEAM America cannot presently determine whether or the extent to which the tender offer will be oversubscribed. If the tender offer is oversubscribed, proration of tenders will cause TEAM America to accept fewer TEAM America shares than are tendered. Therefore, a TEAM America shareholder can be given no assurance that a sufficient number of such his or her TEAM America shares will be purchased pursuant to the tender offer to ensure that such purchase will be treated as a sale or exchange, rather than as a dividend, for United States federal income tax purposes pursuant to the rules discussed above.

     Any cash proceeds received by a TEAM America shareholder tendering their shares may be subject to information reporting to the Internal Revenue Service and a backup withholding tax. Backup withholding will not apply, however, to a payment to a TEAM America shareholder or his or her payee that completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to TEAM America and the exchange agent that they are exempt from backup withholding.

     TEAM America shareholders who do not accept the tender offer to tender will not incur any tax liability as a result of the consummation of the tender offer.

RESALES BY AFFILIATES

     Shareholders who are deemed "affiliates" of Mucho under Rule 145 of the Securities Act will only be permitted to transfer their shares of TEAM America common stock issued in the merger under the following circumstances:

     - pursuant to an effective registration statement under the Securities Act;

     - in compliance with Rule 145; or

     - pursuant to an exemption from the registration requirements of the Securities Act.

     TEAM America will place appropriate legends on the certificates of its common stock to be received by affiliates of Mucho. TEAM America may also issue stop transfer instructions to its transfer agent, National City Bank, reflecting the resale restrictions on Mucho affiliates stated above. The merger agreement requires affiliates of Mucho to deliver a written agreement to TEAM America stating that they will not sell, transfer, or dispose of their shares of our common stock received in the merger except in accordance with the above restrictions.


                            TEAM MERGER CORPORATION


     TEAM Merger Corporation was incorporated in Nevada in June 2000 and is a wholly owned subsidiary of TEAM America formed for the purpose of facilitating the merger. At the effective time, Merger Sub will be merged with and into Mucho, Mucho will survive the merger, and the separate existence of Merger Sub will cease.

     Currently the sole director of Merger Sub is Kevin T. Costello. Mr. Costello is also the President and Chief Executive Officer of TEAM America.

     The current executive officers of Merger Sub are as follows:

Kevin T. Costello.........................................  President
Thomas L. Gerlacher.......................................  Vice President and Treasurer
William W. Johnston.......................................  Secretary

                 MUCHO MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



OVERVIEW



     Mucho is a business-to-business e-marketplace, or online business center, for small business owners and decision makers. Since July 1999, Mucho has allocated the majority of its resources to developing a unique and proprietary site architecture, building infrastructure, establishing a core set of service and product offerings, and acquiring new members. Improvements to Mucho's technology include development of functional features on its website, expansion of its web server traffic capacity, development of its underlying databases and creation of accurate and comprehensive management reporting capabilities. Mucho's site was beta launched in April 2000 and definitively launched in June 2000.



RESULTS OF OPERATIONS



     In view of the rapidly changing nature of Mucho's business and its limited operating history, Mucho believes that a historical comparison of revenue and operating results is not necessarily meaningful and should not be relied upon as an indication of future performance. This is particularly true for Mucho and other companies that operate in new and rapidly evolving markets. As a result, Mucho's prospects should be considered in light of the risks, expenses and difficulties encountered by companies in Mucho's state of development, particularly early-stage companies in new and rapidly evolving markets.



     The following table sets forth Mucho's statement of operations data for the period from incorporation, July 8, 1999, through December 31, 1999, and the first nine months of 2000. The financial data for December 31, 1999 are derived from Mucho's audited financial statements, which, in the opinion of Mucho's independent auditors, include all the necessary information for a fair presentation of such information in accordance with generally accepted accounting principles. The financial data for September 30, 2000 are derived from Mucho's unaudited financial statements, which, in the opinion of management, include all the necessary information for a fair presentation of such information in accordance with generally accepted accounting principles. The results of operations for any quarter should not be deemed indicative of the results of operations for any future period.



                          STATEMENT OF OPERATIONS DATA



                                                           NINE MONTHS ENDED    PERIOD FROM INCEPTION
                                                           SEPTEMBER 30,2000      (JULY 8, 1999) TO
                                                              (UNAUDITED)         DECEMBER 31, 1999
                                                           -----------------    ---------------------
Revenue..................................................     $    40,753           $         --
                                                              -----------           ------------
Operating expenses:
  Personnel..............................................     $ 3,762,706           $    882,902
  Selling, general and administrative....................       2,630,309                291,048
                                                              -----------           ------------
          Total operating expenses.......................       6,393,015              1,173,950
                                                              -----------           ------------
          Loss from operations...........................       6,352,262              1,173,950
                                                              -----------           ------------
Other (income) expenses:
  Interest (income)......................................          (6,524)                    --
  Interest expense.......................................         259,143                 80,545
                                                              -----------           ------------
          Total other expenses...........................         252,619                 80,545
  NET (LOSS).............................................     $(6,604,881)          $ (1,254,495)
                                                              ===========           ============



PLAN TO DERIVE REVENUE



     No revenue was generated for the period from incorporation, July 8, 1999, to December 31, 1999. During the nine month period ending September 30, 2000, Mucho recognized $40,753 primarily from the sale of sponsorships to strategic vendors. Product revenue is also derived from commissions and fees from contracted vendors who pay Mucho a commission or fee depending on the nature of the purchase made online by Mucho's customers. Revenue is reported as the net amount paid to Mucho by the vendor with respect to the product or service purchased. Actual cash receipts were substantially greater than $40,000, but the Company's revenue recognition policy resulted in $134,500 of deferred revenue at September 30, 2000.



     Orders with the vendors are initiated directly by Mucho members through Mucho's site. Vendors consummate purchases with members and separately pay Mucho commissions or fees. Mucho requires that all vendors be web enabled and be capable of transacting business with customers on the web. Mucho also requires that each vendor be national in scope and service Mucho's customers in the continental U.S. Mucho does not have minimum commitments or guaranteed pricing with any vendors nor does Mucho have minimum commitments or guaranteed pricing with any of its suppliers. Mucho's agreements are generally cancelable at any time by either party.



     Another of Mucho's strategies to derive revenues is to encourage its members to utilize the services it offers, such as online accounting, tax preparation, and sales force management. Because of the relatively smaller cost of goods sold associated with these services, which are primarily commission based, they carry significantly higher margins. As a result, if Mucho is successful in this strategy, it anticipates that gross margin from service revenue will account for a greater portion of total gross margin in the future.



MUCHO'S COSTS AND EXPENSES



     Mucho expects to obtain members and drive traffic to its website in part by offering its members attractive and important services that can improve members' business productivity and competitive prices on products that small businesses often purchase on a repeat basis. Mucho believes the combination of its service and product offerings, as well as its news, information and tools, will support its efforts to retain and attract members in the future.



     A substantial proportion of Mucho's total operating expenses of $1,173,950 for the period ended December 31, 1999, and $6,393,015 for the first nine months of 2000, related to the technical development of Mucho's site. Mucho believes its success will depend on developing an attractive and easy-to-navigate website that provides a high level of utility to small business owners and decision makers. In an effort to maintain the cost of member acquisition at manageable levels, Mucho has entered into agreements with several associations and established business relationships with several small community banks and with organizations that include small business owners. The agreements and business relationships provide Mucho access to the organizations' customer base and the organizations receive a share of Mucho's commissions from vendors' sales to those customer bases. Mucho has incurred net losses and negative operating cash flow in each quarterly period since its incorporation, and, as of December 31, 1999, its accumulated deficit was $1,254,495. For the nine months ending September 30, 2000 its operating loss was $6,604,881.



NON-CASH STOCK-BASED COMPENSATION



     The Mucho.com, Inc. 2000 Stock Option Plan was adopted by Mucho's board of directors in January 2000. In February 2000, Mucho granted to employees options to purchase an aggregate of 213,750 shares of common stock at an exercise price of $.05 per share. At the time of the grant the fair market value of Mucho's stock was valued at $.40 per share and, accordingly, in the nine month period ended September 30, 2000, Mucho recorded employee compensation expense of $74,813. This charge represents the difference between the deemed fair market value of Mucho common stock for accounting purposes and the exercise price of the options. The expense has been recognized in the current period since the grant was for services performed before the date of grant. At September 30, 2000, 145,000 non-qualified options had been forfeited and non-qualified options to purchase 148,750 shares of common stock remain outstanding.



     In February 2000, Mucho issued common stock valued at $200,000 for directors' services to be performed during the year 2000. In the first three quarters of 2000, Mucho recorded $150,000 as directors compensation expense and recorded $50,000 as a subscription receivable. In the remaining quarter of 2000, Mucho will record the remaining $50,000 of the subscription receivable as directors' compensation expense.

     In January 2000, Mucho issued common stock valued at $241,000 as bonus compensation, and this amount was recorded as employee compensation bonus expense in the nine month period ended September 30, 2000. Also during the nine months ended September 30, 2000, Mucho issued common stock valued at approximately $283,000 in partial payment of bonus employee compensation related to equity funds raised for Mucho. Mucho recorded this amount as employee compensation bonus expense during that period.



     In June 2000, Mucho issued common stock valued at $168,750 in connection with a retainer agreement for legal services, and this amount was recorded as legal expense in the nine month period ended September 30, 2000.



     During the nine month period ended September 30, 2000, Mucho issued common stock valued at approximately $9,000 to an employee for services and recorded an expense. During that same period, Mucho issued common stock valued at approximately $118,000 to non-employees for services and equipment, of which approximately $73,500 was expensed and $44,500 capitalized as fixed assets.



SALES AND MARKETING



     Mucho has developed several relationships with national trade and professional associations and has established an alliance to market the online business center to community banks across the U.S. This, coupled with Mucho's efforts to market to TEAM America's small business customers and the employees of small businesses, provides Mucho with several channels of distribution.



     Also, Mucho has entered into contracts with approximately 100 vendors that are able to sell valuable products and services online and provide nationwide customer service to Mucho's members. Mucho intends to widen the number of vendors as the demand for new products and services increases.



TECHNOLOGY AND DEVELOPMENT



     Technical and product development expense relates to the development and enhancement of Mucho's e-marketplace. These expenses include related employee compensation and third-party contract development costs. Technical and development costs have increased each quarter since incorporation primarily due to increased staffing and associated costs related to development of Mucho's e-marketplace platform. Mucho expects its technical and product development expense to increase in absolute dollars as it continues to enhance and add features and services to its e-marketplace platform.



GENERAL AND ADMINISTRATIVE



     General and administrative expense consists primarily of compensation for personnel, fees for outside professional advisors and general overhead and facilities cost. General and administrative costs have increased primarily as a result of personnel additions and the costs related to the development of Mucho's e-marketplace platform. Mucho expects its general and administrative development expense to remain stable and perhaps decrease in absolute dollars as Mucho takes advantage of synergies after the merger between Mucho and TEAM America is completed.



NON-CASH CHARGES



     Non-cash charges consist of stock-based compensation expense pursuant to the grant of stock options, interest expense on the issuance of warrants, various expenses related to the issuance of common stock for services rendered, strategic marketing equity instruments expense and other equity expenses. Stock-based compensation expense consists of expenses related to employee stock option grants issued with exercise prices lower than the deemed fair value of the underlying shares at the time of the grant.



     Other equity expense consists of warrants granted with respect to services rendered or financing provided to Mucho. These expenses are based on the estimated fair value of the warrants as determined by the Black-Scholes option pricing model and the provisions of EITF 96-18.

     In September 1999, in relation to a $500,000 loan, Mucho issued a warrant to acquire up to 467,500 shares of Mucho common stock at no cost. Interest expense of $60,938 was recorded at December 31, 1999 in connection with the warrant, and when the warrant was exercised in March 2000, a further charge for interest expense of $126,563 was recorded.



     In March 2000, as additional consideration for a loan made to Mucho, Mucho issued two warrants to acquire up to 150,236 shares of common stock at a price of $.40 per share for up to 10 years. In July 2000, the Company issued at no cost 23,000 shares of its common stock in exchange for one warrant to purchase 37,559 shares and recorded additional interest expense of $17,250. At September 30, 2000, the Company had also recorded interest expense of $39,434 to provide for the eventual conversion of the warrant for the remaining 112,677 shares of common stock.



     In August 2000, in connection with the issuance of a $955,000 convertible note, Mucho granted the note holder the right to convert up to the entire note into Mucho common stock at a price 10% below the then market price of the common stock. At issuance of the note, the Company recorded debt discount of $100,000, of which $40,000 was recorded as interest expense as of September 30, 2000. The unamortized portion of $60,000 will be amortized over the remaining term of the loan.



INTEREST INCOME AND EXPENSE



     Interest income is derived from earnings from Mucho's short-term investments. Interest expense results from activities under Mucho's capital leasing activities, loans from stockholders, the convertible note and bank fees.



LIQUIDITY AND CAPITAL RESOURCES



     Mucho has historically satisfied its cash requirements primarily through private equity and debt financing transactions. Through December 31, 1999, Mucho raised cumulative equity proceeds of $390,000. In the first nine months of 2000 Mucho raised an additional $4,780,049 of equity funding. As of December 31, 1999, Mucho had cash and cash equivalents of $74,301 and a working capital deficit of $958,421. As of September 30, 2000, Mucho had cash and cash equivalents of $131,106 and a working capital deficit of $2,189,534.



     Net cash used for operating activities totaled $733,939 in 1999 and $4,200,625 in the first nine months of 2000. Net cash used for investing activities totaled $134,619 in 1999 and $863,385 for the first nine months of 2000. Mucho has substantial investments in computer equipment and software.



     Net cash provided by financing activities was $942,859 in 1999 and $5,120,815 for the first nine months of 2000, primarily from the sale of common stock.



     Mucho expects that existing cash and cash equivalents and current cash from operations will not be adequate to fund Mucho's long-term working capital needs. In addition to increasing revenue and cash from operations, Mucho is continuing its capital-raising efforts through (1) the sale of equity, (2) loans from stockholders and interested third parties, and (2) the conversion of payables to vendors into common stock. However, there is no guarantee that Mucho will generate sufficient cash from operations or raise sufficient capital to meet its working capital requirements.



     Mucho does not expect significant growth in its operating costs for the foreseeable future as Mucho seeks to integrate its business with Team America's human resource product offering. Mucho does, however, intend to emphasize its strategy to obtain members through alliances and co-marketing relationships with organizations and firms with large aggregations of small business customers or members. Mucho believes that it will better serve the small business community by leveraging the established "trust and confidence" relationships of existing organizations with its customers and/or members, which Mucho expects, will lead to a quick adoption of Mucho's wide variety of business products and services over the web.

                        SECURITY OWNERSHIP OF TEAM MUCHO


     The following table sets forth information regarding the beneficial ownership of TEAM America and Mucho common stock as of September 30, 2000, by each person who was, as of such date, a 5% shareholder or director, and by all directors and executive officers as a group. The following table also sets forth information regarding the beneficial ownership of TEAM Mucho common stock after the merger by 5% shareholders and directors, and by directors and executive officers as a group. As of September 30, 2000, there are approximately 150 holders of shares of common stock of Mucho.


                                       MUCHO                    TEAM AMERICA                  TEAM MUCHO
                                SHARES BENEFICIALLY          SHARES BENEFICIALLY          SHARES BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL     OWNED BEFORE                 OWNED BEFORE                  OWNED AFTER
OWNER(1)                           THE MERGER(x)      %(x)      THE MERGER(2)       %        THE MERGER(2)       %(z)
------------------------------  -------------------   ----   -------------------   ----   -------------------    ----
Kevin T. Costello...........                 0           *          718,600(3)     13.7        1,318,600(3)(4)   12.8
Thomas A. Gerlacher.........                 0           *                0           *                0            *
Crystal Faulkner............                 0           *            3,500(5)        *            3,500(5)         *
William W. Johnston.........                 0           *           12,660(6)        *           12,660(6)         *
Charles Dugan...............                 0           *           37,200(7)        *           37,200(7)         *
M. R. Swartz................                 0           *           16,000(8)        *           16,000(8)         *
S. Cash Nickerson...........        15,825,000        41.4        1,383,044(9)     31.9        3,835,919(9)      37.3
Jose Blanco.................           900,000         2.4                0           *          139,500          1.4
Jay R. Strauss..............         1,575,000         4.1           16,708           *          260,833          2.5
Joseph Mancuso..............           500,000         1.3                0           *           77,500            *
David Waal..................         2,250,000         5.8                0           *          348,750          3.4
Richard Schilg..............                 0           *          610,264        13.8          601,264          5.6
All directors and executive
  officers as a group.......        18,500,000(y)     49.1%         787,960        18.1%       5,997,262         58.4%

---------------
 * Less than 1%.

(1) The address of Messrs. Costello, Gerlacher, Dugan, Johnston and Swartz and Ms. Faulkner is 110 East Wilson Bridge Road, Worthington, Ohio 43085. The address for Messrs. Nickerson, Blanco, Strauss, Mancuso and Waal is 3390 Mt. Diablo Blvd., 2nd Floor, Lafayette, California 94549. The address for Mr. Schilg is 3031 E. Orange Road, Lewis Center, Ohio 43035.

(2) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those shares.


(3) Includes 28,200 shares owned of record by Mr. Costello of which he has the sole voting and investment power and 273,200 shares owned of record by Mr. Costello and his wife, Anne M. Costello, as joint tenants, of which Mr. Costello shares with his wife voting and investment power. Also includes 232,200 shares, which Mr. Costello has a right to vote and dispose as general partner of TEAM Partners LP, a limited partnership in which Mr. Costello contributed 100,000 shares, Mr. Schilg contributed 100,000 shares and Mr. Dugan contributed 32,200 shares as limited partners. Also includes 185,000 shares as to which Mr. Costello has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000.


(4) Includes 600,000 shares that vest upon the closing of the merger.


(5) Includes 2,000 shares as to which Ms. Faulkner has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000.



(6) Includes 12,360 shares as to which Mr. Johnston has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000.



(7) Includes 5,000 shares as to which Mr. Dugan has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000.



(8) Includes 5,000 shares as to which Mr. Swartz has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000.

(9) Includes 102,000 shares as to which Mr. Nickerson has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of September 30, 2000. Also includes 727,773 shares that are owned by Byron and Terry McCurdy that Mr. Nickerson has an option to purchase and 200,000 shares held by a private TEAM America shareholder from whom Mr. Nickerson has received a fully revocable proxy to vote on all matters in connection with any transaction involving the acquisition of a majority of our common stock. The information in this note was taken, in part, from a
    Schedule 13 D/A filed with the SEC by Mr. Nickerson on April 21, 2000.



(x) Calculated based on fully diluted common stock of Mucho at September 30, 2000 of 38,224,581 shares.


(y) Includes shares owned by Messrs. Nickerson, Strauss, Blanco and Mancuso.

(z) Assumes that no shares are tendered pursuant to the tender offer. Also assumes that the escrowed shares are beneficially owned by the Mucho founding shareholders.

                                MUCHO'S BUSINESS

     Mucho is an online business center and community designed to save small businesses time and money when they purchase goods and services or need sound, reliable information. Mucho's objective is to build a community that will be the preferred online business center for small business owners and their managers to find business solutions, services, information, tools and products. Mucho intends to provide content and direct links to a list of qualified vendors for each service that will allow its customers to choose between a premium, standard and economy service. Mucho plans to capture data on each customer as well as receive commissions on purchases. Mucho expects to be the customizable "home page" for its community of small business owners and decision-makers, eventually providing vertical auctions, chat rooms, bulletin boards, and inter-member e-mail as the community grows.

THE MARKETPLACE

     Mucho's market is businesses in the United States with 5 to 500 employees. Mucho's target audience is the business owner and the managers and staff that research, recommend and/or make the purchase decisions for the products and services Mucho offers. This audience is Mucho's "community." Mucho hopes to aggregate high-quality tools, information, products and services to make its Internet website the single source for its community's business solutions.

     The small business market is highly fragmented and expanding rapidly. There are currently more than 23 million small businesses in the United States, according to the Small Business Administration. Many of these small businesses are beginning to utilize the Internet. Cahners In-Stat Group reports by the end of 2000, 43 million small business employees will be able to log on to the Internet with projected growth to 59 million by 2003. The rapid expansion of small businesses and the ability of the Internet to unite this highly fragmented market segment represent a potentially huge market opportunity for business-to-business e-commerce. Forrester Research estimates business-to-business revenues will grow to $2.3 trillion by 2003 while the International Data Corporation estimates that small business online spending is currently growing 100 percent or more per year.

     Mucho currently features approximately 100 national product and service providers in 66 categories organized within the following Mucho departments:
Management, Administration, Human Resources, Finance, Retirement, Insurance, Sales, Marketing, Shipping, Information Technology, Communications and Retail Sales.

     Mucho's service vendor partners range from organizations like Outward Bound, which focuses on improving employee teamwork, to AT&T, which delivers long distance calling plans to businesses. On the product side, Mucho provides a marketplace where a small business operator can purchase a wide variety of products, from an IBM computer to high quality office furniture.

                        MUCHO RELATED PARTY TRANSACTIONS

     The law firm of Strauss Nickerson, LLP, of which Jay R. Strauss and S. Cash Nickerson were partners, received $120,000 in legal and consulting fees from TEAM America in 1999. The firm was dissolved effective July 1, 2000.

              COMPARISON OF RIGHTS BETWEEN MUCHO AND TEAM AMERICA

     The following summary compares certain rights of the holders of TEAM America common stock to the rights of the holders of Mucho common stock. The rights of holders of Mucho common stock are currently principally governed by Nevada law, the articles of incorporation of Mucho and the bylaws of Mucho. Upon completion of the merger, the Mucho shareholders will become shareholders of TEAM Mucho common stock and their rights will be principally governed by Ohio law, the TEAM Mucho articles of incorporation, which are attached as Appendix E, and the code of regulations of TEAM Mucho, which are attached as

Appendix F. TEAM Mucho's articles of incorporation and code of regulations will be substantially the same as TEAM America's current documents, except as noted below.

     The statements in this section regarding TEAM America's articles of incorporation and code of regulations, and Mucho's articles of incorporation and bylaws are brief summaries. This summary is not a complete statement of all differences between the rights of the holders of TEAM America common stock and Mucho common stock and is qualified by the full text of each document and Ohio and Nevada law. For more information on how you can obtain copies of the complete documents, see "Where You Can Find More Information."

AUTHORIZED CAPITAL

     TEAM America's authorized capital currently consists of 9 million shares of common stock, no par value, and 1 million shares of preferred stock, no par value. The preferred stock is designated as 500,000 Class A Voting Preferred Shares and 500,000 Class B Nonvoting Preferred Shares. If the TEAM America shareholders approve the amendment of TEAM America's articles of incorporation, the number of authorized shares of TEAM America common stock will be increased to 50,000,000. As of July 7, 2000, there were 4,341,999 shares of TEAM America common stock issued and outstanding and no shares of TEAM America preferred stock issued and outstanding.

     Mucho's authorized capital currents consists of 100,000,000 shares of common stock, $.001 par value. As of July 31, 2000, 38,224,581 shares of Mucho common stock were issued and outstanding.

DIRECTORS

     TEAM America's code of regulations provide that the number of directors which constitute the whole board of directors will not be fewer than three or more than fifteen, as fixed by a vote of 75% of the shares entitled to vote at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office. If the number of directors is six or more but less than nine, the directors are to be classified into two classes. If the number of directors is nine or more, the directors are to be classified into three classes. Each director holds office for the term for which he or she is elected and qualified or until his or her earlier death, resignation, disqualification, or removal. The TEAM America board of directors is currently fixed at eight directors. There are expected to be three vacancies on the board after TEAM America's annual meeting of shareholders on August 18, 2000.

     TEAM America's code of regulations provide that shareholder nominations for election as directors must be made in compliance with certain advance notice, informational and other applicable requirements. In order to be considered, a shareholder's notice of director nomination must be timely. To be timely, the shareholder's notice must be delivered to or mailed and received by the Secretary of TEAM America not less than 60 or more than 90 days prior to TEAM America's annual meeting; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 15th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made to be timely. A shareholder's notice of director nominations must contain information required by the code of regulations and must be accompanied by the written consent of each proposed nominee to serve as a director of TEAM America, if elected.

     Mucho's bylaws provide that the number of directors which shall constitute the whole board of directors may be fixed from time to time by the affirmative vote of a majority of the directors and shall not have less than one or more than fifteen directors. The Mucho board of directors is currently fixed at five.

REMOVAL

     TEAM America directors may be removed by the affirmative vote of the holders of 75% of the shares then entitled to vote for the election of directors, but only for cause. Cause will exist if a director is adjudged incompetent, has been convicted of a felony or is found liable for negligence or misconduct in the performance of his or her duty to TEAM America in a matter of substantial importance to TEAM America.

     Mucho directors may be removed by the vote or written statement of holders of two-thirds of the outstanding shares of Mucho.

NOTICES

     TEAM America shareholders are entitled to receive written notice of every annual and special meeting at least seven days before the meeting. The notice is to contain the time, place and purpose of the meeting.

     Mucho shareholders are entitled to receive written notice of meetings not less than ten nor more than sixty days before the meeting. The notice is to contain the time, place and purpose of the meeting.

ANTI-TAKEOVER PROVISIONS

     TEAM America's code of regulations state that if, as of the record date for the determination of the shareholders entitled to vote on the matter, a person owns or controls, directly or indirectly, 20% or more of the outstanding shares entitled to vote, then an affirmative vote of the holders of 75% of the outstanding shares will be required to approve some fundamental corporate transactions, including a merger, that have not been previously approved by the TEAM America board of directors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     TEAM America's code of regulations state that TEAM America shall indemnify any director or officer or any former director or officer of TEAM America or any person who is or has served at the request of TEAM America as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of TEAM America, to which he was, is or is threatened to be made a party by reason of the fact that he is or was such director, officer, trustee, employee or agent, provided it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of TEAM America and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     The determination of good faith shall be made (i) by a majority vote of a quorum consisting of directors of TEAM America who were not and are not parties to or threatened with any such action, suit or proceeding, (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for TEAM America or any person to be indemnified within the past five years, (iii) by the shareholders or (iv) by the court of common pleas or the court in which such action, suit or proceeding was brought.

     Mucho's bylaws state that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of Mucho is or was serving at the request of Mucho or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

AMENDMENTS

     TEAM America's code of regulations state that the code of regulations may be altered, changed or amended in any respect or superseded by a new code of regulations in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of voting power of TEAM America at an annual or special meeting called for such purpose, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power. Some provisions may not be altered, changed or amended in any respect or superseded by a new code of regulations in whole or in part except by the affirmative vote of shareholders holding 75% or more of the outstanding shares entitled to vote if such alteration, change or amendment is not approved by at least three-fourths of the directors. In addition, specific provisions of the articles of incorporation may not be altered, amended, superseded or replaced unless the action is approved by the affirmative vote of at least 75% of the shares entitled to vote for the election of directors.

     The Mucho bylaws state that the bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors of Mucho, provided notice of the intention to amend the bylaws shall have been contained in the notice of the meeting. In addition, the board of directors by a majority vote of the whole board at any meeting may amend the bylaws, including bylaws adopted by the shareholders, but the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended by the board of directors.

                                    EXPERTS

     The consolidated financial statements and schedules of TEAM America incorporated by reference in this proxy statement/information statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements of Mucho included in this proxy statement/information statement/prospectus have been audited by Stonefield Josephson, Inc., independent public accountants, as indicated in their report with respect thereto, and are included in this proxy statement/information statement/prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

     TEAM America has engaged Porter, Wright, Morris & Arthur LLP to assist TEAM America with legal matters concerning the merger. Partners of Porter, Wright, Morris & Arthur LLP who participated in the preparation of this proxy statement/information statement/prospectus beneficially own no shares of TEAM America common stock.

     Mucho has engaged Jenner & Block to assist Mucho with legal matters concerning the merger. As of June 30, 2000, Messrs. Craig R. Culbertson and Theodore R. Tetzlaff, partners of Jenner & Block, own 55,983 and 133,333 shares of Mucho common stock, respectively. In addition, Jenner & Block owns 225,000 shares of Mucho common stock.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Mucho.Com, Inc.
Lafayette, California

We have audited the accompanying balance sheet of Mucho.Com, Inc., (a development stage enterprise) as of December 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the period from inception of operations on July 8, 1999 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mucho.Com, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from inception of operations on July 8, 1999 to December 31, 1999 in conformity with generally accepted accounting principles.

/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
July 26, 2000

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                                 BALANCE SHEETS



                                                             SEPTEMBER 30, 2000    DECEMBER 31, 1999
                                                             ------------------    -----------------
                                                                (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash...................................................        $  131,106           $    74,301
  Short-term investment -- restricted....................            51,762                    --
  Marketable securities (Cost $28,592)...................            24,750                    --
  Accounts receivable....................................            83,780                    --
  Other receivables......................................             5,000                 2,000
                                                                 ----------           -----------
          Total current assets...........................           296,398                76,301
PROPERTY AND EQUIPMENT, net..............................           973,047               207,188
OTHER ASSETS.............................................            45,674                 9,500
                                                                 ----------           -----------
          Total assets...................................        $1,315,119           $   292,989
                                                                 ==========           ===========
          LIABILITIES AND STOCKHOLDERS'S DEFICIT
CURRENT LIABILITIES:
  Accounts payable.......................................        $1,126,194           $   338,166
  Convertible Note.......................................           895,000                    --
  Loans payable to stockholders..........................                --               561,108
  Accrued liabilities....................................           229,263               103,337
  Deferred revenue.......................................           134,500                    --
  Capital lease obligations -- current portion...........           100,975                32,111
                                                                 ----------           -----------
          Total current liabilities......................         2,485,932             1,034,722
Capital lease obligations, less current portion..........           146,548                61,824
                                                                 ----------           -----------
          Total liabilities..............................         2,632,480             1,096,546
COMMITMENTS AND CONTINGENCIES............................                --                    --
STOCKHOLDERS' DEFICIT:
  Common stock, 100,000,000 shares authorized, 37,201,429
     $.001 par value shares and 24,375,000 no par value
     shares issued and outstanding at September 30, 2000
     and December 31, 1999, respectively.................            37,201               450,938
  Additional paid-in capital.............................         6,554,814                    --
  Subscription receivable................................           (50,000)                   --
  Deficit accumulated during development stage...........        (7,859,376)           (1,254,495)
                                                                 ----------           -----------
          Total stockholders' deficit....................        (1,317,361)             (803,557)
                                                                 ----------           -----------
                                                                 $1,315,119           $   292,989
                                                                 ==========           ===========



See accompanying independent auditors' report and notes to financial statements.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENTS OF CASH FLOWS



                                                                          PERIOD
                                                                      FROM INCEPTION           PERIOD
                                                   NINE MONTHS       (JULY 8, 1999) TO     FROM INCEPTION
                                                      ENDED            DECEMBER 31,       (JULY 8, 1999) TO
                                                SEPTEMBER 30, 2000         1999          SEPTEMBER 30, 2000*
                                                ------------------   -----------------   -------------------
                                                   (UNAUDITED)
Increase (decrease) in cash and cash
  equivalent
Cash flows provided by (used for) operating
  activities:
     Net (loss)...............................     $(6,604,881)         $(1,254,495)         $(7,859,376)
     Adjustments to reconcile net loss to net
       cash used in operating activities:
     Depreciation and amortization............         187,712               20,115              207,827
     Interest expense on issuance of
       warrants...............................         166,000               60,938              226,938
     Issuance of common stock for services....         970,215                   --              970,215
     Amortization of loan discount............          40,000                   --               40,000
     Compensation expense on grant of stock
       options................................          74,813                   --               74,813
     Unrealized loss on marketable
       securities.............................           3,842                   --                3,842
     Changes in assets and liabilities:
       Accounts receivable....................         (83,780)                  --                   --
       Other receivables......................          (3,000)              (2,000)              (5,000)
       Accounts payable.......................         788,028              338,166            1,126,194
       Accrued liabilities....................         125,926              103,337              229,263
       Deferred revenue.......................         134,500                   --              134,500
                                                   -----------          -----------          -----------
  Net cash used for operating activities......      (4,200,625)            (733,939)          (4,985,284)
Cash flows provided by (used for) investing
  activities:
     Purchase of property and equipment.......        (745,357)            (124,619)            (869,976)
     Change in other assets...................         (37,674)             (10,000)             (47,674)
     Short-term investment -- restricted......         (51,762)                  --              (51,762)
     Marketable securities....................         (28,592)                  --              (28,592)
                                                   -----------          -----------          -----------
  Net cash used for investing activities......        (863,385)            (134,619)            (998,004)
Cash flow provided by (used for) financing
  activities:
     Proceeds from issuance of common stock...       4,780,049              390,000            5,170,049
     Proceeds from issuance of convertible
       note...................................         955,000                   --              955,000
     Proceeds from loans payable to
       stockholders...........................        (561,108)             561,108                   --
     Payment on capital lease obligations.....         (53,126)              (8,249)             (61,375)
                                                   -----------          -----------          -----------
          Net cash provided by financing
            activities........................       5,120,815              942,859            6,063,674
          Net increase in cash................          56,805               74,301              131,106
Cash balance at beginning of period...........          74,301                   --                   --
                                                   -----------          -----------          -----------
Cash balance at end of period.................     $   131,106          $    74,301          $   131,106
                                                   ===========          ===========          ===========
Supplemental schedule of noncash investing and
  financing activities:
     Assets acquired under capital leases.....     $   206,714          $   102,183          $   308,897
                                                   -----------          -----------          -----------
     Shares issued for services...............     $   970,215          $        --          $   970,215
                                                   -----------          -----------          -----------
     Interest expense on issuance of
       warrants...............................     $   166,000          $    60,938          $   226,938
                                                   -----------          -----------          -----------
     Loan discount from issuance of
       convertible note.......................     $   100,000          $        --          $   100,000
                                                   -----------          -----------          -----------
     Compensation expense on grant of stock
       options................................     $    74,813          $        --          $    74,813
                                                   -----------          -----------          -----------
Supplemental disclosure of cash flow
  information:
     Interest paid............................     $    45,821          $        --          $    45,821
                                                   -----------          -----------          -----------
     Income tax paid..........................     $       800          $        --          $       800
                                                   -----------          -----------          -----------


---------------


*Audited from inception (July 8, 1999) to December 31, 1999 and unaudited from
 January 1, 2000 to September 30, 2000


See accompanying independent auditors' report and notes to financial statements.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                      STATEMENTS OF STOCKHOLDERS' DEFICIT



                                                                                  DEFICIT
                                                                                ACCUMULATED
                               COMMON STOCK         ADDITIONAL                    DURING          TOTAL
                         ------------------------    PAID-IN     SUBSCRIPTION   DEVELOPMENT   STOCKHOLDERS'
                           SHARES       AMOUNT       CAPITAL      RECEIVABLE       STAGE         DEFICIT
                         ----------   -----------   ----------   ------------   -----------   -------------
Balance at July 8, 1999
  (inception)..........          --   $        --   $       --     $     --     $        --    $        --
Issuance of common
  stock................  24,375,000       390,000                                                  390,000
Issuance of warrants...                    60,938                                                   60,938
Net (loss) for the
  period...............                                                          (1,254,495)    (1,254,495)
                         ----------   -----------   ----------     --------     -----------    -----------
Balance at December 31,
  1999.................  24,375,000       450,938           --           --      (1,254,495)      (803,557)
Issuance of common
  stock for private
  placement............  10,671,992     3,212,715    1,667,334                                   4,880,049
Issuance of common
  stock for services...   2,154,437       680,685      339,530                                   1,020,215
Subscription
  receivable...........                                             (50,000)                       (50,000)
Issuance of warrants...                                166,000                                     166,000
Grant of non-qualified
  stock options........                                 74,813                                      74,813
Par value of $.001 per
  share declared.......                (4,307,137)   4,307,137                                          --
Net (loss) for the
  period...............                                                          (6,664,881)    (6,664,881)
                         ----------   -----------   ----------     --------     -----------    -----------
Balance at September
  30, 2000
  (unaudited)..........  37,201,429   $    37,201   $6,554,814     $(50,000)    $(7,859,376)   $(1,317,361)
                         ==========   ===========   ==========     ========     ===========    ===========



See accompanying independent auditors' report and notes to financial statements.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                            STATEMENTS OF OPERATIONS



                                                                                           PERIOD FROM
                                                            PERIOD FROM INCEPTION    INCEPTION (JULY 8, 1999)
                                      NINE MONTHS ENDED       (JULY 8, 1999) TO          TO SEPTEMBER 30,
                                      SEPTEMBER 30, 2000      DECEMBER 31, 1999               2000*
                                      ------------------    ---------------------    ------------------------
                                         (UNAUDITED)
Revenue.............................     $    40,753             $        --               $    40,753
                                         -----------             -----------               -----------
Operating expenses:
  Personnel.........................     $ 3,762,706             $   882,902               $ 4,645,608
  Selling, general and
     administrative.................       2,630,309                 291,048                 2,921,357
                                         -----------             -----------               -----------
       Total operating expenses.....       6,393,015               1,173,950                 7,566,965
                                         -----------             -----------               -----------
       Loss from operations.........       6,352,262               1,173,950                 7,526,212
                                         -----------             -----------               -----------
Other (income) expenses:
  Interest (income).................          (6,524)                     --                    (6,524)
  Interest expense..................         259,143                  80,545                   339,688
                                         -----------             -----------               -----------
Total other expenses................         252,619                  80,545                   333,164
                                         -----------             -----------               -----------
  NET (LOSS)........................     $(6,604,881)            $(1,254,495)              $(7,859,376)
                                         ===========             ===========               ===========
Net (loss) per share
  Basic and diluted.................     $     (0.20)            $     (0.05)              $     (0.26)
Weighted average shares outstanding
  Basic and diluted.................      33,520,461              23,495,000                29,573,390


---------------


* Audited from inception (July 8, 1999) to December 31,1999, and unaudited from January 1, 2000 to September 30, 2000.



See accompanying independent auditors' report and notes to financial statements.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                         NOTES TO FINANCIAL STATEMENTS



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Mucho.com, Inc., a development stage company, (the "Company") originally incorporated as Muchocode.com, Inc., was incorporated on July 8, 1999 in the State of Nevada. In September 1999, the Company changed its name to Mucho.com, Inc. The Company is an online business center offering products and services for small and growing companies. The Company's customers are being acquired by a marketing campaign directed at and partnerships with national professional and business associations with large memberships. The Company offers its customers multiple vendors in each of its sixty-six product and service categories, with each vendor being a leader in its market category. Through the Company's website, customers can order products and services most commonly used by small businesses as well as have access to research and other resources and advice.



     A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:



  Use of estimates



     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the period. Actual results could differ from those estimates.



  Revenue recognition



     Revenue is derived from sponsorship contracts ranging from six months to one year in which the Company commits to provide sponsors promotional opportunities on its web site. The portion of sponsorship revenues related to the delivery of the promotional opportunities on the Company web site is recognized on a straight line basis over the term of the contract. The portion of the up-front feasibility and customized design work is recognized in the period in which the costs are incurred, typically within the first three months of the contract term.



  Cash and cash equivalents



     For purposes of the statement of cash flow, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.



  Property and Equipment



     Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all property and equipment. Estimated service life for equipment, capital leases, furniture and fixtures is 3 years. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the improvement.



  Income Taxes



     Income taxes are accounted for using the asset and liability approach for financial reporting. The Company recognized deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.



  Stock-based compensation and awards



     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS 123") for all stock-based compensation to employees and directors. Under the provisions of this standard employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), or the fair value method described in SFAS 123. Companies choosing the intrinsic-value method are required to disclose the proforma impact of the fair value method on net income. The Company has elected to account for stock-based compensation and awards under the provisions of APB 25. Under APB 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the option. The company is required to implement the provisions of SFAS 123 for stock-based awards to those other than employees and directors. Stock-based compensation and award expense for all equity instruments is recognized on an accelerated basis based on the related vesting periods.



  Comprehensive Income



     The company's comprehensive income consisted of a net loss from operations.



  Concentration of Credit Risk



     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments. At times cash balances held at financial institutions were in excess of federally insured limits. The company's cash investment policies limit investments to short-term, low risk instruments.



  Fair Value of Financial Instruments



     The Company's financial instruments principally consist of cash, short-term investments, marketable securities, accounts receivable, other receivables, accounts payable and capital lease obligations as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of cash, short-term investments, marketable securities, accounts receivable, other receivables and accounts payable approximate their fair value due to the short-term nature of these instruments. The carrying value of the capital lease obligations approximates its fair market value based on current market rates for such debt.



  Net Loss Per Common Share



     Company has adopted Statement of Financial Accounting Standard No. 128, Earnings Per Share ("SFAS No. 128"), which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. SFAS No. 128 was issued to simplify the standards for calculating earnings per share ("EPS") previously in APB No. 15, Earnings per Share. SFAS No. 128 replaces the presentation of basic primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



     For the nine months ended September 30, 2000 and the period from inception (July 8, 1999) to December 31, 1999 and for the period from inception (July 8,
1999) to September 30, 2000, the per share data is based on the weighted average number of common and common equivalent shares outstanding, and are calculated in accordance with Staff Accounting Bulletin of the Securities and Exchange Commission (SAB) No. 98 whereby common stock, options or warrants to purchase common stock or other potentially dilutive instruments issued for nominal consideration must be reflected in basic and dilutive per share calculations for all periods in a manner similar to a stock split, even if anti-dilutive. Accordingly, in computing basic earnings per share, nominal issuances of common stock are reflected in a manner similar to a stock split or dividend. In computing diluted earnings per share, nominal issuances of common stock and potential common stock are reflected in a manner similar to a stock split or dividend.



  Interim Financial Statements (Unaudited)



     The accompanying unaudited financial statements for the interim period ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation SX. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.



  Product Development Costs



     Product development costs include expenses incurred by the Company to maintain, monitor and manage the Company's website. The Company expenses all costs incurred that relate to the planning and post implementation phases of development. Costs incurred in the development phase are capitalized and recognized over the product's estimated useful life if the product is expected to have a useful life beyond one year. As of September 30, 2000 and December 31, 1999, no costs have been capitalized.



  Advertising



     The Company expenses advertising costs as incurred. Advertising expense for the period ended September 30, 2000 and December 31, 1999 was $29,315 and $3,739, respectively.



NOTE B -- CONTINUING OPERATIONS



     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As of September 30, 2000 and December 31, 1999, the Company has an accumulated deficit of $7,859,376 and $1,254,495, respectively. The Company has a working capital deficit of $2,189,534 and $958,421 at September 30, 2000 and December 31, 1999, respectively. For the nine month period ended September 30, 2000 and for the period from inception, July 8, 1999, to December 31, 1999, the Company incurred a net loss of $6,604,881 and $1,254,495, respectively. The Company financed its 1999 operations through issuance of common stock and borrowings and has continued to issue common stock to finance its year 2000 operations. From January 1, 2000 through September 30, 2000, the Company raised approximately $7.5 million. The Company continues to consider alternatives to raise the funds required to continue operations up to the close of the merger discussed in Note N. Immediately following the merger, $10 million is to be invested in TEAM Mucho, Inc. by an investment fund and will be used by TEAM Mucho, Inc. to

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



finance the Company's continuing operations. The Company's continued existence is ultimately dependent upon its ability to raise additional equity or debt financing, the success of future operations and/or the successful completion of the merger.



NOTE C -- SHORT-TERM INVESTMENTS



     The Company's short-term investment consists of a time deposit pledged as collateral for a stand-by letter of credit issued to guarantee the Company's performance under the terms of its capital equipment lease.



NOTE D -- MARKETABLE SECURITIES



     In May 2000, the Company purchased 6,000 shares of TEAM America Corporation (see Note K -- Related Parties) common stock for $28,592. These securities are accounted for as trading securities. At September 30, 2000, the carrying value of the stock was adjusted to its fair market value and an unrealized loss of $3,843 was included in selling, general and administrative expenses.



NOTE E -- PROPERTY AND EQUIPMENT



     Property and equipment consist of the following:



                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                2000             1999
                                                            -------------    ------------
                                                             (UNAUDITED)
Capital leases............................................   $  308,897        $102,183
Computer equipment........................................      173,997          46,933
Software..................................................      568,877          35,425
Furniture and fixtures....................................       71,828          34,580
Leasehold improvements....................................       55,275           7,682
                                                             ----------        --------
                                                              1,178,874         226,803
Less accumulated depreciation and amortization............      205,827          19,615
                                                             ----------        --------
                                                             $  973,047        $207,188
                                                             ==========        ========



     Depreciation and amortization expense for the nine months ended September 30, 2000 and for the period from inception (July 8, 1999) to December 31, 1999, amounts to $187,712 and $20,115, respectively.



NOTE F -- LOANS PAYABLE TO STOCKHOLDERS AND WARRANTS



     In 1999, two stockholders' made loans to the Company, both of which accrue interest at 9% per year. The first loan, a $500,000 loan was due on December 31, 1999 and the second loan was due on demand. In connection with the $500,000 loan, warrants were issued to acquire up to 468,750 shares of common stock at no cost. At December 31, 1999, the Company recorded interest expense of $60,938 related to the issuance of this warrant. In March 2000, the Company paid cash of $276,541, issued 1,093,750 shares of common stock, and recorded additional interest expense of $126,563 in exchange for the $500,000 note and warrants.



     The second loan, which was the demand loan, was repaid in March 2000. As additional consideration for this loan the Company issued two warrants to acquire up to 150,236 shares of common stock at $.40 per share. The warrants are exercisable within a ten-year period. In July Company issued at no cost 23,000 shares

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



of its common stock in exchange for one warrant to purchase 37,559 shares. During the nine month period ended September 30, 2000, the Company recorded interest expense of $56,687 to provide for the cost of the conversion of the warrant for 37,559 shares and the eventual conversion of the warrant for the remaining 112,677 shares of common stock.



NOTE G -- CONVERTIBLE NOTE



     In August 2000, the Company issued a convertible note for $955,000 that bears interest at the rate of 9% per annum with all principal and interest due on the earlier of December 31, 2000 or the closing of the merger discussed in Note N (the "Closing"). The holder of the convertible note has the right to convert all or any part of the convertible note to common stock at $.675 per share, which was a 10% discount from the then market price of $.75 per share. At issuance of the note the Company recorded debt discount of $100,000, of which $40,000 was recorded as interest expense as of September 30, 2000. The unamortized portion of $60,000 will be amortized over the remaining of the loan.



     The holder of the convertible note was also issued a warrant to purchase up to 126,666 shares of Company stock at $.75 per share, which was the then market price of the stock. The warrant is exercisable for one year from the date of issuance. The fair value of the warrant was estimated at the date of grant using the minimum value option pricing model assuming the following: average risk free interest rate of 6.5%; volatility of 0%; dividends of $0; and an expected life of one year.



NOTE H -- COMMITMENTS AND CONTINGENCIES



  Commitments



     The Company leases office space for $14,250 per month under an operating lease that expires on December 31, 2001.



     Rent expense was $126,622 for the nine months ended September 30, 2000, and $16,237 for the period from inception (July 8, 1999) to December 31, 1999.



     The Company also has certain equipment under capital leases. The cost of assets acquired under capital leases was $206,714 and $102,183 at September 30, 2000 and December 31, 1999, respectively. Accumulated depreciation on these assets was $59,044 and $8,248 at September 30, 2000 and December 31, 1999, respectfully.



     Future minimum commitments under capital leases are as follows:



                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                2000             1999
                                                            -------------    ------------
                                                             (UNAUDITED)
2000......................................................    $ 30,950         $41,431
2001......................................................     122,597          40,229
2002......................................................     110,825          28,457
2003......................................................      28,639              --
                                                              --------         -------
     Total minimum lease payment..........................     293,011         110,117
     Less: amount representing interest...................      45,488          16,182
                                                              --------         -------
                                                              $247,523         $93,935
                                                              ========         =======

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



     Future minimum commitments under non-cancelable operating leases as of September 30, 2000 are $42,750 due in 2000 and $171,000 due in 2001 and as of December 31, 1999 are $3,630 due in 2000.



  Contingencies



     The Company is involved in litigation and other legal matters which have arisen in the normal course of business. Although the ultimate outcome of these matters is not currently determinable, management does not expect that they will have a material adverse effect on the Company's financial position, results of operations or cash flows.



NOTE I -- INCOME TAXES



     No provision for income taxes for the period September 30, 2000 and December 31, 1999, has been provided for, other than State minimum tax, due to an operating loss in both periods.



     At September 30, 2000 and December 31, 1999, deferred tax assets approximated $2,626,000 and $473,000, respectively, consisted primarily of a net operating loss carryforward. All such assets are fully reserved due to the uncertainty of their future utilization.



     At December 31, 1999, federal and state net operating loss carryforwards total approximately $1.2 million. Federal loss carryforwards expire in 2019 and California loss carryforwards expire in 2007.



NOTE J -- COMMON STOCK



     At December 31, 1999, there were 25,000 shares of common shares authorized for issuance. On February 1, 2000, the Company's Board of Directors authorized an immediate 2,500 for 1 stock split, increased the authorized shares to 100,000,000, and declared that each share shall have a par value of $.001. The accompanying financial statements reflected a retroactive adjustment for this stock split.



NOTE K -- STOCK OPTIONS



     In January 2000, the Company's Board of Directors adopted the "Mucho.com, Inc. 2000 Stock Option Plan" (the "ISOP"). The ISOP provides for the granting, at the discretion of the Board of Directors or a Committee ("Committee") selected by the Board of Directors of: (a) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended, to employees and (b) options not intended to so qualify to employees, officers, consultants and directors. The total number of shares of common stock for which options may be granted under the ISOP is 2,000,000. At September 30, 2000, 807,625 shares remain available for future grants.



     The exercise price of all stock options granted under the ISOP is determined by the Board of Directors or the Committee at the time of grant. The maximum term of each option granted under the ISOP is 10 years from the date of grant. Options shall become exercisable at such times and in such installments as the Board of Directors or Committee shall provide in the terms of each individual option.



     The exercise price of all of the options under the ISOP will generally be determined based upon the fair market value of the Company's common stock on the date of grant. Generally, the options vest equally over a period of four years and expire five to ten years from the date of grant.



     In February 2000, non-qualified options were granted to employees under the ISOP to purchase a total of 213,750 shares at $0.05 per share. At the time those options were granted, the fair market value of the Company's stock was $.40 per share, and accordingly the Company recorded compensation expense of

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



$74,813 when these options were granted. At September 30, 2000, 145,000 non-qualified options had been forfeited and non-qualified options to purchase 148,750 shares remain outstanding.



     In addition, for the nine months ended September 30, 2000, qualified options were granted to employees under the ISOP to purchase a total of 1,188,625 shares at $.75 to $1.00 per share. Proforma information regarding net income and earnings per share as if the Company had accounted for its employee stock options under the fair value method of such pronouncements has not been presented as the amounts are not materially different. At September 30, 2000, 65,000 qualified options had been forfeited and qualified option to purchase 1,043,625 shares remain outstanding.



     At September 30, 2000, the weighted average remaining contractual life of all options outstanding under the ISOP was approximately 4.65 years. No options were exercised or had expired during the nine months ended September 30, 2000. At that date none of the outstanding options were exercisable.



NOTE L -- WARRANTS



     In connection with the sale of its common stock the Company has issued warrants to purchase up to 160,596 shares of common stock. The exercise price of the warrants is conditional upon the occurrence or non-occurrence of certain transactions by December 31, 2000. In the event that the Company has done one of the following transactions the exercise price is $.75 per share and if the Company has not done one of the following transactions the exercise price is $1.00 per share: (a) consummated the merger as discussed in Note N; or (b) filed an S-1 Registration Statement for an Initial Public Offering; or (c) entered into an agreement to be acquired by an entity other than TEAM America Corporation; (d) entered into a transaction substantially similar to the merger discussed in Note N with another entity. The warrants are exercisable for one year from the date the exercise price is determined.



     On September 5, 2000, the Company amended its master lease agreement with a lessor of its capital equipment to provide for a facility up to $500,000 and limiting a personal guarantee and a pledge of Company stock provided to the lessor by a stockholder of the Company. As part of the amendment the Company agreed to issue warrants to purchase up to 66,667 shares of common stock for $.75 per share, which was the market price of the stock when the amendment was executed. The warrants will be issued quarterly in arrears based on the dollar amount of equipment leased to the Company. At September 30, 2000, the lessor was entitled to have warrants issued for the purchase of 25,848 shares of common stock. The warrants are exercisable for one year from the date of issuance. The fair value of the warrant was estimated at the date of grant using the minimum value option pricing model assuming the following: average risk free interest rate of 6.5%; volatility of 0%; dividends of $0; and an excepted life of one year.



NOTE M -- RELATED PARTIES



     Certain officers and members of the Board of Directors of the Company are stockholders or principals of firms from which the Company contracted for legal services and the co-employment of essentially all the staff of the Company during the nine months ended September 30, 2000 and during 1999. During the nine months ended September 30, 2000 and the period from inception, July 8, 1999, through December 31, 1999, charges for legal services and staff leasing to such related firms totaled $2,828,935 and $676,175, respectfully. At September 30, 2000 and December 31, 1999, the Company has accounts payable totaling $148,186 and $194,880, respectfully, owing to these related companies.

                                MUCHO.COM, INC.



                         (A DEVELOPMENT STAGE COMPANY)



                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)



              DECEMBER 31, 1999 AND SEPTEMBER 30, 2000 (UNAUDITED)



NOTE N -- PLAN OF MERGER



     On June 19, 2000, the Company entered into a Definitive Agreement and Plan of Merger with TEAM America Corporation ("TEAM America"), a Professional Employer Organization (PEO). In connection with the merger, TEAM America will issue approximately 5.9 million shares of its common stock in exchange for all of the Company's common stock, warrants and options, of which approximately 2 million shares will be held in escrow contingent upon the Company meeting certain equity financing and revenues before December 31, 2001. TEAM America stockholders who choose to opt out of their holdings will receive $6.75 per share in cash through a self-tender offer for up to 50% of TEAM American's outstanding common stock. The merger will be subject to certain conditions, including regulatory and stockholder approvals of both companies. Upon consummation of the merger, TEAM America will change its name to TEAM Mucho, Inc. If the Company's stockholders do not adapt the merger agreement or if the Company elects to terminate the merger agreement, the Company may be required to pay TEAM America a $1.5 million termination fee. If TEAM America elects to terminate the merger agreement, TEAM America may be liable to pay the Company a $1.5 million termination fee.



     The Company has engaged two investment advisory firms to arrange debt and equity financing related to the merger. The engagement agreements provide for the Company to pay fees based on the amount of funds raised.



     Subsequent to September 30, 2000, the Company paid non-refundable retaining and commitment fees totaling $70,000 to a bank for a commitment by the bank to provide at the closing a credit facility of up to $18 million with interest at prime plus 1% to TEAM Mucho, Inc. The credit facility, which will only be made if the merger is consummated and other conditions precedent fulfilled, is collateralized by substantially all assets of the Company. The credit facility will be due in five years and is subject to various loan covenants. The Company will become a guarantor of the credit facility and its common stock will be pledged as security for the credit facility.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            TEAM AMERICA CORPORATION

                            TEAM MERGER CORPORATION

                                      AND

                                MUCHO.COM, INC.

                                 JUNE 16, 2000

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I    DEFINITIONS..............................................................  A-5
             Section 1.1    Certain Definitions.......................................  A-5
             Section 1.2    Terms Generally...........................................  A-9
ARTICLE II   THE MERGER AND RELATED TRANSACTIONS......................................  A-9
             Section 2.1    The Merger................................................  A-9
             Section 2.2    Conversion of Mucho Common Stock..........................  A-10
             Section 2.3    Conversion of Merger Sub Common Stock.....................  A-11
             Section 2.4    Exchange of Certificates..................................  A-11
             Section 2.5    Dissenting Shares.........................................  A-12
             Section 2.6    Stock Options and Warrants................................  A-13
             Section 2.7    Escrow Shares.............................................  A-13
             Section 2.8    The Closing...............................................  A-14
ARTICLE III  TEAM TENDER OFFER........................................................  A-14
             Section 3.1    TEAM Tender Offer.........................................  A-14
ARTICLE IV   PROXY MATERIALS..........................................................  A-15
ARTICLE V    REPRESENTATIONS AND WARRANTIES OF TEAM...................................  A-15
             Section 5.1    Corporate Existence and Power.............................  A-15
             Section 5.2    Corporate Authorization...................................  A-15
             Section 5.3    Governmental Authorization................................  A-16
             Section 5.4    Non-Contravention.........................................  A-16
             Section 5.5    Capitalization............................................  A-16
             Section 5.6    Reports and Financial Statements..........................  A-17
             Section 5.7    Disclosure Documents......................................  A-17
             Section 5.8    Absence of Certain Changes or Events......................  A-17
             Section 5.9    No Undisclosed Material Liabilities.......................  A-19
             Section 5.10   Litigation................................................  A-19
             Section 5.11   Taxes.....................................................  A-19
             Section 5.12   ERISA.....................................................  A-20
             Section 5.13   Labor Matters.............................................  A-21
             Section 5.14   Compliance with Laws and Court Orders.....................  A-21
             Section 5.15   Finders' Fees.............................................  A-21
             Section 5.16   Environmental Matters.....................................  A-22
             Section 5.17   Subsidiaries..............................................  A-22
             Section 5.18   Insurance.................................................  A-22
             Section 5.19   Certain Business Practices................................  A-23
             Section 5.20   Customers.................................................  A-23
             Section 5.21   Contracts.................................................  A-23
             Section 5.22   Disclosure................................................  A-24
             Section 5.23   Intellectual Property.....................................  A-24
             Section 5.24   Related Party Transactions................................  A-25
             Section 5.25   Assets....................................................  A-25
             Section 5.26   Ohio Corporate Law Section 1704.02........................  A-25

                                                                                        PAGE
                                                                                        ----
ARTICLE V-A  REPRESENTATIONS AND WARRANTIES OF MERGER SUB.............................  A-25
             Section 5.1A   Corporate Existence and Power.............................  A-25
             Section 5.2A   Corporate Authorization...................................  A-26
             Section 5.3A   Governmental Authorization................................  A-26
             Section 5.4A   Non-Contravention.........................................  A-26
             Section 5.5A   Litigation................................................  A-26
             Section 5.6A   Capitalization............................................  A-26
ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF MUCHO..................................  A-26
             Section 6.1    Corporate Existence and Power.............................  A-26
             Section 6.2    Corporate Authorization...................................  A-27
             Section 6.3    Governmental Authorization................................  A-27
             Section 6.4    Non-Contravention.........................................  A-27
             Section 6.5    Capitalization............................................  A-27
             Section 6.6    Disclosure Documents......................................  A-28
             Section 6.7    Absence of Certain Changes or Events......................  A-28
             Section 6.8    No Undisclosed Material Liabilities.......................  A-29
             Section 6.9    Litigation................................................  A-29
             Section 6.10   Taxes.....................................................  A-30
             Section 6.11   ERISA.....................................................  A-31
             Section 6.12   Labor Matters.............................................  A-31
             Section 6.13   Compliance with Laws and Court Orders.....................  A-31
             Section 6.14   Finders' Fees.............................................  A-31
             Section 6.15   Environmental Matters.....................................  A-31
             Section 6.16   Subsidiaries..............................................  A-32
             Section 6.17   Insurance.................................................  A-32
             Section 6.18   Certain Business Practices................................  A-32
             Section 6.19   Contracts.................................................  A-32
             Section 6.20   Disclosure................................................  A-33
             Section 6.21   Intellectual Property.....................................  A-34
             Section 6.22   Related Party Transactions................................  A-34
             Section 6.23   Assets....................................................  A-34
             Section 6.24   Financial Statements......................................  A-35
             Section 6.25   Stock Options.............................................  A-35
             Section 6.26   Nevada Corporate Law......................................  A-35
             Section 6.27   Offering Memorandum.......................................  A-35
ARTICLE VII  COVENANTS OF TEAM........................................................  A-35
             Section 7.1    Conduct of TEAM and its Subsidiaries......................  A-35
             Section 7.2    Shareholder Meeting; Proxy Material; Tender Offer.........  A-37
             Section 7.3    Access to Information; Right of Inspection................  A-37
             Section 7.4    Other Potential Acquirers.................................  A-37
             Section 7.5    Shareholder Agreements....................................  A-38
             Section 7.6    Termination of Voting Agreement...........................  A-38
ARTICLE      CONDITIONS OF MUCHO......................................................
  VIII                                                                                  A-38
             Section 8.1    Conduct of Mucho..........................................  A-38
             Section 8.2    Shareholder Meeting; Proxy Material.......................  A-40
             Section 8.3    Access to Information; Right of Inspection................  A-40
             Section 8.4    Mucho Superior Proposal...................................  A-40
             Section 8.5    Shareholder Agreements....................................  A-40
             Section 8.6    Financing Commitment......................................  A-41

                                                                                        PAGE
                                                                                        ----
ARTICLE IX   COVENANTS OF TEAM, MERGER SUB AND MUCHO..................................  A-41
             Section 9.1    Reasonable Best Effort....................................  A-41
             Section 9.2    Certain Filings...........................................  A-41
             Section 9.3    Public Announcements......................................  A-42
             Section 9.4    Notices of Certain Events.................................  A-42
             Section 9.5    Compliance with the Securities and Exchange Act...........  A-42
ARTICLE X    CONDITIONS TO THE MERGERS................................................  A-43
             Section 10.1   Conditions to TEAM's and Merger Sub's Obligations to
                            Effect the Merger.........................................  A-43
             Section 10.2   Conditions to Mucho's and Obligations to Effect the
                            Merger....................................................  A-44
ARTICLE XI   TERMINATION..............................................................  A-45
             Section 11.1   Termination...............................................  A-45
             Section 11.2   Termination Fee...........................................  A-46
             Section 11.3   Effect of Termination.....................................  A-46
ARTICLE XII  MISCELLANEOUS............................................................  A-47
             Section 12.1   Notices...................................................  A-47
             Section 12.2   Survival of Representations and Warranties................  A-47
             Section 12.3   Amendments; No Waivers....................................  A-48
             Section 12.4   Expenses..................................................  A-48
             Section 12.5   Transfer Taxes............................................  A-48
             Section 12.6   Successors and Assigns....................................  A-48
             Section 12.7   Governing Law.............................................  A-48
             Section 12.8   Counterparts; Effectiveness...............................  A-48
             Section 12.9   Severability..............................................  A-48
             Section 12.10  Costello Employment Agreement.............................  A-48
             Section 12.11  Remedies..................................................  A-49
             Section 12.12  Specific Performance......................................  A-49
             Section 12.13  Entire Agreement; No Third-Party Beneficiaries............  A-49

                                    EXHIBITS

Exhibit 2.1(d)   Form of Certificate of Incorporation of Surviving
                 Corporation
Exhibit 2.1(e)   Form of By-Laws of Surviving Corporation
Exhibit 2.1(g) Form of Amended and Restated Certificate of Incorporation for TEAM
Exhibit 2.1(h)   Form of Amended and Restated Code of Regulations of TEAM
Exhibit 2.7(a)   List of Mucho Stockholders for Escrow Agreement
Exhibit 7.5      List of TEAM Stockholders Executing Shareholder Agreements
Exhibit 8.5      List of Mucho Stockholders Executing Shareholder Agreements
Exhibit 10.1(i)  Form of Opinion of Mucho's Counsel
Exhibit 10.2(i)  Form of Opinion of TEAM's Counsel

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of June 16, 2000 by and among TEAM America Corporation, an Ohio corporation ("TEAM"), Team Merger Corporation, a Nevada corporation ("Merger Sub"), and Mucho.com, Inc., a Nevada corporation ("Mucho") (individually, each is a "Party", and collectively, the "Parties").

                                    RECITALS

     WHEREAS, the Parties desire to enter into a merger transaction pursuant to which Merger Sub will merge with and into Mucho, and Mucho will become a wholly owned subsidiary of TEAM.

     WHEREAS, TEAM intends to offer to repurchase up to 50% of its outstanding common stock for $6.75 per share in connection with the Merger (the "Tender Offer").

     WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein and the tender offer described herein to qualify as a tax-free reorganization under the appropriate subsections of Section 368 of the Code.

     WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions described herein and also to prescribe certain conditions to the transactions described herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     "Affiliate Agreement" shall have the meaning set forth in Section 9.5.

     "Agreement" shall mean this Agreement and Plan of Merger.

     "Closing" shall have the meaning set forth in Section 2.8.

     "Closing Date" shall have the meaning set forth in Section 2.8.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of April 20, 2000, by and between Mucho and TEAM.

     "Diluted Share Number" shall have the meaning set forth in Section 2.2(c).

     "Disbursing Agent" shall have the meaning set forth in Section 2.4(h).

     "Disclosure Letter" shall have the meaning set forth in the preamble to
Article V.

     "Effective Time" shall have the meaning set forth in Section 2.1(b).

     "Environmental Laws" shall mean any and all applicable federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, Permits, relating to human health, natural resources, or the environment or to Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the notification, clean-up or other remediation thereof, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
Section 11001 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300F et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., each as amended.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Amount" shall have the meaning set forth in Section 2.7(a).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" shall mean National City Bank.

     "Exchange Ratio" shall have the meaning set forth in Section 2.2(c).

     "Expenses" shall have the meaning set forth in Section 11.2(b).

     "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

     "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal.

     "Hazardous Substances" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are defined as "hazardous materials," "hazardous wastes," "hazardous substances," "wastes" or other similar designations in any Environmental Laws; (iii) without limitation, which contain asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (iv) which pose a hazard to human health and safety, natural resources, or the environment.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Joint Statement" shall have the meaning set forth in Section 5.7.

     "Law" shall mean statutes, common laws, rules, ordinances, regulations, codes, licensing requirements, orders, judgments, injunctions, decrees, licenses, agreements, settlements, governmental guidelines or interpretations, Permits, rules and by-laws of a Governmental Authority.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     "Material Adverse Effect" shall mean any events, acts, conditions or occurrences, whether individually or in the aggregate, that have a material adverse effect on: (i) the business, financial condition, results of operations, prospects, assets or liabilities of Mucho or TEAM (together with their Subsidiaries, taken as a whole); (ii) the legality of this Agreement or its enforceability against a Party to this Agreement; or (iii) the ability of a Party to perform its obligations and to consummate the transactions under this Agreement. An adverse change in the market price or trading volume of TEAM Common Stock or the fair market value of Mucho Common Stock shall not be deemed, by itself, to constitute a Material Adverse Effect.

     "Merger" shall have the meaning set forth in Section 2.1(a).

     "Merger Consideration" shall have the meaning set forth in Section 2.2(c).

     "Merger Sub" shall mean TEAM Merger Corporation, a Nevada corporation.

     "Mucho" shall mean Mucho.com, Inc., a Nevada corporation.

     "Mucho Balance Sheet" shall mean the audited consolidated balance sheet of Mucho as of December 31, 1999 (and any notes thereto).

     "Mucho Balance Sheet Date" shall mean December 31, 1999.

     "Mucho Certificates" shall have the meaning set forth in Section 2.4(d).

     "Mucho Common Stock" shall mean Mucho's common stock, par value $.001 per share.

     "Mucho Contracts" shall have the meaning set forth in Section 6.19(a).

     "Mucho Insurance Policies" shall have the meaning set forth in Section
6.17.

     "Mucho Intellectual Property Rights" shall have the meaning set forth in
Section 6.21(a).

     "Mucho Interim Balance Sheet Date" shall mean March 31, 2000.

     "Mucho Proceeding" shall have the meaning set forth in Section 6.9.

     "Mucho Property" shall have the meaning set forth in Section 6.23(b).

     "Mucho Options" shall have the meaning set forth in Section 2.6(a).

     "Mucho Related Parties" shall have the meaning set forth in Section 6.22.

     "Mucho Securities" shall have the meaning set forth in Section 6.5(b).

     "Mucho Shareholder Meeting" shall have the meaning set forth in Section
8.2.

     "Mucho Superior Proposal" shall have the meaning set forth in Section
8.4(b).

     "Nevada Corporate Law" shall mean the Nevada general corporation law, as amended.

     "Notice of Mucho Superior Proposal" shall have the meaning set forth in
Section 8.4(a).

     "Notice of Superior Proposal" shall have the meaning set forth in Section 7.4(b).

     "Ohio Corporate Law" shall mean the Ohio general corporation law, currently Chapter 1701 of the Ohio Revised Code, as amended.

     "Party" shall mean either TEAM, Merger Sub or Mucho, as the case may be.

     "PEO" means a Professional Employer Organization.

     "PEO Form Contract" shall have the meaning set forth in Section 5.21(c).

     "PEO Laws" means any Laws regulating PEOs in any state in which TEAM does business.

     "Permits" shall mean any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of TEAM or Mucho, as the case may be.

     "Permitted Investments" shall have the meaning set forth in Section 3.4(b).

     "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

     "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, dumping, disposal, or release of Hazardous Substances into or upon the environment, including the air, soil, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

     "RJA" shall mean Raymond James & Associates, Inc.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by a separate Person.

     "Superior Proposal" shall have the meaning set forth in Section 7.4(c).

     "Surviving Corporation" shall mean the surviving company after the merger of Merger Sub into Mucho.

     "Surviving Corporation Common Stock" shall mean the Surviving Corporation's common stock, par value $.001.

     "Surviving Corporation Option" shall have the meaning set forth in Section 2.6(a).

     "Tax" or "Taxes" shall mean (A) all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, fees, assessments or charges of any kind whatsoever, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of Law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or other agreement that includes indemnification for any tax liability.

     "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

     "TEAM" shall mean TEAM America Corporation, an Ohio Corporation.

     "TEAM 1999 Balance Sheet" shall mean the consolidated balance sheet of TEAM as of December 31, 1999 (and the notes thereto) set forth in TEAM's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     "TEAM Balance Sheet Date" shall mean March 31, 2000.

     "TEAM Contracts" shall have the meaning set forth in Section 5.21(a).

     "TEAM Common Stock" shall mean the capital stock of TEAM designated as common stock, no par value.

     "TEAM Benefit Arrangements" shall have the meaning set forth in Section 5.12(a).

     "TEAM Employee Plans" shall have the meaning set forth in Section 5.12(a).

     "TEAM Insurance Policies" shall have the meaning set forth in Section 5.18.

     "TEAM Intellectual Property Rights" shall have the meaning set forth in
Section 5.23(a).

     "TEAM Interim Balance Sheet" shall mean the consolidated balance sheet of TEAM as of March 31, 2000 (and the notes thereto) set forth in TEAM's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     "TEAM Interim Balance Sheet Date" shall mean March 31, 2000.

     "TEAM Options" shall mean options granted by TEAM.

     "TEAM Pension Plans" shall have the meaning set forth in Section 5.12(a).

     "TEAM Proceeding" shall have the meaning set forth in Section 5.10.

     "TEAM Property" shall have the meaning set forth in Section 5.25(b).

     "TEAM Related Parties" shall have the meaning set forth in Section 5.24.

     "TEAM SEC Reports" shall have the meaning set forth in Section 5.6(a).

     "TEAM Securities" shall have the meaning set forth in Section 5.5(b).

     "TEAM Shareholder Meeting" shall have the meaning set forth in Section 7.2(a).

     "Tender Offer" shall have the meaning set forth in the recitals.

     "Termination Fee" shall have the meaning set forth in Section 11.2(a).

     "Transfer Taxes" shall have the meaning set forth in Section 12.5.

     Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Sections, paragraphs and Exhibits and Schedules shall be deemed references to Sections or paragraphs of, or Exhibits or Schedules to, this Agreement, unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                      THE MERGER AND RELATED TRANSACTIONS

     Section 2.1 The Merger.

     (a) At the Effective Time, Merger Sub shall be merged with and into Mucho in accordance with the Nevada Corporate Law and this Agreement (the "Merger"). Upon consummation of the Merger, the separate existence of Merger Sub shall cease, and Mucho shall be the surviving corporation (the "Surviving Corporation") and shall be a wholly owned subsidiary of TEAM.

     (b) The Merger shall become effective at such time as a certificate of merger, in a form mutually acceptable to Merger Sub and Mucho, is filed with the Secretary of State of Nevada in accordance with Nevada Corporate Law or such later time as may be agreed by TEAM and Mucho and specified in the certificate of merger (the "Effective Time").

     (c) As of the Effective Time, the Surviving Corporation shall be renamed Mucho.com Services, Inc.

     (d) The certificate of incorporation of the Surviving Corporation as of the Effective Time shall be substantially as set forth on Exhibit 2.1(d) from and after the Effective Time, until thereafter amended in accordance with its terms and as provided by the appropriate state law.

     (e) The by-laws of the Surviving Corporation as of the Effective Time shall be substantially as set forth on Exhibit 2.1(e) from and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the certificate of incorporation of the Surviving Corporation and as provided by the appropriate state law.

     (f) As of the Effective Time, TEAM shall be renamed Mucho.com, Inc.

     (g) The code of regulations of TEAM as of the Effective Time shall be substantially as set forth on Exhibit 2.1(g) from and after the Effective Time, until thereafter amended in accordance with its terms and as provided by the appropriate state law.

     (h) The certificate of incorporation of TEAM as of the Effective Time shall be substantially as set forth on Exhibit 2.1(h) from and after the Effective Time, until thereafter amended in accordance with its terms and as provided by the appropriate state law.

     (i) TEAM and Mucho will each elect four members of TEAM's board of directors, and TEAM and Mucho will jointly select one additional member of the board of TEAM. TEAM's board of directors shall be classified into three classes (with at least one TEAM and Mucho director in each class), and the directors shall serve in accordance with the code of regulations of TEAM until their respective successors are duly elected or appointed and qualified.

     (j) The chairman of the board of directors and the chief executive officer of TEAM shall be S. Cash Nickerson. The president and chief operating officer of TEAM shall be Kevin T. Costello. Mr. Nickerson and Mr. Costello shall each have direct reporting obligations to the TEAM board of directors. The chief financial officer of TEAM shall be Jose Blanco. The chief accounting officer of TEAM shall be Tom Gerlacher. The president and chief operating officer of internet operations of the Surviving Corporation shall be David Waal. The chief legal counsel of TEAM shall be Jay R. Strauss. Jay Strauss and William Johnston, TEAM's general counsel, will share legal responsibilities for TEAM. Each officer will serve in accordance with the code of regulations of TEAM.

     Section 2.2 Conversion of Mucho Common Stock. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of TEAM, Merger Sub, or Mucho (or any holder of TEAM Common Stock or Mucho Common Stock):

          (a) Other than any shares of Mucho Common Stock to be canceled pursuant to Section 2.2(b), each share of Mucho Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the number of shares of TEAM Common Stock determined by multiplying the number of shares of Mucho Common Stock by the Exchange Ratio (as determined below).

          (b) Each share of Mucho Common Stock held in the treasury of Mucho immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) The "Exchange Ratio" shall equal the Merger Consideration (as defined below) divided by the Diluted Share Number as defined in clause (2) below:

             (1) Subject to the provisions of Section 2.7 below, the aggregate number of shares of TEAM Common Stock to be issued to holders of Mucho Securities (which when issued will be validly issued, fully-paid and non-assessable) in exchange for all the outstanding Mucho Common Stock, warrants and options will equal 5,925,925 diluted shares of TEAM Common Stock (the "Merger Consideration").

             (2) At the Effective Time, the number of diluted shares of Mucho Common Stock outstanding (collectively, the "Diluted Share Number") will include (i) all issued and outstanding shares of Mucho Common Stock;
        (ii) all outstanding shares of other classes of Mucho voting capital stock, including, but not limited to, shares of Mucho preferred stock, giving effect to the conversion of such capital stock; (iii) all warrants, whether vested or unvested, contingent or otherwise, giving effect to the exercise of such warrants; (iv) all stock options, whether vested or unvested, or contingent or otherwise, giving effect to the exercise of such options; (v) all other derivative securities of any kind or nature, whether vested or unvested, contingent or otherwise, giving effect to the exercise or conversion of such derivative securities; and (vi) any other debt or equity securities, whether vested or unvested, contingent or otherwise, convertible into shares of Mucho capital stock, giving effect to the conversion of such debt or equity.

     Section 2.3 Conversion of Merger Sub Common Stock. At the Effective Time, each share of common stock, $0.001 par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and, by virtue of the Merger, automatically and without the need for any action on the part of the holder thereof, shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     Section 2.4 Exchange of Certificates.

     (a) From and after the Effective Time, subject to the provisions of Section
2.7 below, each holder of a stock certificate which immediately prior to the Effective Time represented issued and outstanding shares of Mucho Common Stock (other than shares described in Section 2.2(b)) shall be entitled to receive in exchange therefor, upon surrender thereof National City Bank, as exchange agent (the "Exchange Agent"), a stock certificate or stock certificates representing the number of whole shares of TEAM's Common Stock to which such holder is entitled pursuant to Section 2.2(a) and any cash in lieu of a fractional share, as contemplated by Section 2.4(i). Notwithstanding any other provision of this Agreement, (i) until holders or transferees of stock certificates formerly representing shares of Mucho Common Stock have surrendered them for exchange, as provided herein, no payment for fractional shares shall be made, and (ii) without regard to when such stock certificates formerly representing shares of Mucho Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any payment for fractional shares. Upon surrender of a stock certificate which immediately prior to the Effective Time represented issued and outstanding shares of Mucho Common Stock (other than shares described in Section 2.2(b)) there shall be paid to the holder of such stock certificate (at the time of surrender) the amount of any cash payable in lieu of a fractional share of the Surviving Corporation's Common Stock to which such holder is entitled pursuant to Section 2.4(i).

     (b) If any certificate for shares of the Surviving Corporation Common Stock is to be issued in a name other than that in which the certificate formerly representing shares of Mucho Common Stock surrendered in exchange therefor is registered in Mucho's transfer records, it shall be a condition of such exchange that the Person requesting such exchange shall pay any applicable transfer or other Taxes required by reason of such issuance.

     (c) As soon as practicable after the Effective Time, TEAM shall make available to the Exchange Agent the certificates representing shares of TEAM's Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 2.4(i).

     (d) Promptly following the Effective Time, the Exchange Agent shall mail to each record holder of a Mucho Common Stock certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Mucho Common Stock (other than shares described in Section 2.2(b), Section 2.5 and Section 2.7) (the "Mucho Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Mucho Certificates shall pass, only upon actual delivery of the Mucho Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Mucho Certificates in exchange for certificates representing shares of TEAM Common Stock. Upon surrender of Mucho Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Mucho Certificates shall be entitled to receive in exchange therefor a certificate or certificates representing that number of whole shares of TEAM Common Stock (other than the shares held in escrow pursuant to Section 2.7) into which the shares of Mucho Common Stock formerly represented by the Mucho Certificates so surrendered shall have been converted into the right to receive pursuant to the provisions of
Section 2.2(a), or any cash paid in lieu of a fractional share, and the Mucho Certificates so surrendered shall be canceled.

     (e) In the event any Mucho Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Mucho Certificate to be lost, stolen or destroyed, TEAM shall issue in exchange for such lost, stolen or destroyed Mucho Certificate TEAM Common Stock deliverable in respect thereof determined in accordance with this Article II. When authorizing such issuance in exchange therefor, the board of directors of TEAM may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Mucho Certificate to give TEAM such indemnity as it may reasonably direct as protection against any claim that may be made against TEAM with respect to the Mucho Certificate alleged to have been lost, stolen or destroyed.

     (f) After the Effective Time, there shall be no further transfers on the stock transfer books of TEAM of the shares of Mucho that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Mucho Common Stock are presented to TEAM, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

     (g) From and after the Effective Time, the holders of shares of Mucho Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Mucho Common Stock, other than the right to receive the Merger Consideration as provided in this Agreement.

     (h) Prior to the Effective Time, Mucho shall irrevocably deposit or cause to be deposited or make an irrevocable line of credit reasonably acceptable to TEAM available to National City Bank (the "Disbursing Agent") as agent for the holders of Mucho Common Stock, entitled to cash in lieu of fractional shares in the aggregate amount required to pay such portion of the Merger Consideration to be paid in cash in lieu of fractional shares. Pending distribution pursuant to
Section 2.4(i) hereof, such cash deposited with the Disbursing Agent shall be held in trust for the benefit of such holders and such cash shall not be used for any other purposes.

     (i) Notwithstanding any other provision of this Agreement, no fractional shares and no certificates or scrip for fractional shares of TEAM Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, each holder of shares of Mucho Common Stock who would otherwise have been entitled to receive a fraction of a share of the Surviving Corporation Common Stock upon surrender of Mucho Certificates for exchange pursuant to this
Article II (after taking into account all Mucho Certificates registered in the name of such holder), shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by $6.75.

     Section 2.5 Dissenting Shares.

     (a) Notwithstanding Section 2.2, a holder of shares of Mucho Common Stock entitled to vote on the Merger is entitled to dissent from the Merger in accordance with Section 92A.380 of the Nevada Corporation Law. In the event holders of more than 5% of the outstanding Mucho Common Stock exercise their right to dissent from the Merger, this Agreement may be terminated by either TEAM or Mucho and any or all of the transactions contemplated herein may be abandoned, subject to the terms of Article XI.

     (b) A holder of shares of TEAM Common Stock entitled to vote on the Merger shall have only the dissenter's rights granted by Ohio Corporate Law. Any holder of TEAM Common Stock who becomes entitled to payment for such TEAM Common Stock pursuant to Section 1701.84 of Ohio Corporate Law shall receive payment therefor from TEAM in accordance with Ohio Corporate Law; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish his entitlement to relief as a dissenting shareholder as provided in Section 1701.85 of Ohio Corporate Law or failed to comply with the requirements for dissenting shareholders set forth therein, (ii) shall have effectively withdrawn his demand for relief as a dissenting shareholder with respect to such shares or lost his right to relief as a dissenting Shareholder and payment for his shares under
Section 1701.85 of Ohio Corporate Law, or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all such holder's shares within the time provided in Section 1701.85 of Ohio Corporate Law, such holder shall forfeit the right to relief as a dissenting shareholder with respect to such shares of TEAM Common Stock. TEAM shall provide Mucho prompt notice of any demands received by TEAM for relief as a dissenting shareholder and Mucho shall have the right to participate in all negotiations and proceedings with respect to such demands. TEAM shall not, except with the prior written consent of Mucho, make any payment with respect to, or settle or offer to settle, any such demands.

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     Section 2.6 Stock Options and Warrants.

     (a) Prior to the Effective Time, Mucho and TEAM shall take such action as may be necessary to cause each unexpired and unexercised option and warrant to purchase shares of Mucho Common Stock (each a "Mucho Option") to be automatically converted at the Effective Time into an option or warrant (each a "Surviving Corporation Option") which will be (i) to purchase a number of shares of TEAM Common Stock equal to the number of shares of Mucho Common Stock that could have been purchased under the Mucho Option multiplied by the Exchange Ratio, at a price per share of TEAM Common Stock equal to the option exercise price determined pursuant to the Mucho Option divided by the Exchange Ratio and
(ii) otherwise subject to the same terms and conditions as the Mucho Option; provided that unless the applicable agreement evidencing the Mucho Option requires the acceleration of vesting of such Mucho Option upon a Merger, the Mucho board of directors will not accelerate the vesting of any Mucho Option as a result of or in connection with the Merger. The date of grant of a substituted Surviving Corporation Option shall be the date on which the corresponding Mucho Option was granted. At the Effective Time, all references in the Mucho Options to Mucho shall be deemed to refer to TEAM. TEAM shall assume all of Mucho's obligations with respect to Mucho Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of Mucho Options all shares of TEAM Common Stock covered thereby and, at or within a reasonable time after the Effective Time, file a registration statement on Form S-8 to cover the additional shares of TEAM Common Stock subject to TEAM Options granted in exchange for Mucho Options. Following the Effective Time, TEAM will use all reasonable efforts to maintain the effectiveness of TEAM's registration statement on Form S-8 for so long as any of the converted Mucho Options remain outstanding and unexercised.

     (b) As soon as practicable after the Effective Time, TEAM shall deliver to the holders of Mucho Options immediately prior to the Effective Time appropriate notices (i) setting forth such holders' rights pursuant to the respective Mucho Options, and (ii) stating Mucho Options have been converted into TEAM Options as contemplated herein and have been assumed by TEAM and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section to give effect to the Merger).

     (c) The holders of Mucho Options immediately prior to the Effective Time, and their respective legal representatives and heirs, shall be deemed third-party beneficiaries of this Section 2.6.

     Section 2.7 Escrow of Stock.

     (a) Prior to the Effective Time, Mucho shall cause each holder of Mucho Common Stock listed on Exhibit 2.7(a) to enter into an escrow agreement (acceptable to TEAM and Mucho) pursuant to which each such holder of Mucho Common Stock shall, immediately after the Effective Time, exchange their Mucho Common Stock for TEAM Common Stock and shall escrow the number of shares of TEAM Common Stock set forth in Exhibit 2.7(a). The total number of shares of TEAM Common Stock placed in escrow shall be 2,222,222 (the "Escrow Amount"). Under the terms of the escrow agreement, each shareholder whose shares are held in escrow shall have no right, title and interest in such shares unless and until the shares are released from the escrow.

     (b) The Escrow Amount shall remain in escrow until the board of directors of TEAM authorizes the Escrow Amount to be released on a pro rata basis to the shareholders listed on Exhibit 2.7(a). The TEAM board of directors shall authorize the release of the Escrow Amount as follows: (i) one-half of the Escrow Amount shall be released immediately after TEAM raises $15 million in equity financing from any source by December 31, 2001, and (ii) one-half of the total Escrow Amount shall be released immediately after the Surviving Corporation earns $2 million in operating revenue from its internet operations in any consecutive three-month period prior to December 31, 2001; provided, that the requirements of subsection (i) above have also been met. Any Escrow Amount not released as described in this Section 2.7(b) shall be returned to TEAM and cancelled on January 1, 2002. In such event, none of the Mucho Shareholders shall have any further right to the Escrow Amount or any other consideration in connection with the Merger.

     (c) Notwithstanding any of the terms of this Section 2.7, in the event of a change in control of TEAM, the board of directors of TEAM shall immediately authorize the total release of the Escrow Amount;

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provided, that, at the time the change in control occurs, the transaction which caused the change in control was consummated for TEAM Common Stock at a price in excess of $6.75 per share.

     Section 2.8 The Closing. The closing (the "Closing") of the Merger contemplated by this Agreement shall take place at a location mutually agreeable to Mucho, TEAM, and Merger Sub. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

                                  ARTICLE III

                               TEAM TENDER OFFER

     Section 3.1 TEAM Tender Offer.

     (a) In conjunction with the Joint Statement, TEAM shall offer to purchase up to 50% of TEAM's outstanding Common Stock immediately after the Effective Time for $6.75 per share, subject to the rules of the Exchange Act (including Rule 13e-4) and any other Laws or provisions of this Agreement, if (i) a majority of the TEAM Common Stock is voted in favor of the Merger and the related transactions; and (ii) no more than 50% of the outstanding shares of TEAM Common Stock are tendered for cash. Notwithstanding the foregoing, if more than 50% of the outstanding shares of TEAM Common Stock are tendered, TEAM shall accept the tendered securities on a pro rata basis.

     (b) If immediately after the Effective Time a majority of TEAM Common Stock is voted in favor of the Merger and the related transactions, the Surviving Corporation shall (i) irrevocably deposit or cause to be deposited or make an irrevocable line of credit (reasonably acceptable to TEAM) available to the Disbursing Agent, as agent for holders of TEAM Common Stock tendered for $6.75 per share ("Tendered Shares"), in the amount necessary to pay for the Tendered Shares, and (ii) accept the Tendered Shares in exchange for cash. Pending distribution pursuant to this Section 3.1(b) of the cash deposited with the Disbursing Agent, if any, such cash shall be held in trust for the benefit of the holders of Tendered Shares and such cash shall not be used for any other purposes; provided that TEAM may direct the Disbursing Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments, and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this
Section 3.1(b). Each holder of a certificate or certificates representing Tendered Shares must surrender such certificate or certificates to the Disbursing Agent, as agent for such holder of Tendered Shares, to effect the payment of cash for the Tendered Shares on such holder's behalf within 10 business days after the Effective Time.

     (c) When a holder of Tendered Shares surrenders a certificate or certificates to the Disbursing Agent representing Tendered Shares, the Disbursing Agent shall promptly distribute to the Person in whose name such certificate shall have been registered a check in the amount of $6.75 per Tendered Share.

     (d) If payment is to be made to a Person other than the registered holder of the Tendered Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed and otherwise be in proper form for transfer as determined by the Disbursing Agent and that the Person requesting such payment shall pay to the Disbursing Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Tendered Shares or establish to the satisfaction of the Disbursing Agent that such Tax has been paid or is not payable.

     (e) After the Effective Time, there shall be no further transfers on the stock transfer books of TEAM of the Tendered Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Tendered Shares are presented to TEAM, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

     (f) From and after the Effective Time, the holders of Tendered Shares shall cease to have any rights with respect to such Tendered Shares, other than the right to receive $6.75 per share as provided in this Agreement.

     (g) In the event that any Tendered Share certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Tendered Share certificate to be lost, stolen or destroyed and, if required by TEAM, the posting by such holder of a bond in such reasonable amount as TEAM may direct as indemnity against any claim that may be made against it with respect to such Tendered Share certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Tendered Share certificate a check in the amount of $6.75 per share Tendered Share.

                                   ARTICLE IV

                                PROXY MATERIALS

     In connection with the TEAM Shareholder Meeting and the Mucho Stockholder Meeting, TEAM and Mucho shall jointly prepare and file with the SEC a Joint Statement (as defined below) relating to the transactions contemplated by this Agreement, including the Merger and the Tender Offer and the registration of the sale of TEAM Common Stock to Mucho, and shall use their individual reasonable best efforts to cause the Joint Statement to be declared effective by the SEC as soon as reasonably practicable.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TEAM

     TEAM represents and warrants to Mucho that except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Mucho by TEAM concurrently with entering into this Agreement (the "Disclosure Letter"):

     Section 5.1 Corporate Existence and Power. Section 5.1 of the Disclosure Letter lists each Subsidiary of TEAM and the number of shares and percentage of such Subsidiary's outstanding equity interest owned by TEAM or any other party.
Section 5.1 of the Disclosure Letter also lists, for each of TEAM and its Subsidiaries, its jurisdiction of incorporation and the states in which it is qualified to do business. Each of TEAM and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each of TEAM and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on TEAM. TEAM has heretofore delivered to Mucho true and complete copies of the currently effective articles of incorporation and code of regulations or similar organizational documents of TEAM and each of its Subsidiaries (as the same may be amended and restated as of the date hereof).

     Section 5.2 Corporate Authorization. The execution, delivery and performance by TEAM of this Agreement and the consummation by TEAM of the transactions contemplated hereby (i) are within TEAM's corporate powers and (ii) except for the adoption of this Agreement by the affirmative vote of a majority in voting interests of the outstanding shares of TEAM Common Stock, have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by TEAM and constitutes a valid, legal and binding agreement of TEAM enforceable against TEAM in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities Laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 5.3 Governmental Authorization. The execution, delivery and performance by TEAM of this Agreement and the consummation of the Merger and the Tender Offer require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in respect of the Merger in accordance with Nevada Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky Laws; (vi) the filing of appropriate documents with the relevant authorities of the jurisdictions in which TEAM is qualified to do business; and (vii) such other items that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TEAM.

     Section 5.4 Non-Contravention. Other than as set forth in Section 5.4 of the Disclosure Letter, the execution, delivery and performance by TEAM of this Agreement and the consummation by TEAM of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation, by-laws, code of regulations or similar organizational documents of TEAM or any of its Subsidiaries, (ii) to TEAM's knowledge, contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, writ, injunction, order or decree of any court or Governmental Authority binding upon or applicable to TEAM or any of its Subsidiaries or any of their respective properties or assets, (iii) to TEAM's knowledge, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of TEAM or any of its Subsidiaries or to a loss of any benefit to which TEAM or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon TEAM or any of its Subsidiaries, or (iv) to TEAM's knowledge, result in the creation or imposition of any Lien on any asset of TEAM or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TEAM.

     Section 5.5 Capitalization.

     (a) The authorized capital stock of TEAM consists of 10,000,000 shares of common stock and 1,000,000 shares of preferred stock with 500,000 shares designated Class A Voting Preferred Stock and 500,000 shares designated Class B Voting Preferred Stock. As of June 15, 2000, there were 4,332,999 shares of common stock and no shares of preferred stock issued and outstanding. As of June 15, 2000, there were outstanding TEAM Options to purchase an aggregate of shares of TEAM Common Stock (of which TEAM Options to purchase
(i) an aggregate of                shares of TEAM Common Stock were vested and
exercisable, (ii) an aggregate of 357,318 shares of TEAM Common Stock were granted pursuant to a qualified stock option plan and (iii) an aggregate of 649,972 shares of TEAM Common Stock were granted but not pursuant to a qualified stock option plan). Section 5.5 of the Disclosure Letter sets forth a complete list of options and warrants specifying the characteristics of the security, the exercise price, vesting schedule, and conditions for vesting and exercise. All outstanding shares of capital stock of TEAM have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 5.5 and except for changes resulting from the exercise of TEAM Options outstanding since March 31, 2000, there are (i) no other outstanding shares of capital stock or other voting securities of TEAM or any of its Subsidiaries, (ii) no securities of TEAM or its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of TEAM or its Subsidiaries, (iii) no options or other rights to acquire from TEAM or its Subsidiaries, or obligations of TEAM or its Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of TEAM, and (iv) no equity equivalent interests in the ownership or earnings of TEAM or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as "TEAM Securities"). Except as set forth on Section 5.5 of the Disclosure Letter, there are no outstanding obligations of TEAM or any Subsidiary to repurchase, redeem or otherwise acquire TEAM Securities. Except as set forth on Section 5.5 of the Disclosure Letter, there are no shareholder agreements, voting trusts or other agreements or understandings to which TEAM or any of its

Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of TEAM or any of its Subsidiaries or any preemptive rights with respect thereto.

     Section 5.6 Reports and Financial Statements.

     (a) TEAM has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "TEAM SEC Reports"). As of their respective dates, the TEAM SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the TEAM SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of TEAM and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

     (b) TEAM has heretofore made available or promptly will make available to Mucho a complete and correct copy of any amendments or modifications to any TEAM SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC.

     Section 5.7 Disclosure Documents. The proxy statement/information statement/prospectus and any additional materials to be filed with the SEC or presented to shareholders (the "Joint Statement") in connection with the Merger, the Tender Offer and related transactions will not, at the date it is first mailed to TEAM's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by TEAM with respect to statements made in the Joint Statement based on information supplied by Mucho for inclusion therein.

     Section 5.8 Absence of Certain Changes or Events.

     (a) Since the TEAM Balance Sheet Date, and except as discussed in the TEAM SEC Reports or as disclosed in Section 5.8 of the Disclosure Letter, the business of TEAM and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, neither TEAM nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to TEAM and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on TEAM, including, but not limited to, the loss of a significant number of clients or work site employees.

     (b) Without limiting the generality of the foregoing Section 5.8(a), since the TEAM Interim Balance Sheet Date and except as disclosed in the TEAM SEC Reports or Section 5.8 of the Disclosure Letter, there has not been:

          (i) any damage, destruction or loss to any of the assets or properties of TEAM or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on TEAM;

          (ii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any shares of TEAM's capital stock or any redemption, purchase or other acquisition by TEAM or any of its Subsidiaries of any shares of TEAM's capital stock or any repurchase, redemption or other purchase by TEAM or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, TEAM or any of its Subsidiaries, or any amendment of any material term of any outstanding security of TEAM or any of its Subsidiaries;

          (iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of TEAM or any of its Subsidiaries for consideration in the aggregate in excess of $200,000 or other than in the ordinary course of business consistent with past practices;

          (iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by TEAM or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein;

          (v) any loans or advances to any Person in excess of $200,000 in the aggregate;

          (vi) any incurrence of or guarantee with respect to any indebtedness for borrowed money by TEAM or any of its Subsidiaries other than pursuant to TEAM's existing credit facilities in the ordinary course of business or any creation or assumption by TEAM or any of its Subsidiaries of any material Lien on any material asset;

          (vii) any material change in any method of accounting or accounting practice or Tax or Tax practice used by TEAM or any of its Subsidiaries, other than such changes required by a change in Law or GAAP;

          (viii) except as permitted pursuant to Section 7.1(e) of this Agreement, (A) any employment, deferred compensation, severance or similar agreement entered into or amended by TEAM or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past practice, (B) any increase in the compensation payable or to become payable by TEAM or any of its Subsidiaries to any of their respective directors or officers or generally applicable to all or any category of TEAM's or its Subsidiaries' employees,
     (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of TEAM and its Subsidiaries or generally applicable to all or any category of TEAM's or its Subsidiaries' employees or (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of (B) and (C) above, increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of TEAM or any of its Subsidiaries;

          (ix) any revaluing in any material respect of any of the assets of TEAM or any of its Subsidiaries, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (x) any loan, advance or capital contribution made by TEAM or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of TEAM made in the ordinary course of business consistent with past practices;

          (xi) any change, amendment or formal notice to TEAM with respect to any insurance policy or program of TEAM or any new insurance policy;

          (xii) any agreement to take any actions specified in this Section 5.8(b), except for this Agreement; or

          (xiii) any adverse change in TEAM's or any of its Subsidiaries' worker's compensation experience.

     Section 5.9 No Undisclosed Material Liabilities. There are no liabilities of TEAM or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by GAAP to be reflected on a consolidated balance sheet of TEAM (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TEAM, and other than:

          (i) liabilities disclosed in TEAM SEC Reports filed prior to the date hereof;

          (ii) actual trade payables incurred in the ordinary course of business consistent with past practices;

          (iii) liabilities incurred to perform this Agreement; and

          (iv) those set forth in Section 5.9 of the Disclosure Letter.

     Section 5.10 Litigation. Except as set forth in TEAM SEC Reports filed prior to the date hereof and Section 5.10 to the Disclosure Letter, (a) there is no action, suit, investigation or proceeding pending against, or, to the knowledge of TEAM, threatened against or affecting, TEAM or any of its Subsidiaries or their respective properties before any court or arbitrator or any Governmental Authority (a "TEAM Proceeding") and (b) to the knowledge of TEAM, there is no basis for any such TEAM Proceeding.

     Section 5.11 Taxes.

     (a) Except as set forth on Section 5.11 to the Disclosure Letter, TEAM and each of its Subsidiaries:

          (i) has timely filed all material Tax Returns that it was required to file and has paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax Return). The accrual for current Taxes payable in the latest financial statements included or incorporated by reference in the TEAM SEC Reports is substantially adequate to cover all Taxes attributable to periods or portions thereof ending on the date of such financial statements, and no Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

          (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed by TEAM and each of its Subsidiaries are true and correct in all material respects; and

          (iii) has not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

     (b) TEAM has delivered to Mucho true, correct and complete copies of all federal Tax Returns filed by or on behalf of TEAM or any of its Subsidiaries for any tax periods ending on or after December 31, 1995.

     (c) Except as set forth in Section 5.11 to the Disclosure Letter:

          (i) TEAM has not been notified by the Internal Revenue Service or any other taxing authority that any material dispute or claims have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of TEAM;

          (ii) there are no pending Tax audits and no waivers of statutes of limitations have been given or requested;

          (iii) no tax Liens have been filed against TEAM or any of its Subsidiaries, except for tax Liens for current Taxes not yet due and payable for which adequate reserves have been provided in the latest balance sheet of TEAM;

          (iv) no material unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against TEAM or any of its Subsidiaries;

          (v) none of TEAM or any Subsidiary has received notice within the last three years from any taxing authority in a jurisdiction in which TEAM does not file Tax Returns that TEAM is or may be subject to taxation by that jurisdiction;

          (vi) TEAM and each Subsidiary has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee;

          (vii) none of TEAM or any of its Subsidiaries is a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority;

          (viii) except in accordance with past practice, none of TEAM or any Subsidiary has taken any action that would have the effect of deferring any taxable income of TEAM or any Subsidiary from any taxable period or portion thereof ending before the Effective Time to any period following the Effective Time. None of TEAM or any Subsidiary is required to include in its income any adjustment pursuant to Section 481 of the Code following the Effective Time; and

          (ix) there is no contract, agreement, plan or arrangement covering any employee or former employee of TEAM or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that could obligate TEAM to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

     Section 5.12 ERISA.

     (a) Section 5.12(a) of the Disclosure Letter sets forth a list identifying each "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), material benefit arrangement, plan, or policy, including without limitation, (i) each deferred compensation plan, (ii) each equity compensation plan, (iii) each plan or arrangement providing severance benefits ("TEAM Benefit Arrangements") which
(x) is subject to any provision of ERISA or (y) is maintained, administered or contributed to by TEAM or any affiliate (as defined below) within the last ten years, under which TEAM or any Subsidiary has any liability ("TEAM Employee Plans"). The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been delivered to Mucho together with (A) the most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. For purposes of this
Section 5.12, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. TEAM Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "TEAM Pension Plans") are identified as such in the list referred to above.

     (b) Neither TEAM nor any of its affiliates maintains or contributes to or has maintained or contributed to within the last five years a TEAM Pension Plan subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any TEAM Employee Plan has or will make TEAM or any Subsidiary, any officer or director of TEAM or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect on TEAM.

     (c) Each TEAM Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such TEAM Employee Plan is so qualified and no amendments have been adopted since the receipt of such determination letter that would result in the revocation of such letter. TEAM has delivered to Mucho copies of the most recent Internal Revenue Service determination letters with respect to each such TEAM Employee Plan. Nothing has occurred since the date of the most recent Internal Revenue Service determination letters that would adversely affect the Tax-qualified status of any TEAM Employee Plan. Each TEAM Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such TEAM Employee Plan other than any non-compliance which could not reasonably be expected to have a Material Adverse Effect on TEAM.

     (d) Except as set forth on Section 5.12(d) of the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by TEAM or any of its affiliates relating to, or change in employee participation or coverage under, any TEAM Employee Plan or TEAM Benefit Arrangement which would increase materially the expense of maintaining such TEAM Employee Plan or TEAM Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the TEAM Balance Sheet Date.

     (e) Except as disclosed on Section 5.12(e) of the Disclosure Letter, none of TEAM or any Subsidiary is a party to or subject to (i) any employment contract or arrangement providing for annual future compensation of $100,000 or more with any officer, consultant, director or employee, or that have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year; (ii) any severance agreements, programs and policies with or relating to its employees except programs and policies required to be maintained by Law; or (iii) any plans, programs, agreements and other arrangements with or relating to its employees which contain change in control provisions. TEAM has delivered to Mucho copies (or descriptions in detail reasonably satisfactory to Mucho) of all such agreements, plans, programs and other arrangements.

     (f) Except as disclosed in Section 5.12(f) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any TEAM Employee Plan or similar agreement or arrangement disclosed in this Agreement solely by reason of TEAM's entering into this Agreement or in connection with the transactions contemplated by this Agreement.

     Section 5.13 Labor Matters. There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of TEAM, threats thereof, by or with respect to any employees of TEAM or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on TEAM. There are no controversies pending or, to the knowledge of TEAM, threatened between TEAM or any of its Subsidiaries and any of their respective employees, customers or clients, which controversies have or could reasonably be expected to have a Material Adverse Effect on TEAM. Neither TEAM nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by TEAM or its Subsidiaries except as disclosed in Section 5.13 of the Disclosure Letter. There are no pending or, to the knowledge of TEAM, threatened charges or complaints against TEAM or its Subsidiaries by the National Labor Relations board or any comparable state agency.

     Section 5.14 Compliance with Laws and Court Orders. Except as set forth on
Section 5.14 of the Disclosure Letter, neither TEAM nor its Subsidiaries is in violation of, nor has it since January 1, 1997 violated, and to the knowledge of TEAM, nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, including but not limited to PEO Laws, except for possible violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on TEAM. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 5.11 and 5.16, respectively.

     Section 5.15 Finders' Fees. With the exception of fees payable to RJA, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, TEAM or any of its Subsidiaries which might be entitled to any fee or commission from TEAM or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 5.16 Environmental Matters.

     (a) Except as set forth in the TEAM SEC Reports or on Section 5.16 of the Disclosure Letter:

          (i) TEAM and each Subsidiary is and has at all times been in compliance in all material respects with all Environmental Laws;

          (ii) except in accordance with Permits, there has been no Release of Hazardous Substances at any real property that is or was owned or operated by TEAM during the period of such ownership or operation except for Releases which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on TEAM;

          (iii) no notice, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of TEAM, is pending or threatened by any Person against, TEAM or any Subsidiary nor has any penalty been assessed against TEAM or any Subsidiary with respect to any alleged violation of any Environmental Law;

          (iv) none of TEAM or any Subsidiary has disposed or arranged for the disposal of Hazardous Substances on any third party property that has resulted in or may reasonably be expected to result in material liability to TEAM or any Subsidiary under any Environmental Law; and

          (v) no underground tanks, asbestos-containing material or polychlorinated biphenyls are or have been located on real property that is owned or operated by TEAM or any Subsidiary nor were any underground tanks, asbestos-containing material or polychlorinated biphenyls located on real property formerly owned or operated by TEAM or any Subsidiary during the period of TEAM's or such Subsidiary's ownership or operations of such real property, or to the knowledge of TEAM, prior to the period of TEAM's or such Subsidiary's ownership or operations of such real property.

     (b) There are no material Permits issued pursuant to or required under any Environmental Law which require the consent, notification, approval or other action of any Person to remain in full force and effect following consummation of the transactions contemplated hereby. A true and complete list of all material Permits issued pursuant to or required under Environmental Laws is set forth in Section 5.16 of the Disclosure Letter attached hereto.

     (c) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which TEAM has knowledge and has in its possession or control relating to the business of TEAM or any real property that is owned or operated by TEAM or any Subsidiary which has not been delivered to Mucho. (d) None of TEAM or any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other Person under any Environmental Law, including any obligation for corrective or remedial action.

     Section 5.17 Subsidiaries. Except as set forth in Section 5.17 of the Disclosure Letter, all the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by TEAM free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries, TEAM does not own directly or indirectly, any capital stock or other ownership interest in any other Person.

     Section 5.18 Insurance. Each of TEAM and its Subsidiaries maintains insurance policies (the "TEAM Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Section 5.18 of the Disclosure Letter sets forth the type, deductible, coverage limits and term for each of the TEAM Insurance Policies, and all of the information on Section 5.18 of the Disclosure Letter with respect to each Insurance Policy is complete and accurate in all material respects. Each TEAM Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the TEAM Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of TEAM and its Subsidiaries has complied in all material respects with the provisions of each TEAM Insurance Policy under which it is the insured party. No insurer under any TEAM Insurance Policy has canceled or generally disclaimed liability under any such policy or, to TEAM's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the TEAM Insurance Policies have been filed in a timely fashion. Section 5.18 of the Disclosure Letter also sets forth all health insurance and worker's compensation policies, and self-insurance funds or similar arrangements with which TEAM or any of its Subsidiaries has been associated within the last five years.

     Section 5.19 Certain Business Practices. None of TEAM, any of its Subsidiaries or any directors, officers, agents or employees of TEAM or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither TEAM nor any of its Subsidiaries has participated in any boycotts.

     Section 5.20 Customers. The documents and information supplied by TEAM to Mucho or any of Mucho's representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant customers are complete and accurate in all material respects. During the last 12 months, none of TEAM or any Subsidiary has received any notices of termination or material alteration of a contract or business relationship, or written threats of any such action from any of the ten largest customers of TEAM and its Subsidiaries. Section 5.20 of the Disclosure Letter contains a list of the five largest customers of TEAM and its Subsidiaries.

     Section 5.21 Contracts.

     (a) Section 5.21 of the Disclosure Letter contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 5.12 of the Disclosure Letter and real property leases set forth in Section 5.25 of the Disclosure Letter) of the following categories to which TEAM or any of its Subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 5.12 of the Disclosure Letter and the real property leases set forth in Section 5.25 of the Disclosure Letter, the "TEAM Contracts"):

          (i) Contracts requiring annual expenditures by or liabilities of TEAM or its Subsidiaries in excess of $50,000 which have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

          (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

          (iii) Contracts containing covenants limiting the freedom of TEAM or any of its Subsidiaries to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

          (iv) material joint venture or partnership agreements or material joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of TEAM or its Subsidiaries;

          (v) Contracts with any Governmental Authority which have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year;

          (vi) other material contracts or commitments in which TEAM or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory;

          (vii) to the knowledge of TEAM, as of the date hereof, any other contracts the performance of which could be reasonably expected to require expenditures by TEAM or any of its Subsidiaries in excess of $50,000; and

          (viii) Contracts which are otherwise material to TEAM and its Subsidiaries.

     (b) Except as set forth in Section 5.21 of the Disclosure Letter, true and complete copies of the written TEAM Contracts and descriptions of material verbal contracts, if any, have been delivered to Mucho. Each of the TEAM Contracts is a valid and binding obligation of TEAM and, to TEAM's knowledge without any investigation, the other parties thereto, enforceable against TEAM in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. To the knowledge of TEAM, except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a TEAM Contract set forth in Section 5.21 of the Disclosure Letter in response to Section 5.21(a)(ii) to accelerate, or which does accelerate, the maturity of any such indebtedness.

     (c) Section 5.21(a) of the Disclosure Letter sets forth TEAM's and its Subsidiaries' standard form Contractual Service Agreement (the "PEO Form Contract") used by TEAM and its Subsidiaries for each of its PEO customers.
Section 5.21(c) of the Disclosure Letter also sets forth a copy of each PEO Contract executed by TEAM or any Subsidiary and any customer with over 50 employees that has been modified from the PEO Form Contract.

     (d) Neither TEAM nor any of its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through TEAM's action or inaction or, to the knowledge of TEAM, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any TEAM Contract to which TEAM or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on TEAM.

     Section 5.22 Disclosure. None of the representations or warranties made by TEAM herein or in any exhibit or attachment hereto, including the Disclosure Letter, or in any certificate furnished by TEAM pursuant to this Agreement, or in the TEAM SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

     Section 5.23 Intellectual Property.

     (a) Each of TEAM and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all of TEAM's existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor ("TEAM Intellectual Property Rights") except where the failure to own or possess valid rights to use such TEAM Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect on TEAM.

     (b) The validity of TEAM Intellectual Property Rights and the title thereto of TEAM or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which TEAM or any Subsidiary is a party nor, to the knowledge of TEAM, is any such litigation proceeding threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TEAM and except as set forth in Section 5.23 of the Disclosure Letter, the conduct of the business of TEAM and its Subsidiaries as now conducted does not, to the knowledge of TEAM, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any TEAM Intellectual Property Rights.

     Section 5.24 Related Party Transactions. Except as set forth in the TEAM SEC Reports or Section 5.24 of the Disclosure Letter, (a) no beneficial owner of 5% or more of TEAM's outstanding capital stock, or (b) officer or director of TEAM (or any immediate family member of such officer or director) or (c) any Person (other than TEAM) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "TEAM Related Parties") has any interest in: (i) any material contract, arrangement or understanding with, or relating to, the business or operations of, TEAM or any of its Subsidiaries; (ii) any material loan, arrangement, understanding, agreement or contract for or relating to indebtedness of TEAM or any of its Subsidiaries, or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of TEAM or any of its Subsidiaries. Following the Effective Time, except for obligations set forth in this Agreement, neither TEAM nor any of its Subsidiaries will have any material obligations to any TEAM Related Party except for (x) accrued salary for such TEAM Related Party for the pay period commencing immediately prior to the Effective Time and (y) the obligations set forth in the TEAM SEC Reports and Section 5.24 of the Disclosure Letter.

     Section 5.25 Assets.

     (a) The assets and properties of TEAM and its Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of TEAM and its Subsidiaries as presently conducted. TEAM and its Subsidiaries have good and marketable title to or a valid leasehold estate in all material personal properties and assets reflected on TEAM's Balance Sheet at the TEAM Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice).

     (b) Section 5.25 of the Disclosure Letter sets forth (i) a complete and accurate list of each improved and unimproved real property (each, a "TEAM Property") owned or leased by TEAM or any of its Subsidiaries, and the current use of such TEAM Property and indicating whether the TEAM Property is owned or leased, (ii) a complete and accurate list of all leases pursuant to which TEAM or any of its Subsidiaries lease personal property and (iii) with respect to each lease for TEAM Property, the term (including renewal options) and current fixed rent.

     (c) Except as set forth in Section 5.25 of the Disclosure Letter, there are no pending or, to the knowledge of TEAM, threatened condemnation or similar proceedings relating to any of the TEAM Properties of TEAM and its Subsidiaries, except for such proceedings which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TEAM.

     Section 5.26 Ohio Corporate Law Section 1704.02. TEAM has heretofore delivered to Mucho a complete and correct copy of the resolutions of the board of directors of TEAM to the effect that pursuant to 1704.02(A) of the Ohio Corporate Law, the restrictions contained in Section 1704.02 of Ohio Corporate Law are and shall be inapplicable to the Merger, the Tender Offer and the transactions contemplated by this Agreement, as it may be amended from time to time.

                                  ARTICLE V-A

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

     Merger Sub represents and warrants to Mucho that:

     Section 5.1A Corporate Existence and Power. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all corporate powers to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

     Section 5.2A Corporate Authorization. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby are within the corporate powers of Merger Sub and have been duly authorized by all necessary corporate and Shareholder action. This Agreement constitutes a valid and binding agreement of Merger Sub.

     Section 5.3A Governmental Authorization. The execution, delivery and performance Merger Sub of this Agreement and the consummation of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of a certificate of merger in accordance with the applicable terms of Nevada Corporate Law, (b) compliance with any applicable requirements of the HSR Act;
(c) compliance with the applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky Laws; and
(f) such other items the failure of which to be obtained could not reasonably be expected to have a Material Adverse Effect.

     Section 5.4A Non-Contravention. The execution, delivery and performance Merger of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the articles of incorporation or by-laws or similar organizational documents of Merger Sub, (b) to Merger Sub's knowledge, contravene, conflict with or constitute a violation of any provision of Law, regulation, judgment, order or decree binding upon Merger Sub or (c) to Merger Sub's knowledge, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Merger Sub or to a loss of any benefit to which Merger Sub is entitled under any agreement, contract or other instrument binding upon Merger Sub.

     Section 5.5A Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Merger Sub pending or, to Merger Sub's knowledge, threatened against Merger Sub or any of its properties, assets or rights before any Governmental Authority which could reasonably be expected to prevent Merger Sub from consummating the transactions contemplated by this Agreement, and to the knowledge of Merger Sub, there is no basis for any such Proceeding.

     Section 5.6A Capitalization. As of the date hereof, the authorized shares of Merger Sub consists of [500] shares of common stock with par value $0.001 per share of which as of the date hereof there were [250] outstanding shares. All outstanding capital stock of Merger Sub and TEAM has been duly authorized and validly issued and are fully paid and nonassessable.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF MUCHO

     Mucho represents and warrants to TEAM and Merger Sub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to TEAM by Mucho concurrently with entering into this Agreement:

     Section 6.1 Corporate Existence and Power. Section 6.1 of the Disclosure Letter lists each Subsidiary of Mucho and the number of shares and percentage of such Subsidiary's outstanding equity interest owned by Mucho. Section 6.1 of the Disclosure Letter also lists, for each of Mucho and its Subsidiaries, its jurisdiction of incorporation and the states in which it is qualified to do business. Mucho is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Mucho is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Mucho. Mucho has heretofore delivered or made available to TEAM true and complete copies of the currently effective articles of incorporation and bylaws or similar organizational documents of Mucho (as the same may be amended and restated as of the date hereof).

     Section 6.2 Corporate Authorization. The execution, delivery and performance by Mucho, of this Agreement and the consummation by Mucho of the transactions contemplated hereby (i) are within Mucho's corporate powers and
(ii) except for the adoption of this Agreement and approval of the Merger by the affirmative vote of the majority of the voting interests of the outstanding shares of Mucho Common Stock, have been authorized by all necessary corporate action and stockholder action. This Agreement has been duly and validly executed and delivered by Mucho and constitutes a valid, legal and binding agreement of Mucho enforceable against Mucho in accordance with its terms, except (i) as rights to indemnity hereunder may be limited by federal or state securities Laws or the public policies embodied therein, (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally, and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.3 Governmental Authorization. The execution, delivery and performance by Mucho of this Agreement and the consummation of the Merger by Mucho require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in respect of the Merger in accordance with and Nevada Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky Laws; (vi) the filing of appropriate documents with the relevant authorities of the jurisdictions in which Mucho is qualified to do business; and (vii) such other items that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Mucho.

     Section 6.4 Non-Contravention. Other than as set forth in Section 6.4 of the Disclosure Letter, the execution, delivery and performance by Mucho of this Agreement and the consummation by Mucho of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles of incorporation, by-laws or similar organizational documents of Mucho, (ii) to Mucho's knowledge contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, writ, injunction, order or decree of any court or Governmental Authority binding upon or applicable to Mucho or its properties or assets, (iii) to Mucho's knowledge constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Mucho or to a loss of any benefit to which Mucho is entitled under any provision of any agreement, contract or other instrument binding upon Mucho or any of its Subsidiaries, or (iv) to Mucho's knowledge result in the creation or imposition of any Lien on any asset of Mucho or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Mucho.

     Section 6.5 Capitalization.

     (a) The authorized capital stock of Mucho consists of      shares of Mucho
Common Stock. As of June 15, 2000, there were      shares of common stock issued
and outstanding. As of June 15, 2000, there were outstanding Mucho Options to
purchase an aggregate of      shares of Mucho Common Stock (of which an
aggregate of      shares of Mucho Common Stock were vested and exercisable).
Section 6.5 of the Disclosure Letter sets forth a complete list of options and warrants specifying the characteristics of the security, the exercise price, vesting schedule, and conditions for vesting and exercise. All outstanding shares of capital stock of Mucho have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 6.5, there are (i) no outstanding shares of capital stock or other voting securities of Mucho or any of its Subsidiaries, (ii) no securities of Mucho convertible into or exchangeable for shares of capital stock or voting securities of Mucho, (iii) no options or other rights to acquire from Mucho or obligations of Mucho to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of Mucho, and (iv) no equity equivalent interests in the ownership or earnings of Mucho or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as "Mucho Securities").

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Except as set forth on Section 6.5 of the Disclosure Letter, there are no outstanding obligations of Mucho or any Subsidiary to repurchase, redeem or otherwise acquire any Mucho Securities. Except as set forth on Section 6.5 of the Disclosure Letter, there are no stockholder agreements, voting trusts or other agreements or understandings to which Mucho or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Mucho or any of its Subsidiaries or any preemptive rights with respect thereto.

     Section 6.6 Disclosure Documents. The Joint Statement to be filed with the SEC in connection with the Merger, the Tender Offer and the related transactions will not, at the date it is first mailed to Mucho's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Mucho with respect to statements made in the Joint Statement based on information supplied by TEAM for inclusion therein.

     Section 6.7 Absence of Certain Changes or Events.

     (a) Since the Mucho Balance Sheet Date, and except as disclosed in Section
6.7 of the Disclosure Letter, the business of Mucho has been conducted in all material respects in the ordinary course, Mucho has not, other than ongoing efforts to raise capital and financing which are disclosed on Section 6.7 of the Disclosure Letter, engaged in any transaction, or series of related transactions material to Mucho and its Subsidiaries taken as a whole other than in the ordinary course, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Mucho.

     (b) Without limiting the generality of the foregoing Section 6.7(a), since the Mucho Balance Sheet Date and except as disclosed in Section 6.7 of the Disclosure Letter, there has not been:

          (i) any damage, destruction or loss to any of the assets or properties of Mucho or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any shares of Mucho's capital stock or any redemption, purchase or other acquisition by Mucho or any of its Subsidiaries of any shares of Mucho's capital stock or any repurchase, redemption or other purchase by Mucho or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Mucho or any of its Subsidiaries, or any amendment of any material term of any outstanding security of Mucho or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of Mucho or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Mucho or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (v) any loans or advances to any Person in excess of $10,000 or that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (vi) any incurrence of or guarantee with respect to any indebtedness for borrowed money by Mucho or any of its Subsidiaries other than pursuant to existing credit facilities in the ordinary course of business or any creation or assumption by Mucho or any of its Subsidiaries of any material Lien on any material asset that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

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          (vii) any material change in any method of accounting or accounting practice or tax or tax practice used by Mucho or any of its subsidiaries, other than such changes required by a change in law or GAAP;

          (viii) (A) any employment, deferred compensation, severance or similar agreement entered into or amended by Mucho or any of its Subsidiaries and any employee, in each case other than sales commission agreements and product promotional agreements entered into in the ordinary course of business consistent with past business practices, (B) any increase in the compensation payable or to become payable by Mucho or any of its Subsidiaries to any of its directors or officers or generally applicable to all or any category of Mucho's or any of its Subsidiaries' employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of Mucho or any of its Subsidiaries or generally applicable to all or any category of Mucho's or its Subsidiaries' employees or (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of (B) and (C) above, increases in the ordinary course of business consistent with past business practices and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of Mucho or any of its Subsidiaries;

          (ix) any revaluing in any respect of any of the assets of Mucho or any of its Subsidiaries, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (x) any loan, advance or capital contribution made by Mucho or any of its Subsidiaries to, or investment in, any Person other than loans, advances or capital contributions, or investments of Mucho made in the ordinary course of business that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (xi) any change, amendment or formal notice to Mucho with respect to any insurance policy or program of Mucho or any new insurance policy that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (xii) any agreement to take any actions specified in this Section 6.7(b), except for this Agreement; or

          (xiii) any adverse change in Mucho's or any of its Subsidiaries' worker's compensation experience that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     Section 6.8 No Undisclosed Material Liabilities. There are no material liabilities of Mucho or any of its Subsidiaries whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by GAAP to be reflected on the Mucho Balance Sheet (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Mucho, and other than:

          (i) liabilities incurred to perform this Agreement; and

          (ii) those set forth in Section 6.8 of the Disclosure Letter.

     Section 6.9 Litigation. Except as set forth in Section 6.9 to the Disclosure Letter, (a) there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Mucho, threatened against or affecting, Mucho or any of its Subsidiaries' or their respective properties before any court or arbitrator or any

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Governmental Authority (a "Mucho Proceeding") and (b) to the knowledge of Mucho, there is no basis for any such Mucho Proceeding.

     Section 6.10 Taxes.

     (a) Except as set forth on Section 6.10 to the Disclosure Letter, Mucho and each of its Subsidiaries:

          (i) has filed all material Tax Returns that it was required to file and has paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax Return);

          (ii) has filed or caused to be filed (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed by Mucho and each of its Subsidiaries are true and correct in all material respects; and

          (iii) has not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

     (b) Mucho has delivered to TEAM true, correct and complete copies of all federal Tax Returns filed by or on behalf of Mucho or any of its Subsidiaries for any tax periods ending since the incorporation of Mucho.

     (c) Except as set forth in Section 6.10 to the Disclosure Letter:

          (i) Mucho has not been notified by the Internal Revenue Service or any other taxing authority that any material dispute or claims have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of Mucho;

          (ii) there are no pending Tax audits and no waivers of statutes of limitations have been given or requested;

          (iii) no Tax Liens have been filed against Mucho or any of its Subsidiaries, except for Tax Liens for current Taxes not yet due and payable for which adequate reserves have been provided in the latest balance sheet of Mucho;

          (iv) no material unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against Mucho;

          (v) none of Mucho or any of its Subsidiaries has received notice from any taxing authority in a jurisdiction in which Mucho does not file Tax Returns that Mucho is or may be subject to taxation by that jurisdiction;

          (vi) Mucho and each Subsidiary has withheld and paid all material Taxes required to be withheld and paid in connection with amounts paid or owing to any employee;

          (vii) none of Mucho or any of its Subsidiaries is a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority;

          (viii) except in accordance with past practice, none of Mucho or any of its Subsidiaries has taken any action that would have the effect of deferring any taxable income of Mucho or any Subsidiary from any taxable period or portion thereof ending before the Effective Time to any period following the Effective Time. None of Mucho or any of its Subsidiaries is required to include in its income any adjustment pursuant to Section 481 of the Code following the Effective Time; and

          (ix) there is no contract, agreement, plan or arrangement covering any employee or former employee of Mucho or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code

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     or that could obligate Mucho to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

     Section 6.11 ERISA. Mucho does not contribute to or maintain any Employee Benefit Plan (as defined in Section 3(3) of ERISA), material benefit arrangement, plan, or policy, including without limitation, (i) a deferred compensation plan, (ii) a material equity compensation plan, or (iii) benefit arrangements which are subject to any provision of ERISA or are maintained, administered or contributed to by Mucho or any affiliate under which Mucho has any liability.

     Section 6.12 Labor Matters. There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of Mucho, threats thereof, by or with respect to any employees of Mucho which could reasonably be expected to have a Material Adverse Effect on Mucho. There are no controversies pending or, to the knowledge of Mucho, threatened between Mucho and any of its employees, customers or clients, which controversies have or could reasonably be expected to have a Material Adverse Effect on Mucho. Mucho is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Mucho. There are no pending or, to the knowledge of Mucho, threatened charges or complaints against Mucho by the National Labor Relations Board or any comparable state agency.

     Section 6.13 Compliance with Laws and Court Orders. Neither Mucho nor its Subsidiaries is in violation of, and to the knowledge of Mucho, nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, except for possible violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Mucho. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 6.10 and 6.15, respectively.

     Section 6.14 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, Mucho or any of its Subsidiaries which might be entitled to any fee or commission from the Mucho or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

     Section 6.15 Environmental Matters.

     (a) Except as set forth in Section 6.15 of the Disclosure Letter:

          (i) Mucho and each Subsidiary is and has at all times been in compliance in all material respects with all Environmental Laws;

          (ii) except in accordance with Permits, there has been no Release of Hazardous Substances at any real property that is or was owned or operated by Mucho during the period of such ownership or operation except for Releases which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Mucho;

          (iii) no notice, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of Mucho, is pending or threatened by any Person against, Mucho or any Subsidiary nor has any penalty been assessed against Mucho or any Subsidiary with respect to any alleged violation of any Environmental Law;

          (iv) none of Mucho or any Subsidiary has disposed or arranged for the disposal of Hazardous Substances on any third party property that has resulted in or may reasonably be expected to result in material liability to Mucho or any Subsidiary under any Environmental Law; and

          (v) no underground tanks, asbestos-containing material or polychlorinated biphenyls are or have been located on real property that is owned or operated by Mucho or any Subsidiary nor were any underground tanks, asbestos-containing material or polychlorinated biphenyls located on real property formerly owned or operated by Mucho or any Subsidiary during the period of Mucho's or such

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     Subsidiary's ownership or operations of such real property, or to the knowledge of Mucho, prior to the period of Mucho's or such Subsidiary's ownership or operations of such real property.

     (b) There are no material Permits issued pursuant to or required under any Environmental Law which require the consent, notification, approval or other action of any Person to remain in full force and effect following consummation of the transactions contemplated hereby. A true and complete list of all material Permits issued pursuant to or required under Environmental Laws is set forth in Section 6.15 of the Disclosure Letter attached hereto.

     (c) There has been no written report of any environmental investigation, study, audit, test, review or other analysis conducted of which Mucho has knowledge relating to the business of Mucho or any real property that is owned or operated by Mucho.

     (d) Mucho has not agreed to assume, undertake or provide indemnification for any liability of any other Person under any Environmental Law, including any obligation for corrective or remedial action.

     Section 6.16 Subsidiaries. Except as set forth in Section 6.16 of the Disclosure Letter, all the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by Mucho free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries, Mucho does not own directly or indirectly, any capital stock or other ownership interest in any other Person. The outstanding capitalization of each Subsidiary is set forth on
Section 7.1 of the Disclosure Letter.

     Section 6.17 Insurance. Section 6.17 of the Disclosure Letter sets forth the type, deductible, coverage limits and term for each insurance policy Mucho maintains (the "Mucho Insurance Policies"), and all of the information on
Section 6.17 of the Disclosure Letter with respect to each Insurance Policy is complete and accurate in all material respects. Each Mucho Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Mucho Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Mucho has complied in all material respects with the provisions of each Mucho Insurance Policy under which it is the insured party. No insurer under any Mucho Insurance Policy has canceled or generally disclaimed liability under any such policy or, to Mucho's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Mucho Insurance Policies have been filed in a timely fashion. Section 6.17 of the Disclosure Letter also sets forth all health insurance and worker's compensation policies, and self-insurance funds or similar arrangements with which Mucho has been associated.

     Section 6.18 Certain Business Practices. None of Mucho or any of its Subsidiaries, or any directors, officers, agents or employees of Mucho or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither Mucho nor any of its Subsidiaries has participated in any boycotts.

     Section 6.19 Contracts.

     (a) Section 6.19 of the Disclosure Letter contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 6.11 of the Disclosure Letter and real property leases set forth in Section 6.23 of the Disclosure Letter) of the following categories to which Mucho or any of its Subsidiaries is a party or by which any of them is bound as of the date hereof (collectively, and

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together with the contracts, undertakings, commitments or agreements for employee benefit matters and the real property leases set forth in Section 6.23 of the Disclosure Letter, the "Mucho Contracts"):

          (i) Contracts requiring annual expenditures by or liabilities of Mucho or its Subsidiaries in excess of $50,000 which have a remaining term in excess of 90 days or are not cancelable (without material penalty, cost or other liability) within 90 days;

          (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of $50,000;

          (iii) Contracts containing covenants limiting the freedom of Mucho or its Subsidiaries to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;

          (iv) material joint venture or partnership agreements or material joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of Mucho or its Subsidiaries;

          (v) Contracts with any Governmental Authority which have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year;

          (vi) other material Mucho Contracts or commitments in which Mucho or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory;

          (vii) to the knowledge of Mucho, as of the date hereof, any other Mucho Contract the performance of which could be reasonably expected to require expenditures by Mucho or any of its Subsidiaries in excess of $50,000; and

          (viii) Mucho Contracts which are otherwise material to Mucho and its Subsidiaries.

     (b) Except as set forth in Section 6.19 of the Disclosure Letter, true and complete copies of the written Mucho Contracts and descriptions of verbal material Mucho Contracts, if any, have been made available to TEAM. Each of the Mucho Contracts is a valid and binding obligation of Mucho and, to Mucho's knowledge without any investigation, the other parties thereto, enforceable against Mucho in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. To the knowledge of Mucho, except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Mucho Contract set forth in Section 7.19 of the Disclosure Letter in response to Section 6.19(a)(ii) to accelerate, or which does accelerate, the maturity of any such indebtedness.

     (c) Neither Mucho nor any of its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through Mucho's action or inaction or, to the knowledge of Mucho, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Mucho Contract to which Mucho or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 6.20 Disclosure. None of the representations or warranties made by Mucho herein or in any exhibit or attachment hereto, including the Disclosure Letter, or in any certificate furnished by Mucho pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective

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Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

     Section 6.21 Intellectual Property.

     (a) Each of Mucho and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all of Mucho's existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (the "Mucho Intellectual Property Rights") except where the failure to own or possess valid rights to use such Mucho Intellectual Property Rights could not reasonably be expected to have a Material Adverse Effect on Mucho.

     (b) The validity of the Mucho Intellectual Property Rights and the title thereto of Mucho or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which Mucho or any Subsidiary is a party nor, to the knowledge of Mucho, is any such litigation proceeding threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Mucho and except as set forth in Section 6.21 of the Disclosure Letter, the conduct of the business of Mucho and its Subsidiaries as now conducted does not, to the knowledge of Mucho, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Mucho Intellectual Property Rights.

     Section 6.22 Related Party Transactions. Except as set forth in Section
6.22 of the Disclosure Letter, (a) no beneficial owner of 5% or more of the Mucho's outstanding capital stock, or (b) officer or director of Mucho (or any immediate family member of such officer or director) or (c) any Person (other than Mucho) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Mucho Related Parties") has any interest in: (i) any material contract, arrangement or understanding with, or relating to, the business or operations of, Mucho or any of its Subsidiaries; (ii) any material loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Mucho or any of its Subsidiaries, or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of Mucho or any of its Subsidiaries. Following the Effective Time, except for obligations set forth in this Agreement, neither Mucho nor any of its Subsidiaries will have any material obligations to any Mucho Related Party except for (x) accrued salary for such Mucho Related Party for the pay period commencing immediately prior to the Effective Time and (y) the obligations set forth in Section 6.22 of the Disclosure Letter.

     Section 6.23 Assets.

     (a) Except as disclosed in Section 6.23 of the Disclosure Letter, the assets and properties of Mucho, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of Mucho as presently conducted. Mucho has good and marketable title to or a valid leasehold estate in all material personal properties and assets reflected on Mucho's Balance Sheet (except for properties or assets subsequently sold in the ordinary course of business).

     (b) Section 6.23 of the Disclosure Letter sets forth (i) a complete and accurate list of each improved and unimproved real property (each, a "Mucho Property") owned or leased by Mucho, and the current use of such Mucho Property and indicating whether the Mucho Property is owned or leased, (ii) a complete and accurate list of all leases pursuant to which Mucho leases personal property and (iii) with respect to each lease for Mucho Property, the term (including renewal options) and current fixed rent.

     (c) Except as set forth in Section 6.23 of the Disclosure Letter, there are no pending or, to the knowledge of Mucho, threatened condemnation or similar proceedings relating to any of the Properties of Mucho, except for such proceedings which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Mucho.

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     Section 6.24 Financial Statements. The Mucho Balance Sheet and the audited
Mucho statement of operations which will be provided to TEAM within 30 days after the date of this Agreement and the Mucho Interim Balance Sheet and the Mucho interim statement of operations for the quarter ended March 31, 2000 fairly present, in all material respects, the financial position of Mucho as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal adjustments). The Mucho Balance Sheet and the audited Mucho statement of operations will not be materially different from the unaudited versions of such financial statements previously provided to TEAM.

     Section 6.25 Stock Options. Schedule 6.25 sets forth a complete and accurate list of Mucho's qualified and non-qualified stock options, and accurately sets forth the grant date and exercise price for such options. Each of the options were duly granted under the terms of the Mucho.com 2000 Stock Option Plan (the "Mucho Option Plan"). The Mucho Option Plan was duly adopted by the Mucho board of directors and the Mucho Shareholders. The Mucho qualified options were issued and have remained in compliance with Section 422 of the Code.

     Section 6.26 Nevada Corporate Law. Mucho has heretofore made available to TEAM a complete and correct copy of the resolutions of the board of directors of Mucho that have been adopted in accordance with Nevada Corporate Law and that authorize the Merger and the transactions contemplated by this Agreement.

     Section 6.27 Offering Memoranda. In connection with its securities offerings since its incorporation, Mucho has (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the blue sky laws and (ii) the offering memoranda in connection with such offerings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which the offering memorandum was dated.

                                  ARTICLE VII

                               COVENANTS OF TEAM

     Section 7.1 Conduct of TEAM and its Subsidiaries. Except for matters set forth in Section 7.1 of the Disclosure Letter or as otherwise expressly contemplated by or specifically provided in this Agreement, without the prior written consent of Mucho (which shall not be unreasonably withheld) from the date hereof to the Effective Time, TEAM shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary and usual course of business and consistent with past practice and shall use its reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local Permits that are required for TEAM or any of its Subsidiaries to carry on its business, (iii) keep available the services of its key officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in Section 7.1 of the Disclosure Letter attached hereto or as otherwise expressly contemplated by or specifically provided in this Agreement, without the prior written consent of Mucho (which shall not be unreasonably withheld), prior to the Effective Time, TEAM shall not and shall not permit its Subsidiaries to:

          (a) adopt any change in its respective articles of incorporation or bylaws or comparable organizational documents except that TEAM shall increase its authorized capital from 10,000,000 shares of common stock to 20,000,000 shares of common stock;

          (b) except pursuant to existing agreements or arrangements set forth in Section 7.1 of the Disclosure Letter, (i) acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) or securities;

     (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any material Permit; (iv) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business, consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other Person other than a Subsidiary in the ordinary course of business consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other Person other than a Subsidiary in the ordinary course of business consistent with past practice; (vii) authorize any capital expenditure or expenditures not in the ordinary course of business that have not been authorized and approved prior to the date hereof which (A) individually is in excess of $100,000 or
     (B) in the aggregate are in excess of $200,000; (viii) pledge or otherwise encumber shares of capital stock of TEAM or any of its Subsidiaries; (ix) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (x) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to TEAM and its Subsidiaries, taken as a whole, or (xi) amend, modify or waive in any material respects any right under any material contract of TEAM or any of its Subsidiaries;

          (c) take any action that would result in any representation and warranty of TEAM hereunder becoming untrue in any material respect as of the Effective Time;

          (d) split, combine or reclassify any shares, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of TEAM Securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any TEAM Securities (except for the Tender Offer);

          (e) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees (or support any portion thereof) or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements) (collectively, the "TEAM Benefits"); provided, however, that (i) this Section 7.1(e) shall not prohibit increasing TEAM Benefits in the ordinary course of business, consistent with past practice and which, in the aggregate, do not result in a material increase in expenses relating to TEAM Benefits of TEAM or any of its Subsidiaries, and
     (ii) since Mr. Costello will serve as President and Chief Operating Officer of TEAM after the Merger, at any time prior to the Merger, the TEAM board of directors, in its sole discretion, may (y) grant any type of securities, including, but not limited to, options, warrants, phantom stock, other derivative securities or restricted stock, to Kevin T. Costello, so long as such grant does not make Mr. Costello the holder of record in his own name of more than 10% of TEAM's fully diluted common stock after the Merger, or
     (z) authorize and pay any cash compensation or other incentives to Mr. Costello;

          (f) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

          (g) except for payments of up to $250,000 owed to Global Employment Solutions, Inc. or its affiliates, pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, or as otherwise required by the terms thereof;

          (h) make any material Tax election or settle or compromise any material Tax liability;

          (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of TEAM, except insofar as may have been required by a change in GAAP, other than in the ordinary course of business;

          (j) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any TEAM Securities (except bank loans) or equity equivalents;

          (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TEAM or any of its Subsidiaries (other than the transactions described herein);

          (l) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary; or

          (m) agree or commit to do any of the foregoing.

     Section 7.2 Shareholder Meeting; Proxy Material; Tender Offer.

     (a) TEAM shall cause a meeting of its shareholders (the "TEAM Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement, the approval of the Merger and to increase the number of authorized shares of TEAM Common Stock. In connection with such meeting, TEAM (i) will together with Mucho prepare and file with the SEC, will use its reasonable best efforts to have declared effective by the SEC, and will thereafter mail to its shareholders as promptly as practicable, the Joint Statement and all other proxy materials for such meeting,
(ii) will use its reasonable best efforts to obtain the necessary vote for adoption by its shareholders of this Agreement, the increase in authorized shares and the approval of the Merger and shall take all other actions necessary or, in the reasonable opinion of Mucho, advisable to secure any vote of shareholders required by Ohio Corporate Law and/or Nevada Corporate Law, as applicable, to effect such transactions and, (iii) will otherwise comply with all legal requirements applicable to such shareholders meeting. Subject to
Section 7.4(b), TEAM and TEAM's board of directors shall recommend the Merger to its shareholders.

     (b) TEAM shall take all necessary actions to assure that the Tender Offer complies in all respects with Ohio Corporate Law and the Exchange Act.

     Section 7.3 Access to Information; Right of Inspection. From the date hereof until the Effective Time, TEAM will give Mucho, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of TEAM (so long as such access does not unreasonably interfere with the operations of TEAM), will furnish to Mucho, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct TEAM's employees, counsel and financial advisors to cooperate with Mucho in its investigation of the business of TEAM; provided, however, that any information provided to Mucho pursuant to this
Section 7.3 shall be subject to the Confidentiality Agreement.

     Section 7.4 Other Potential Acquirers.

     (a) Neither TEAM nor any of its officers, directors, employees, representatives, agents or affiliates shall, nor shall TEAM authorize or permit any of its respective officers, directors, employees, representatives, agents or affiliates to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with or provide any non-public information to any Person or group (other than Mucho or its affiliates or any designees of Mucho or its affiliates) concerning any proposal or agreement to acquire directly or indirectly, for consideration consisting of cash and/or securities more than 50% of the then outstanding shares of TEAM Common Stock, substantially all of TEAM's assets or any material asset of TEAM; provided, however, that nothing herein shall prevent the board of directors of TEAM from (i) taking and disclosing to TEAM's shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer; and (ii) conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any such proposal as the board of directors of TEAM determines in its good faith judgment, after consultation with and based, among other things, upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. TEAM shall immediately notify Mucho in the event it receives any such proposal or inquiry, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall promptly update Mucho of the status and any material developments concerning the same, including furnishing copies of any such written inquiries.

     (b) Except as set forth in this Section 7.4(b), the board of directors of TEAM shall not withdraw its recommendation of the transactions (including the Merger) contemplated hereby or approve or recommend, or cause TEAM to enter into any agreement with respect to any proposal to acquire, directly or indirectly for consideration consisting of cash and/or securities, more than 50% of the then outstanding shares of TEAM Common Stock, substantially all of TEAM's assets, or any material asset of TEAM. If the board of directors of TEAM by a majority, disinterested vote determines in its good faith judgment after consultation with and based, among other things, upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the board of directors of TEAM may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined below), but in each case only (i) after providing written notice to Mucho (a "Notice of Superior Proposal") advising Mucho that the board of directors of TEAM has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (ii) if Mucho does not, within seven business days of Mucho's receipt of the Notice of Superior Proposal, make an offer that the board of directors of TEAM by a majority disinterested vote determines in its good faith judgment to be at least as favorable to TEAM's shareholders as such Superior Proposal; provided, however, that TEAM shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Article XI. Any disclosure that the board of directors of TEAM may be compelled to make in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the board of directors of TEAM in violation of this Section 7.4(b).

     (c) For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the then outstanding shares of TEAM Common Stock, substantially all of TEAM's assets or any material asset of TEAM on terms that the board of directors of TEAM by a majority disinterested vote determines in its good faith judgment (after receipt of a written opinion of a financial advisor of nationally recognized reputation consistent with such determination) to be more favorable to holders of TEAM Common Stock than the transactions provided in this Agreement.

     Section 7.5 Shareholder Agreements. TEAM shall use its reasonable best efforts to cause each holder of TEAM Common Stock listed on Exhibit 7.5 hereto to enter into an agreement or agreements pursuant to which such holder will agree (i) to vote for the transactions described herein, (ii) not to sell or otherwise transfer any shares of TEAM Common Stock prior to the Effective Time,
(iii) not to sell or otherwise transfer any shares of TEAM Common Stock for a period of up to one year after the Effective Time.

     Section 7.6 Termination of Voting Agreement. Prior to the Effective Time, TEAM shall cause that certain voting agreement dated as of January 1, 1999 by and among S. Cash Nickerson, Kevin T. Costello, Byron McCurdy, Terry McCurdy and Richard Schilg to be terminated.

                                  ARTICLE VIII

                               COVENANTS OF MUCHO

     Section 8.1 Conduct of Mucho. Except for matters set forth in Section 8.1 of the Disclosure Letter or as otherwise expressly contemplated by or specifically provided in this Agreement, without the prior written consent of TEAM (which shall not be unreasonably withheld) from the date hereof to the Effective Time, Mucho shall carry on its business and shall use its reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material federal, state and local Permits (if any) that are required for Mucho to carry on its business, (iii) keep available the services of its key officers and key employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in Section 8.1 of the Disclosure Letter or as otherwise expressly contemplated by or specifically
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

provided in this Agreement, without the prior written consent of TEAM (which shall not be unreasonably withheld), prior to the Effective Time, Mucho shall not:

          (a) adopt any material change in its articles of incorporation or by-laws (except as may be necessary to raise additional capital for Mucho's ongoing operations) or comparable organizational documents;

          (b) except pursuant to existing agreements or arrangements set forth on Section 8.1 of the Disclosure Letter, (i) acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) if such action could reasonably be expected to have a Material Adverse Effect; (ii) waive, release, grant, or transfer any rights of material value if such action could reasonably be expected to have a Material Adverse Effect;
     (iii) modify or change in any material respect any material Permit if such action could reasonably be expected to have a Material Adverse Effect; (iv) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business if such action could reasonably be expected to have a Material Adverse Effect; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other Person other than a Subsidiary in the ordinary course of business if such action could reasonably be expected to have a Material Adverse Effect; (vi) make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business if such action could reasonably be expected to have a Material Adverse Effect;
     (vii) authorize any capital expenditure or expenditures not in the ordinary course of business that have not been authorized and approved prior to the date hereof which (A) individually is in excess of $50,000 or (B) in the aggregate are in excess of $100,000 if such action could reasonably be expected to have a Material Adverse Effect; (viii) pledge or otherwise encumber shares of capital stock of Mucho or any of its Subsidiaries if such action could reasonably be expected to have a Material Adverse Effect; or (ix) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon if such action could reasonably be expected to have a Material Adverse Effect;

          (c) take any action that would result in any representation and warranty of Mucho hereunder becoming untrue in any material respects as of the Effective Time;

          (d) split, combine or reclassify any shares of, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend), or other distribution (whether in cash, stock or property or any combination thereof) in respect of Mucho Securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Mucho Securities if such action could reasonably be expected to have a Material Adverse Effect;

          (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Mucho or its Subsidiaries (other than the Merger) if such action could reasonably be expected to have a Material Adverse Effect;

          (f) except as required by applicable Law, Mucho's historic accounting practices or GAAP revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner if such action could reasonably be expected to have a Material Adverse Effect;

          (g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, or as otherwise required by the terms thereof if such action could reasonably be expected to have a Material Adverse Effect;

          (h) make any material Tax election or settle or compromise any material Tax liability if such action could reasonably be expected to have a Material Adverse Effect;

          (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of Mucho, except insofar as may have been required by a change in Mucho's historic accounting principles or GAAP;

          (j) agree or commit to do any of the foregoing if such action could reasonably be expected to have a Material Adverse Effect.

     Section 8.2 Stockholder Meeting; Proxy Material. Mucho shall cause a meeting of its stockholders (the "Mucho Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the approval of the Merger and the related transactions. In connection with such meeting, Mucho (i) will together with TEAM prepare and file with the SEC, will use its reasonable best efforts to have declared effective by the SEC and will thereafter mail to its stockholders as promptly as practicable, the Joint Statement and all other proxy materials, (ii) will use its reasonable best efforts to obtain the necessary vote for adoption by its stockholders of this Agreement and the approval of the Merger and the related transactions and shall take all other action necessary or, in the reasonable opinion of TEAM, advisable to secure any vote of stockholders required by Nevada Corporate Law and/or Ohio Corporate Law, as applicable, and
(iii) will otherwise comply with all legal requirements applicable to such stockholders meeting. Subject to their fiduciary duties, Mucho and Mucho's board of directors shall recommend the Merger to its stockholders.

     Section 8.3 Access to Information; Right of Inspection. From the date hereof until the Effective Time, Mucho will give TEAM, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Mucho (so long as such access does not unreasonably interfere with the operations of Mucho), will furnish to TEAM, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Mucho's employees, counsel and financial advisors to cooperate with TEAM in its investigation of the business of Mucho; provided that any information provided to TEAM pursuant to this Section 8.3 shall be subject to the Confidentiality Agreement.

     Section 8.4 Mucho Superior Proposal.

     (a) Except as set forth in this Section 8.4(a), the board of directors of Mucho shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause Mucho to enter into any agreement with respect to any proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities more than 50% of the then outstanding shares of Mucho Common Stock, substantially all of Mucho's assets, or any material asset of Mucho. If the board of directors of Mucho by a majority vote determines to do so, the board of directors of Mucho may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Mucho Superior Proposal (as defined below), but in each case only after providing written notice to TEAM (a "Notice of Mucho Superior Proposal") advising TEAM that the board of directors of Mucho has received a Mucho Superior Proposal; provided, however, that Mucho shall not be entitled to enter into any agreement with respect to a Mucho Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Article XI.

     (b) For purposes of this Agreement, a "Mucho Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the then outstanding shares of Mucho Common Stock, substantially all of Mucho's assets or any material asset of Mucho on terms that the board of directors of Mucho by a majority vote determines in its good faith judgment to be more favorable to holders of Mucho Common Stock than the transactions provided in this Agreement.

     Section 8.5 Shareholder Agreements. Mucho shall use its reasonable best efforts to cause each holder of Mucho Common Stock listed on Exhibit 8.5 to enter into an agreement pursuant to which such holder will agree not to sell or otherwise transfer any shares of TEAM Common Stock for a period of up to one year after the Effective Time.

     Section 8.6 Financing Commitment. At least thirty days prior to the Effective Time but no later than September 15, 2000, Mucho shall have received a "financing commitment letter" on behalf of TEAM evidencing a commitment to provide to TEAM sufficient financing to pay the cash for fractional shares, dissenters rights (if any) and the Tender Shares.

                                   ARTICLE IX

                    COVENANTS OF TEAM, MERGER SUB AND MUCHO

     The Parties hereto agree that:

     Section 9.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable. Each Party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the transactions contemplated hereby. Without limiting the foregoing, TEAM shall use its reasonable best efforts to (i) take all actions necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by this Agreement.

     Section 9.2 Certain Filings.

     (a) Each Party shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consent approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Joint Statement and seeking to obtain any such actions, consents, approvals or waivers.

     (b) Each Party shall (i) use their respective reasonable best efforts to take or cause to be taken, (A) all actions necessary, proper or advisable by such Party with respect to the prompt preparation and filing with the SEC of the Joint Statement and any other information to be filed with the SEC, (B) such actions as may be required to have the Joint Statement declared effective by the SEC, as promptly as practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable Blue Sky Laws, and (ii) promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of Governmental Authorities (including, without limitation, any filing under the HSR Act or any other applicable antitrust Law or regulation).

     (c) TEAM agrees to provide and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, (i) prior to the Effective Date, all documents that Mucho may reasonably request relating to the existence of TEAM and the authority of TEAM to enter into this Agreement, all in form and substance reasonably satisfactory to Mucho and (ii) all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Effective Time in respect of the transactions contemplated by this Agreement, including (x) participation in meetings and due diligence sessions, (y) furnishing information required to be included in disclosure and other related documents and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of TEAM with respect to solvency matters, comfort letters of accountants and legal opinions, as such legal opinions may be specifically requested by Mucho in this Agreement; provided, however, that the form and substance of any of the material

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

documents referred to in clause (y) and the terms and conditions of any of the material agreements and other documents referred to in clause (z) shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 8.6.

     (d) TEAM and Mucho shall use their best respective efforts to cause, at or before the Effective Time, the authorization of the listing of the TEAM Common Stock to be issued in the Merger on the Nasdaq SmallCap Market ("Nasdaq") upon the official notice of the issuance of the shares of TEAM Common Stock in connection with the completion of the transactions described herein. The parties will also use their best respective efforts to cause TEAM's trading symbol on Nasdaq be changed to "MUCH."

     Section 9.3 Public Announcements. TEAM and Mucho will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby (other than following a change, if any, of the recommendations of the board of directors of TEAM or Mucho), and except for any press release or public statement as may be required by applicable Law or any listing agreement with Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

     Section 9.4 Notices of Certain Events. Each of the Parties hereto shall promptly notify the other Party of:

          (i) the receipt by such Party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

          (ii) the receipt by such Party of any notice or other communication from any Governmental Authority in connection with any of the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such Party's knowledge threatened against, or affecting such Party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

     Section 9.5 Compliance with the Securities Act and Exchange Act. Mucho shall cause each of its principal executive officers and directors, and will use its reasonable best efforts to cause other Persons who are "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of TEAM or Mucho (collectively, the "145 Affiliates"), to deliver to TEAM on or prior to the Effective Time a written agreement in form and substance reasonably satisfactory to Mucho and TEAM (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of TEAM Common Stock issued in connection with the Merger, except, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to TEAM, is exempt from the registration requirements of the Securities Act. In addition, TEAM shall cause all certificates for TEAM Common Stock to be received by the 145 Affiliates to bear a legend substantially similar to the following:

             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, (B) IN ACCORDANCE WITH RULE 145(d) UNDER THE ACT, OR (C) IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                   ARTICLE X

                           CONDITIONS TO THE MERGERS

     Section 10.1 Conditions to TEAM's and Merger Sub's Obligation to Effect the Merger. The obligation of TEAM and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement shall have been adopted and the Merger shall have been approved and the increase in authorized TEAM common stock shall have been approved by the requisite vote of the shareholders of TEAM in accordance with the applicable law and in accordance with the applicable listing requirements of Nasdaq;

          (b) Mucho shall have arranged financing on behalf of TEAM, in a form reasonably satisfactory to Mucho and TEAM, which shall be sufficient for TEAM to pay cash for fractional shares, dissenters rights (if any) and Tender Shares;

          (c) Any applicable waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) The Joint Statement shall have been declared effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted, or to the knowledge of TEAM no such proceeding shall have been threatened, by the SEC or any state regulatory authorities;

          (e) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or the Tender Offer or any transaction contemplated by this Agreement (it being understood that the Parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible);

          (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or the Tender Offer and the transactions contemplated hereby or make the consummation of the Merger or Tender Offer and the transactions contemplated hereby illegal;

          (g) All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the Tender Offer and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely to have a Material Adverse Effect;

          (h) Each of the representations and warranties of Mucho contained in this Agreement shall be true and correct in all material respects as of the Effective Time;

          (i) TEAM shall have received an opinion from Mucho's counsel dated as of the Closing Date, substantially in the form attached hereto as Exhibit 10.1(i);

          (j) Byron and Terry McCurdy shall have released TEAM, its officers and directors from any and all liabilities and claims they may have against TEAM;

          (k) Mucho shall have operating revenues of at least $100,000 for the quarter ended September 30, 2000;

          (l) TEAM shall have received an opinion from Mucho's counsel dated as of the Closing Date, in form and substance acceptable to TEAM regarding the Mucho Option Plan's compliance with Sections 422 and 162(m) of the Code;

          (m) the key stockholders of Mucho shall have entered into the Voting Agreement in form and substance acceptable to TEAM, Mucho, and the key Mucho stockholders;

          (n) the directors, executive officers and key stockholders of Mucho shall have entered into Lock-up Agreements with TEAM in form and substance acceptable to TEAM, Mucho and the Mucho directors, executive officers and key stockholders;

          (o) TEAM shall have completed its due diligence review of Mucho's and its subsidiaries' technology, and shall be satisfied, in its sole discretion, that such review has not disclosed any material, adverse facts, problems or conditions; provided, that, if TEAM does not notify Mucho in writing of any facts, problems, or conditions in connection with Mucho's and its subsidiaries' technology within 20 business days after receipt of Arthur Anderson's final report and analysis of such technology, then the condition to closing set forth in this Section 10.1(o) shall be deemed to have been waived by TEAM; and

          (p) S. Cash Nickerson, Jose Blanco, Jay Strauss, William Johnston, Thomas Gerlacher and David Waal shall have entered into employment agreements with TEAM in form and substance acceptable to both TEAM and Mucho.

     Section 10.2 Conditions to Mucho's Obligation to Effect the Merger. The respective obligations of Mucho to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement shall have been adopted and the Merger approved by the requisite vote of the stockholders of Mucho in accordance with applicable law;

          (b) Mucho shall have arranged financing on behalf of TEAM, in a form reasonably satisfactory to Mucho and TEAM, which shall be sufficient for TEAM to pay cash for fractional shares, dissenters rights (if any) and Tender Shares;

          (c) any applicable waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) the Joint Statement shall have been declared effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted, or to the knowledge of Mucho no such proceeding shall have been threatened, by the SEC or any state regulatory authorities;

          (e) no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement (it being understood that the Parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible);

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or the Tender Offer or make the consummation of the Merger or Tender Offer illegal;

          (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger or the Tender Offer and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, except where the failure to obtain the same would not be reasonably likely to have a Material Adverse Effect;

          (h) each of the representations and warranties of TEAM and Merger Sub shall be true and correct in all materials respects as of the Effective Time;

          (i) Mucho shall have received an opinion of TEAM's counsel dated as of the Closing Date, substantially in the form attached hereto as Exhibit 10.2(i);

          (j) Richard Schilg shall have executed an agreement with TEAM releasing TEAM, its officers and directors from any liability arising out of any claim he may have against TEAM;

          (k) the key stockholders of TEAM shall have entered into the Voting Agreement in form and substance acceptable to TEAM, Mucho, and the key TEAM stockholders;

          (l) the directors, executive officers and key stockholders of Mucho shall have entered into Lock-up Agreements with TEAM in form and substance acceptable to TEAM, Mucho and the Mucho directors, executive officers and key stockholders;

          (m) S. Cash Nickerson, Jose Blanco, Jay Strauss, William Johnston, Thomas Gerlacher and David Waal shall have entered into employment agreements with TEAM in form and substance acceptable to both TEAM and Mucho.

                                   ARTICLE XI

                                  TERMINATION

     Section 11.1 Termination. This Agreement may be terminated and any or all of the transactions may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of TEAM and/or Mucho):

          (a) By mutual written consent of TEAM on the one hand and Mucho on the other hand;

          (b) By either TEAM or Mucho, if the Merger has not been consummated by October 31, 2000 (which date shall be extended until December 31, 2000 in the event that the necessary clearance from the SEC for the Joint Statement exceeds 30 days), provided that the Party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

          (c) By either TEAM or Mucho, if Mucho (in the case of termination by TEAM) or TEAM (in the case of termination by Mucho) shall have breached in any material respect any of its covenants or obligations under this Agreement or any representation or warranty of Mucho (in the case of termination by TEAM) or of TEAM (in the case of termination by Mucho) shall have been incorrect in any material respect when made or at any time prior to the Effective Time (unless such breach is capable of cure, and in such case the breaching Party shall not have cured such breach within 15 days after the receipt of written notice of such breach from the non-breaching Party);

          (d) By either TEAM or Mucho, if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued a final order, decree or ruling, or taken any other final action restraining, enjoining or otherwise prohibiting the transactions and such order, decree, ruling or other action is or shall have become nonappealable;

          (e) By Mucho if (i) prior to the consummation of the transactions, the board of directors of TEAM shall have withdrawn, or modified or changed in a manner adverse to Mucho, its approval or recommendation of this Agreement or the transactions or shall have approved a Superior Proposal; or (ii) if TEAM, or any of TEAM's officers, directors, employees, representatives, agents or affiliates, shall take any of the actions described in the first sentence of Section 7.4(a) hereof; or

          (f) By TEAM if TEAM has approved a Superior Proposal in accordance with Section 7.4(b), provided TEAM has complied with all provisions thereof, including the notice provisions therein, and TEAM makes simultaneous payment of the Termination Fee to Mucho.

          (g) By Mucho if Mucho has approved a Mucho Superior Proposal in accordance with Section 8.4, provided Mucho has complied with all provisions therein, including the notice provisions therein, and Mucho makes simultaneous payment of the Termination Fee to TEAM.

          (h) By either TEAM or Mucho, if, at a duly held shareholders meeting of Mucho or any adjournment thereof, this Agreement or the transactions contemplated herein shall not have been approved by the requisite vote of the stockholders of Mucho;

          (i) By either TEAM or Mucho, if, at a duly held shareholders meeting of TEAM or any adjournment thereof, this Agreement or the transactions contemplated herein shall not have been approved by requisite vote of the shareholders of TEAM; or

          (j) By TEAM if Mucho has not obtained adequate financing as detailed in Section 10.1(b) above by September 15, 2000.

     The Party desiring to terminate this Agreement pursuant to Sections 11.1(b) through (j) shall give written notice of such termination to the other Party in accordance with Section this 11.1.

     Section 11.2 Termination Fee.

     (a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to Section 11.1(f), then TEAM shall within 5 business days of such termination pay to Mucho a break-up fee of $1,500,000 (the "Termination Fee"). If this Agreement is terminated pursuant to Sections 11.1(g) or 11.1(h), then Mucho shall within 5 business days of such termination pay to TEAM the Termination Fee. The Parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate TEAM or Mucho (as the case may be) for the costs incurred, efforts expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

     (b) In the event that Mucho is unable to obtain financing on behalf of TEAM, in a form reasonably satisfactory to Mucho and TEAM, which is sufficient for TEAM to pay the cash component (if any) of the Merger Consideration or the Tender offer, including Tendered Shares and fractional shares (where appropriate), and such failure is not the direct or indirect result of any action or omission of TEAM, and TEAM, therefore, exercises its right not to consummate the transactions contemplated hereby, Mucho shall pay, or reimburse TEAM upon submission of one or more statements therefor, accompanied by reasonable supporting documentation, for the amount of all reasonable out of pocket costs, fees and expenses reasonably incurred by TEAM or on its behalf arising out of, in connection with, or related to this Agreement and the consummation of all transactions contemplated by this Agreement (the "Expenses"); provided, however, that Mucho's obligation to reimburse TEAM for its Expenses shall not exceed $250,000 in the aggregate.

     Section 11.3 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect with no liability on the part of any Party hereto except to the extent that such termination results from a material breach by a party of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, the agreements contained in the last proviso of Section 7.3 and Sections 11.2, 11.3, 12.4, 12.7, and 12.11 shall survive the termination hereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to TEAM and Mucho, to:

     Mucho.com Inc.
     3717 Mt. Diablo Blvd.
     Suite 100
     Lafayette, CA 94549
     Attention: S. Cash Nickerson
     Telephone: 925-299-8565
     Facsimile: 925-299-8503

     with a copy to:

     Jenner & Block
     One IBM Plaza
     Chicago, Illinois 60611
     Attention: Craig R. Culbertson
     Telephone: (312 222-9350
     Facsimile: (312) 527-0484

     TEAM America Corporation
     110 East Wilson Bridge Road
     Worthington, Ohio 43085-2344
     Attention: Kevin Costello
     Telephone: (614) 848-3995
     Facsimile: (614) 848-7639

     with a copy to:

     Porter, Wright, Morris & Arthur LLP
     41 South High Street, 28th Floor
     Columbus, Ohio 43215
     Attention: Robert J. Tannous
     Telephone: (614) 227-1953
     Facsimile: (614) 227-2100

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the next business day following delivery to a nationally-recognized overnight courier service for next-day delivery to the party to whom notice is given and properly addressed, and (iii) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, unless such transmission occurs after normal business hours, in which case such notice shall be deemed by have been given on the next business day.

     Section 12.2 Survival of Representations and Warranties. Except for the representation and warranty set forth in Sections 6.25, the representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. The representation and warranty set forth in Section 6.25 shall survive for a period of four years after the Effective Date. This Section 12.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 12.3 Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by both TEAM and Mucho in the case of an amendment or in the case of a waiver, by the Party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the Shareholders of TEAM and Mucho, there shall be no amendment that requires further approval by the Shareholders of TEAM or Mucho, as the case may be, unless further Shareholder approval is required by law.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

     Section 12.4 Expenses. Except as provided in this Section 12.4, all transaction costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. Any fees owed to RJA in connection with the Agreement shall be paid by TEAM. Any filing fees incurred in connection with the HSR Act shall be shared equally by Mucho and TEAM. Any financial printing fees incurred in connection with the Joint Statement shall be paid 75% by Mucho and 25% by TEAM. Any SEC filing fees, NASD fees, Nasdaq fees and any Blue Sky fees relating to the Merger shall be paid by Mucho, and any SEC filing fees, NASD fees, Nasdaq fees and Blue Sky fees relating to the Tender Offer shall be paid by TEAM.

     Section 12.5 Transfer Taxes. All capital stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by the Surviving Corporation.

     Section 12.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto.

     Section 12.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

     Section 12.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts hereof signed by all of the Parties hereto.

     Section 12.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 12.10 Costello Employment Agreement. Except for the change in Kevin Costello's title to President and Chief Operating Officer of TEAM after the Merger, the Parties agree and acknowledge that TEAM will continue to honor Mr. Costello's existing employment agreement and compensation and incentive arrangements following the Merger and that such employment agreement and compensation and incentive arrangements will remain in full force and effect.

     Section 12.11 Remedies. Nothing in this Agreement shall be construed to limit a Parties' remedies at law or in equity under this Agreement, with the exception of the remedies provided for termination of this Agreement pursuant to sections 11.1(f), (g) or (h) if the Termination Fee is paid in accordance with
Section 11.2(a) of this Agreement.

     Section 12.12 Specific Performance. The Parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger and/or the Tender Offer, will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     Section 12.13 Entire Agreement; No Third-Party Beneficiaries. This Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          TEAM:

                                          TEAM AMERICA CORPORATION

                                          By: /s/ KEVIN T. COSTELLO
                                            ------------------------------------

                                          Name: Kevin T. Costello
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          MERGER SUB:

                                          TEAM MERGER CORPORATION

                                          By: /s/ KEVIN T. COSTELLO
                                            ------------------------------------

                                          Name: Kevin T. Costello
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          MUCHO:

                                          MUCHO.COM, INC.

                                          By: /s/ S. CASH NICKERSON
                                            ------------------------------------

                                          Name: S. Cash Nickerson
                                              ----------------------------------

                                          Title: Chief Executive Officer
                                             -----------------------------------

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This first amendment (the "Amendment") to the Agreement and Plan of Merger
is entered into on this                day of August 2000, by and among TEAM
America Corporation ("TEAM"), TEAM Merger Corporation ("Merger Sub") and Mucho.com, Inc. ("Mucho").

                                    RECITALS

     A. The parties hereto (the "Parties") are the Parties to that certain Agreement and Plan of Merger, dated as of June 16, 2000 (the "Merger Agreement"), by and among TEAM, Merger Sub and Mucho.

     B. The Parties now wish to amend the Merger Agreement to provide for certain changes to the terms of the escrowed shares in the agreement.

     NOW, THEREFORE, on the terms and subject to the conditions herein set forth, the Parties, intending to be bound, hereby agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, capitalized terms used herein have the respective meanings set out in the Merger Agreement.

     Section 2. Amendment of the Merger Agreement. Section 2.7(b) of the Merger Agreement is hereby deleted in its entirety, and the following is inserted in place thereof:

          (b) The Escrow Amount shall remain in escrow until the board of directors of TEAM authorizes the Escrow Amount to be released on a pro rata basis to the shareholders listed on Exhibit 2.7(a). Any Escrow Amount not released as described in this Section 2.7(b) shall be returned to TEAM and cancelled on January 1, 2002. In such event, none of the Mucho Shareholders shall have any further right to the Escrow Amount or any other consideration in connection with the Merger. The TEAM board of directors shall authorize the release of the Escrow Amount as follows:

             (1) If TEAM secures financing from Stonehenge Opportunity Fund, LLC or its affiliates, business partners or other investors obtained or arranged by it in accordance with the term sheet dated July 28, 2000 ("Stonehenge"), (i) one-half of the Escrow Amount shall be released immediately after TEAM raises $10 million in equity financing from Stonehenge, provided that TEAM raises such equity financing on or before December 31, 2001; and (ii) one-half of the total Escrow Amount shall be released immediately after the Surviving Corporation earns $2 million in operating revenue in any consecutive three-month period ending on or before December 31, 2001; provided that the requirements of subsection
        (1)(i) above have also been met. For purposes of determining the operating revenue solely under subsection (1)(ii) above, operating revenue will include the operating revenue from the Surviving Corporation's internet operations plus incremental TEAM PEO gross margin during the relevant consecutive three-month period in excess of TEAM's currently projected eight percent (8%) increase over the prior year's gross margin.

             (2) If TEAM secures financing from a source other than Stonehenge,
        (i) one-half of the Escrow Amount shall be released immediately after TEAM raises $15 million in equity financing from any source other than Stonehenge, provided that TEAM raises such equity financing on or before December 31, 2001, and (ii) one-half of the total Escrow Amount shall be released immediately after the Surviving Corporation earns $2 million in operating revenue from its internet operations in any consecutive three-month period ending on or before December 31, 2001; provided, that the requirements of subsection (2)(i) above have also been met.

     Section 3. Effect. Except as amended hereby, the Merger Agreement shall remain in full force and effect in all respects.

     Section 4. Representations. Each of the parties hereto represents to the others that (i) the execution, delivery and performance of this Amendment are within its corporate powers, (ii) except for the adoption of this Amendment by the affirmative vote of a majority in voting interests of the outstanding shares of the companies, this Amendment has been duly authorized by all necessary corporate action, and (iii) this Amendment has been duly and validly executed and delivered.

     Section 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF DELAWARE.

     IN WITNESS WHEREOF, the Amendment has been duly executed by the Parties hereto on the day and year first above written.

                                          TEAM AMERICA CORPORATION

                                          By: /s/ KEVIN T. COSTELLO
                                            ------------------------------------

                                          Name: Kevin T. Costello
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          TEAM MERGER CORPORATION

                                          By: /s/ KEVIN T. COSTELLO
                                            ------------------------------------

                                          Name: Kevin T. Costello
                                              ----------------------------------

                                          Title: President
                                             -----------------------------------

                                          MUCHO.COM, INC.

                                          By: /s/ S. CASH NICKERSON
                                            ------------------------------------

                                          Name: S. Cash Nickerson
                                              ----------------------------------

                                          Title: Chief Executive Officer
                                             -----------------------------------

                                                                      APPENDIX B
June 30, 2000

Board of Directors
TEAM America Corporation
110 East Wilson Bridge Road
Worthington, OH 43085

Members of the Board:

     We understand that TEAM America Corporation ("TEAM America") is contemplating a transaction whereby TEAM Merger Corporation, a Nevada Corporation newly formed and organized by TEAM America will merge with and into Mucho.com, Inc. ("Mucho") and Mucho will become a wholly owned subsidiary of TEAM America (the "Transaction") pursuant to the terms of an Agreement and Plan of Merger and the exhibits and schedules thereto the ("Merger Agreement"). Pursuant to the Transaction, TEAM America will offer to purchase up to 50% of TEAM America's outstanding common stock, no par value (the "Common Stock"), for $6.75 per share (the "Cash Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to whether the Cash Consideration is fair, from a financial point of view, to those holders of the Common Stock who will receive such Cash Consideration (the "Holders").

     In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

     1. reviewed TEAM America's annual report on Form 10-K, as filed with the Securities and Exchange Commission on April 14, 2000, TEAM America's quarterly reports on Forms 10-Q, as filed with the Securities and Exchange Commission on May 18, 2000, November 12, 1999, August 16, 1999 and May 13, 1999, and certain other publicly available financial information of Team America;

     2. reviewed certain non-public information prepared by the management of TEAM America, including financial statements, financial projections, and other financial and operating data concerning TEAM America;

     3. discussed the past and current operations and financial condition and the prospects of TEAM America with senior executives of TEAM America;

     4. reviewed publicly available financial and stock market data with respect to certain other companies in TEAM America's line of business that we believe to be generally comparable to that of TEAM America;

     5. reviewed the historical market prices of the Common Stock;

     6. compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction;

     7. reviewed the financial terms and conditions as stated in a draft of the Merger Agreement dated June 15, 2000;

     8. reviewed a draft of the proxy statement to be filed in connection with the Transaction; and

     9. conducted other financial analyses, studies, and investigations, and considered other information as we deemed necessary or appropriate.

     In connection with our review, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of TEAM America, nor have we been furnished with any such evaluation or appraisal. With respect to the financial projections and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed, at your direction, that such projections and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any such information previously provided to or discussed with us became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the draft of the Merger Agreement.

     Our opinion is necessarily based on the economic, market, financial and other circumstances and conditions existing and disclosed to us on June 15, 2000, and any material change in such circumstances or conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

     We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Merger Agreement, or the availability or advisability of any alternatives to the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Cash Consideration to be received by the Holders who will receive such Cash Consideration pursuant to the Merger Agreement. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve, or in TEAM America's decision to consummate, the Transaction.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of TEAM America and certain other publicly held companies in businesses we believe to be comparable to TEAM America; (ii) the current and projected financial position and results of operations of TEAM America; (iii) the historical market prices and trading activity of the Common Stock; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

     Raymond James & Associates, Inc. ("Raymond James") is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the past, Roney & Co., prior to being acquired by Raymond James, has performed certain investment banking services for TEAM America and has received customary fees for such services. Raymond James has acted as financial advisor to the Board of Directors of TEAM America in connection with the Transaction and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the Transaction. In the ordinary course of business, Raymond James may trade in the securities of TEAM America for its own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of TEAM America in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of TEAM America regarding how such shareholder should vote on the proposed Transaction. This opinion is not to be quoted or referred to, in whole or in part, without the prior written consent of Raymond James, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by TEAM America with the Securities and Exchange Commission in connection with the Transaction.

     In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

     Based upon and subject to the foregoing, it is our opinion that, as of June 15, 2000, the Cash Consideration to be received by the Holders who will receive such Cash Consideration pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders. We are not expressing any opinion as to the fairness of the transaction with respect to any shareholder that is required to or elects to retain his or her

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shares of the Common Stock instead of receiving the Cash Consideration in exchange for such shareholder's shares of the Common Stock.

                                          Respectfully submitted,

                                          RAYMOND JAMES & ASSOCIATES, INC.

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                                                                      APPENDIX C

NEVADA REVISED STATUTES

RIGHTS OF DISSENTING OWNERS

     NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

     (Added to NRS by 1995, 2086)

     NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

     (Added to NRS by 1995, 2087)

     NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

     (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (Added to NRS by 1995, 2087)

     NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

     (Added to NRS by 1995, 2087)

     NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

     (Added to NRS by 1995, 2087)

     NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

     (Added to NRS by 1995, 2088)

     NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

     (Added to NRS by 1995, 2088)

     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

     (Added to NRS by 1995, 2088)

     NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the domestic corporation is a party:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

     (Added to NRS by 1995, 2087)

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

     NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                (I) The surviving or acquiring entity; or

                (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

     (Added to NRS by 1995, 2088)

     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

     (Added to NRS by 1995, 2089)

     NRS 92A.410 Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to

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

assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     (Added to NRS by 1995, 2089; A 1997, 730)

     NRS 92A.420 Prerequisites to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

     (Added to NRS by 1995, 2089; 1999, 1631)

     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

     NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

     1. A stockholder to whom a dissenter's notice is sent must:

          (a) Demand payment;

          (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

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

     (Added to NRS by 1995, 2090; A 1997, 730)

     NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (Added to NRS by 1995, 2090)

     NRS 92A.460 Payment for shares: General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive.

     (Added to NRS by 1995, 2090)

     NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

     (Added to NRS by 1995, 2091)

     NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to

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

NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

     (Added to NRS by 1995, 2091)

     NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

     (Added to NRS by 1995, 2091)

     NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

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

          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

     (Added to NRS by 1995, 2092)

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                                                                      APPENDIX D

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                            TEAM AMERICA CORPORATION

     These Second Amended and Restated Articles of Incorporation supersede the Articles of Incorporation of the Corporation heretofore in effect.

     FIRST: The name of the Corporation shall be TEAM Mucho, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is the City of Worthington in Franklin County.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, as now in effect or hereafter amended.

     FOURTH: The amount of total authorized capital which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of Forty Five Million (45,000,000) Common Shares, without par value (the "Common Shares"), and Five Million (5,000,000) Preferred Shares, without par value, consisting of Two Million Five Hundred Thousand (2,500,000) Class A Voting Preferred Shares (the "Class A Preferred Shares") and Two Million Five Hundred Thousand (2,500,000) Class B Nonvoting Preferred Shares (the "Class B Preferred Shares").

     (A) EXPRESS TERMS OF THE COMMON SHARES

     The Common Shares shall be subject to the terms of the Class A Preferred Shares and the Class B Preferred Shares (collectively, the "Preferred Shares") and the express terms of any series thereof. Each Common Share shall be equal to every other Common Share and the holders thereof shall be entitled to one vote for each Common Share on all questions presented to the shareholders. Subject to any rights to receive dividends to which the holders of the outstanding Preferred Shares may be entitled, the holders of Common Shares shall be entitled to receive dividends, if and when declared, payable from time to time by order of the Board of Directors from funds legally available therefor.

     (B) EXPRESS TERMS OF THE CLASS A PREFERRED SHARES

     The Class A Preferred Shares may be issued from time to time in one or more series. All Class A Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph (B), which provisions shall apply to all Class A Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

         (1) the designation of the series, which may be by distinguishing number, letter or title;

         (2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

         (3) the dividend rate of the series;

         (4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

         (5) the redemption rights and price or prices for shares of the series;

         (6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

         (7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of affairs of the Corporation;

         (8) whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

         (9) restrictions on the issuance of shares of any class or series; and

        (10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

     The Board of Directors is authorized to adopt from time to time amendments to these Second Amended and Restated Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (B).

     Class A Preferred Shares shall entitle the holder thereof to one vote for each Class A Preferred Share on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or by law, the holders of Class A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. During any period in which dividends on the Class A Preferred Shares are cumulatively in arrears in the amount of six (6) or more full quarterly dividends, the holders of the Class A Preferred Shares, voting together as a class with the holders of any other class or series of Preferred Shares who are similarly entitled to vote, will have the right to elect two (2) directors, which two (2) directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation. The approval of holders of a majority of the outstanding Class A Preferred Shares voted together as a class shall be required in order to amend these Second Amended and Restated Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class A Preferred Shares or to take any action that would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Class A Preferred Shares.

(C) EXPRESS TERMS OF CLASS B PREFERRED SHARES

     The shares of Class B Preferred Shares may be issued from time to time in one or more series. All shares of Class B Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of this paragraph
(C), which provisions shall apply to all Class B Preferred Shares, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

         (1) the designation of the series, which may be by distinguishing number, letter or title;

         (2) the number of shares of the series, which number the Board of Directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

         (3) the dividend rate of the series;

         (4) the dates of payment of dividends and the dates from which dividends of the series shall be cumulative;

         (5) the redemption rights and price or prices for shares of the series;

         (6) sinking fund requirements, if any, for the purchase or redemption of shares of the series;

         (7) the liquidation price payable on shares of the series in the event of any liquidation, dissolution or winding up of affairs of the Corporation;

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

         (8) whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;

         (9) restrictions on the issuance of shares of any class or series; and

        (10) such other terms as the Board of Directors may by law from time to time be permitted to fix or change.

     The Board of Directors is authorized to adopt from time to time amendments to these Second Amended and Restated Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (10) of this paragraph (C).

     No Class B Preferred Shares shall be entitled to voting rights except to the extent described below. During any period in which dividends on the Class B Preferred Shares are cumulatively in arrears in the amount of six (6) or more full quarterly dividends, the holders of the Class B Preferred Shares, voting together as a class with the holders of any other class or series of Preferred Shares who are similarly entitled to vote, will have the right to elect two (2) directors, which two (2) directorships shall be in addition to that number of directors then determined as constituting the number of members of the Board of Directors pursuant to the Regulations of the Corporation. The approval of holders of a majority of the outstanding Class B Preferred Shares voted together as a class shall be required in order to amend these Second Amended and Restated Articles of Incorporation of the Corporation to affect adversely the rights of the holders of the Class B Preferred Shares or to take any action that would result in the creation of or an increase in the number of authorized shares senior superior with respect to dividends or upon liquidation to the Class B Preferred Shares.

     FIFTH: Without derogation from any other power to purchase shares of the Corporation, the Corporation by action of its directors may purchase outstanding shares of any class of the Corporation to the extent not prohibited by law.

     SIXTH: No holder of shares of any class of the Corporation shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of the Corporation, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.

     SEVENTH: Except as otherwise provided in these Second Amended and Restated Articles of Incorporation or the Regulations of the Corporation as they may be amended from time to time, the holders of a majority of the Corporation's outstanding voting shares, a majority of a particular class of such shares, or a majority of each class of such shares are authorized to take any action which, but for this Article SEVENTH, would require the vote or other action of the holders of more than a majority of such shares, of a particular class of such shares, or of each class of such shares.

     EIGHTH: No holder of shares of any class of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors and the right to cumulative voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to the holders of shares of any class of the Corporation.

     NINTH: The Corporation may create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes to the extent such shares are authorized by these Second Amended and Restated Articles of Incorporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which any such shares may be purchased upon the exercise of any such right or option, including without limitation the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which, any such shares may be purchased, shall be such as shall be determined as set forth or incorporated by reference in a resolution adopted by the Board of Directors providing for the creation and issue of such rights or options.

     TENTH: (A) If, as of the record date for the determination of the shareholders entitled to vote thereon or consent thereto, any Prior Holder (as hereinafter defined) owns or controls, directly or indirectly, 20% or more of the outstanding shares of the Corporation entitled to vote, then the affirmative vote of the holders of shares representing at least 75% of the shares of the Corporation entitled to vote for the election of directors, voting as a class, will be required, except as otherwise expressly provided in paragraph (B) of this Article TENTH, in order for any of the following actions or transactions to be effected by the Corporation, or approved by the Corporation as shareholder of any subsidiary of the Corporation:

          (1) any merger or consolidation of the Corporation or any of its subsidiaries with or into such Prior Holder or any of its affiliates, subsidiaries or associates;

          (2) any merger or consolidation of the Corporation with or into any subsidiary of the Corporation, except a merger with a subsidiary of the Corporation in which the Corporation is the surviving corporation, or a subsidiary of the Corporation is the surviving corporation and, following such merger, the certificate or articles of incorporation of such subsidiary contains provisions substantially the same in substance as those in Article EIGHTH, this Article TENTH and Article ELEVENTH of these Second Amended and Restated Articles of Incorporation;

          (3) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any of its subsidiaries to or with such Prior Holder or any of its affiliates, subsidiaries or associates;

          (4) any issuance or delivery of any voting securities of the Corporation or any of its subsidiaries to such Prior Holder or any of its affiliates, subsidiaries or associates in exchange for cash, other assets or securities, or a combination thereof; or

          (5) any dissolution of the Corporation.

     (B) The vote of shareholders specified in paragraph (A) of this Article TENTH will be required for any action or transaction described in such paragraph if the Board of Directors of the Corporation has approved the action or transaction before direct or indirect ownership or control of 20% or more of the outstanding shares of the Corporation entitled to vote is acquired by the Prior Holder.

     (C) For the purpose of this Article TENTH and for guidance to the Board of Directors for the purpose of paragraph (D) hereof:

          (1) "Prior Holder" means any corporation, person or entity other than the Corporation or any of its subsidiaries;

          (2) a Prior Holder will be deemed to "own" or "control," directly or indirectly, any outstanding shares of stock of the Corporation (a) which it has the right to acquire pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, or (b) which are owned, directly or indirectly (including shares deemed owned through application of clause (a) above), by any other corporation, person or other entity which is its subsidiary, affiliate or associate or with which it or any of its subsidiaries, affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation (or, with or without such an agreement or understanding, acts in concert);

          (3) "outstanding shares of the Corporation entitled to vote" and "voting securities" mean such shares as are entitled to vote in the election of directors, considered as one class;

          (4) "subsidiary" means any corporation of which another corporation owns, directly or indirectly, 50% or more of the voting shares;

          (5) an "associate" and an "affiliate" have the same meanings as set forth in the General Rules and Regulations under the Securities Exchange Act of 1934; and

          (6) "substantial part of the assets" means assets then having a fair market value, in the aggregate, of more than $5,000,000.

     (D) The Board of Directors of the Corporation will have the power and duty to determine for the purposes of this Article TENTH, on the basis of information then known to the Board of Directors, the following:

          (1) who constitutes a Prior Holder,

          (2) whether any Prior Holder owns or controls, directly or indirectly, 20% or more of the outstanding shares of the Corporation entitled to vote, and what entities are its subsidiaries, affiliates or associates, and

          (3) whether any proposed sale, lease, exchange or other disposition involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Board will be conclusive and binding for all purposes.

     ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in these Second Amended and Restated Articles of Incorporation in the manner prescribed by the Ohio General Corporation Law. However, the provisions set forth in article EIGHTH, Article TENTH and this Article ELEVENTH of these Second Amended and Restated Articles of Incorporation may not be altered, amended, superseded or repealed in any respect, unless such action is approved by the affirmative vote of the holders of shares representing at least 75% of the shares of the Corporation entitled to vote for the election of directors, voting as a class. All rights conferred in these Second Amended and Restated Articles of Incorporation are granted subject to the reservation set forth in this Article ELEVENTH.

                                                                      APPENDIX E

                SECOND AMENDED AND RESTATED CODE OF REGULATIONS

                                       OF

                                TEAM MUCHO, INC.

                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

     Section 1.01. Annual Meeting.

     The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

     Section 1.02. Special Meetings.

     Special meetings of the shareholders may be called at any time by the President, a Vice President or by a majority of the directors acting with or without a meeting, or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

     Section 1.03. Notice of Meetings.

     Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Corporation at least seven (7) days before the meeting. Any shareholder may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

     Section 1.04. Persons Becoming Entitled by Operation of Law or Transfer.

     Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which prior to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.

     Section 1.05. Quorum and Adjournments.

     Except as may be otherwise required by law or by the Corporation's Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time, in which case no further notice of the adjourned meeting need be given.

     Section 1.06. Organization of Meetings.

     The Board of Directors will designate a chairman for each meeting of shareholders. The chairman will call the meeting to order and act as chairman of the meeting. In the absence of such a chairman, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting.

     The chairman of the meeting will appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate.

     Any proposal to be brought before any meeting of shareholders by any shareholder must be submitted in writing to the Secretary of the Corporation at least thirty (30) days prior to the date fixed for the meeting at which it is intended that such proposal is to be presented.

     Section 1.07. Conduct of Business.

     The chairman of the meeting will determine the order of business and procedures at the meeting, including without limitation the manner of voting and the conduct of discussion.

     Section 1.08.

     At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

                                   ARTICLE II

                                   DIRECTORS

     Section 2.01. Authority and Qualifications.

     Except where the law, the Articles or these Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the Corporation.

     Section 2.02. Number.

     Upon adoption of these Regulations, the number of directors initially shall be fixed at nine (9). Thereafter, the number of directors may be determined by the vote of the holders of 75% of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office; provided that the number of directors shall in no event be fewer than three (3) nor more than fifteen (15). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

     Section 2.03. Nomination.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors, by any person or committee appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 2.03. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five
(75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (1) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares, if any, of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (2) as to the shareholder giving the notice, (A) the name and record address of such shareholder and (B) the class and number of shares, if any, of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.03. The chairman of a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.03; and if he should so determine, the defective nomination shall be disregarded.

     Section 2.04. Classification. Term of Office and Election of Directors.

     The directors will be classified into three (3) classes, "Class 1," "Class 2" and "Class 3," respectively. If the number of directors determined in accordance with the provisions of Section 2.02 of these Regulations is six (6) or more but less than nine (9), then the directors will be classified into two classes, designated "Class 1" and "Class 2," respectively. The number of directors constituting each class will, as nearly as possible, be equal. However, if the number of directors constituting the whole Board of Directors is not evenly divisible by the number of classes of directors, then the number of directors constituting each class will be such that (i) the difference between the number of directors constituting each class is not greater than one, (ii) the number of Class 3 directors, if any, is greater than or equal to the number of Class 2 directors and the number of Class 1 directors, and (iii) the number of Class 2 directors is greater than or equal to the number of Class 1 directors. As of the effective date of these regulations, (a) the term of office of each Class 1 director will expire at the annual meeting in 2001, (b) the term of office of each Class 2 director will expire at the annual meeting in 2002, and (c) the term of office of each Class 3 director will expire at the annual meeting in 2003. Each director will hold office for the term for which he is elected or appointed and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting but unless so requested such election may be conducted in any way approved at such meeting. Notwithstanding anything herein to the contrary, if the number of directors determined in accordance with the provisions of Section
2.02 of these Regulations is less than six (6), then the directors will not be classified and the directors shall hold office until the annual meeting of the shareholders meet following their election and until their respective successors are elected, or until their earlier resignation, death or removal from office.

     Section 2.05. Increase or Decrease in the Number of Directors.

     Whenever the number of directors constituting the whole Board of Directors is increased between annual meetings, a majority of the directors then in office may appoint the new director or directors. The term of office of such new director or directors will be for the balance of the terms of the directors of the class to which such new director is appointed and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal.

     Any decrease in the number of directors constituting the whole Board of Directors will not become effective until the expiration of the term or terms of the directors of each class affected by the decrease. However, a decrease in the number of directors constituting the whole Board of Directors may become effective at any time to the extent that there are vacancies on the Board of Directors which are being eliminated by the decrease.

     Section 2.06. Vacancies.

     Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed as provided in Section
2.02 hereof. Except in cases where a director is removed as provided by law and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

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

     Section 2.07. Removal of a Director.

     A director may be removed by holders of 75% of the shares then entitled to vote for the election of directors, but only for cause.

     Except as otherwise required or provided for by law, cause to remove a director will be construed to exist only if the director whose removal is proposed (a) has been adjudged incompetent, (b) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (c) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal.

     Section 2.08. Quorum and Adjournments.

     A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

     Section 2.09. Organization Meeting.

     Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, if a quorum thereof is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. In the event that for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

     Section 2.10. Regular Meetings.

     Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

     Section 2.11. Special Meetings.

     Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President, the Chief Executive Officer or by any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person, either orally or telephonically, not less than forty-eight (48) hours prior to such meeting. Any director may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

     Section 2.12. Compensation.

     The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, Compensation Committee, Audit Committee or other committees elected under Section 3.01 hereof, or any combination of salary and attendance fee. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

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

                                  ARTICLE III

                                   COMMITTEES

     Section 3.01. Membership.

     The Board of Directors by majority vote of the whole board shall designate the following standing committees: a Compensation Committee and an Audit Committee. The Compensation Committee and the Audit Committee will each be comprised of three members determined by the Board of Directors in its discretion.

     The Board of Directors in its discretion shall determine whether to designate additional committees and the composition of all the committees that it so designates.

     Section 3.02. Quorum.

     The majority of the authorized number of directors that comprises a standing committee shall constitute a quorum of that committee. No alternate members of committees shall be designated.

     Section 3.03. Authority.

     To the extent provided in the resolution of the Board of Directors establishing such committee, a committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, no committee may be empowered to declare dividends, elect or rename officers, fill vacancies among the directors or repeal or amend any resolution adopted by the Board of Directors.

     Section 3.04. Vote.

     Each committee shall act by vote of a majority of a quorum of the directors that comprise that committee.

     Section 3.05. Meetings.

     (i) Meetings of standing committees shall be held at such time as the committee or person calling the meeting shall fix. Regular meetings for the following year shall be scheduled at the first meeting of a year.

     (ii) Meetings of standing committee shall be held at such place within or without the State of Ohio as shall be fixed by the committee or person calling the meeting.

     (iii) No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of any committee member or by any officer instructed by any committee member.

     (iv) No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of the time, place and purpose shall be given for special meetings at least seventy-two (72) hours in advance to each committee member with a copy to the Secretary. Written notice shall be sent to each committee member by United States mail postage prepaid, overnight delivery service or telecopier transmission and shall be effective upon receipt. Notice shall be sent to the respective addresses designated in writing by the respective committee members or, in the absence of such designation, to the last known addresses. Notice need not be given to any committee member who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of a committee need be specified in any written waiver of notice, provided, however, that a waiver of notice shall be effective only with respect to the purpose stated in the notice of the meeting.

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

     (v) One committee member may adjourn a meeting to another time and place. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of Chapter 1701 of the Ohio Revised Code, the Articles of Incorporation and these Regulations which govern action of disinterested directors.

     (vi) A committee member, in the exercise of his fiduciary duty to the Corporation, shall disqualify himself from a vote of a committee with respect to a transaction in which a potential conflict of interest exists between the committee member and the Corporation.

     Section 3.06. Reports.

     The chairman of each committee shall make a report on its activities at each meeting of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01. Officers Designated.

     The directors, at their organization meeting or at a special meeting held in lieu thereof, shall elect a Chairman of the Board, a President, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, a General Manager, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers and such other officers as the directors may see fit. The President and the Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 4.02. Tenure of Office.

     The officers of the Corporation shall hold office until the next organization meeting of the directors and until their successors are chosen and qualify, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

     Section 4.03. Chairman of The Board.

     The Chairman of the Board, if any, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

     Section 4.04. Chief Executive Officer.

     The Chief Executive Officer shall report to the board of directors and shall have the powers and duties as may be prescribed by the directors.

     Section 4.05. President.

     The President shall report to the board of directors and have the powers and duties as may be prescribed by the directors.

     Section 4.06. Vice Presidents.

     The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President or the Chief Executive Officer. In case of the absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the President, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation, shall be coordinate with like powers of the President. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore. The directors may designate one or more Vice Presidents as Senior Vice Presidents.

     Section 4.07. Secretary.

     The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors, shall give all notices of meetings of shareholders and directors, provided, however, that any persons calling such meetings may, at their option, give such notice. He shall have such other powers and duties as may be prescribed by the directors.

     Section 4.08. Treasurer.

     The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor or the directors all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

     Section 4.09. Other Officers.

     The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

     Section 4.10. Delegation of Duties.

     The directors are authorized to delegate the duties of any officers to any other officer and generally to control the actions of the officers and to require the performance of duties in addition to those mentioned herein.

     Section 4.11. Compensation.

     The directors are authorized to determine or to provide the method of determining the compensation of all officers.

     Section 4.12. Bond.

     Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

     Section 4.13. Signing Checks and Other Instruments.

     The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5.01. Indemnification.

     (a) The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, to which he was, is or is threatened to be made a party by reason of the fact that he is or was such director, officer, trustee, employee or agent provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) In the case of any threatened, pending or completed action or suit by or in the right of the Corporation, the Corporation shall indemnify each person indicated in paragraph (a) of this section against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

     (c) The determinations referred to in paragraphs (a) and (b) of this section shall be made (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding, (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, (iii) by the shareholders or (iv) by the court of common pleas or the court in which such action, suit or proceeding was brought.

     (d) Expenses, including attorneys' fees, incurred by a director in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this section, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

     (e) Expenses, including attorneys' fees, incurred by a director, officer or trustee in defending any action, suit or proceeding referred to in paragraphs
(a) and (b) of this section may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or trustee to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

     (f) The indemnification provided by this section shall not be deemed exclusive (i) of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, any insurance purchased by the Corporation, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or (ii) of the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer or trustee. As used in this paragraph (e), references to the "Corporation" include all constituent corporations in a consolidation or merger in which the Corporation or a predecessor to the Corporation by consolidation or merger was involved. The indemnification provided by this section shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VI

                    PROVISIONS IN ARTICLES OF INCORPORATION

     Section 6.01.

     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation (including in such term whenever used in these Regulations, amendments thereto).

                                  ARTICLE VII

                       RESTRICTIONS ON TRANSFER OF SHARES

     Section 7.01. Stock Certificates.

     The shares of stock of the Corporation shall be represented by certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law.

     Section 7.02. Transfers.

     The Corporation reserves the right to refuse to transfer any shares on its records unless and until it receives a satisfactory opinion letter from an attorney for the transferee of such shares that such transfer will not violate the Securities Act of 1933, as amended, or the regulations thereunder, the Ohio Securities Act or the regulations thereunder, or any other applicable law or regulation.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.01. Amendments.

     These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at an annual or special meeting called for such purpose, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power with respect thereto; provided, however, that, notwithstanding anything herein this Section
8.01 to the contrary, the provisions of Sections 1.02, 1.06, 2.02, 2.03, 2.04,
2.07 and this Section 8.01 may not be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part except by the affirmative vote of shareholders holding 75% or more of the outstanding shares entitled to vote thereat if such alteration, change or amendment is not approved by at least three-fourths of the directors. In case of adoption of any Regulation or amendment by such written consent, the Secretary shall enter the same in the corporate records and mail a copy thereof to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

     Section 8.02. Record Dates.

     For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution;
(iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be, unless the Articles of Incorporation specify a shorter or longer period for such purpose.

     Section 8.03. Fiscal Year.

     The fiscal year of the Corporation shall be as fixed by the Board of Directors.

                               TEAM AMERICA CORPORATION

                  110 E. WILSON BRIDGE ROAD, WORTHINGTON, OHIO 43085
          -------------------------------------------------------------------

            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS -- DECEMBER 22, 2000

           The undersigned shareholder of TEAM America Corporation (the "Company") hereby appoints Kevin T. Costello and William W. Johnston, or either one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Clarion Hotel at 7007 North High Street, Worthington, Ohio, on Friday, December 22, 2000, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

        1. To consider and vote on a proposal to adopt a merger agreement, as amended, pursuant to which TEAM Merger Corporation, a wholly owned subsidiary of TEAM America, will merge with and into Mucho.com, Inc. The Mucho shareholders will collectively receive 5,925,925 shares of TEAM America common stock in exchange for their shares of Mucho including all outstanding Mucho options and warrants.

             [ ] FOR
             [ ] AGAINST
             [ ] ABSTAIN

        2. To consider and act upon such other matters as may properly come before the special meeting or any adjournment or any postponement of the special meeting.

                      (Continued and to be signed on other side.)

                             (Continued from other side.)

       THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

           The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, dated November 27, 2000, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

           PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                                   Date:                  , 2000
                                                        ------------------

                                                   -----------------------------
                                                            (Signature)

                                                   -----------------------------
                                                            (Signature)


                                                   SIGNATURE(S) SHALL AGREE WITH
                                                   THE NAME(S) PRINTED ON THIS
                                                   PROXY. IF SHARES ARE
                                                   REGISTERED IN TWO NAMES, BOTH
                                                   SHAREHOLDERS SHOULD SIGN THIS
                                                   PROXY. IF SIGNING AS
                                                   ATTORNEY, EXECUTOR,
                                                   ADMINISTRATOR, TRUSTEE OR
                                                   GUARDIAN, PLEASE GIVE YOUR
                                                   FULL TITLE AS SUCH.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 1701.13(E) of the Ohio Revised Code, Article V of the Company's Code of Regulations ("Article V") provides that directors and officers of the Company may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Article V also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made without court approval if such person was adjudged liable to the Company.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         EXHIBIT NO.                   EXHIBIT DESCRIPTION
         -----------                   -------------------

             2.1           Agreement and Plan of Merger, dated as of June 16,
                           2000, among the Company, TEAM Merger Corporation and
                           Mucho.com, Inc. (Attached as Appendix A to the proxy statement/information statement/prospectus that is part of this Registration Statement.)

             2.2 Amendment to Agreement and Plan of Merger, dated as of August 9, 2000, among the Company, TEAM Merger
                           Corporation and Mucho.com, Inc. (Attached as Appendix
                           A to the proxy statement/information
                           statement/prospectus that is part of this Registration Statement.)

             3.1           Amended Articles of Incorporation of the Company(1)

             3.2           Amended Code of Regulations of the Company(1)

             3.3           Form of Second Amended and Restated Articles of
                           Incorporation of the Company (Attached as Appendix D to the proxy statement/information statement/prospectus that is part of this Registration Statement.)

             3.4           Form of Second Amended and Restated Code of
                           Regulations of the Company (Attached as Appendix E to the proxy statement/information statement/prospectus that is part of this Registration Statement.)

           **5.1 Opinion of Porter, Wright, Morris & Arthur LLP as to the legality of the securities being registered.



          **8             Tax Opinion of Jenner & Block


           *10.1           Company's 1996 Incentive Stock Plan(1)

           *10.2 Executive employment agreement between the Company and Mr. Kevin T. Costello (Previously filed as Exhibit
                           10.2 to Form 10-K filed April 14, 2000, and incorporated by reference herein.)

            10.3           Lease for Cascade Corporate Center dated June 22,
                           1990 between EastGroup Properties and the Company, as amended(1)

          **10.4           Form of Voting Agreement.


            10.5           Form of Escrow Agreement.

            10.6           Stockholder Agreement between the Registrant,
                           Mucho.com, Inc. and Richard Schilg.


            21.1 Subsidiaries of the Registrant (Previously filed as Exhibit 21.1 to Form 10-K filed April 14, 2000, and incorporated by reference herein.)



             23.1          Consent of Arthur Andersen LLP

             23.2          Consent of Stonefield Josephson, Inc.


           **24.1          Power of Attorney

(1) Included as an exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-13913), and incorporated herein by reference.

  *   Management contract or compensation plan or arrangement.
 **   Previously filed.

ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on November 22, 2000.


                                    TEAM AMERICA CORPORATION


                                    By: /s/Thomas L. Gerlacher
                                       ---------------------------------------
                                         Thomas Gerlacher, Vice President and
                                         Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                                         DATE
---------                     -----                                         ----

/s/ KEVIN T. COSTELLO         President and Chief Executive Officer    November 22, 2000
--------------------------    Executive Officer and Director
Kevin T. Costello             (Principal Executive Officer)

/s/ THOMAS L. GERLACHER       Vice President of Finance, Chief         November 22, 2000
--------------------------    Financial Officer and Treasurer
Thomas L. Gerlacher           (Principal Financial Officer)

* WILLIAM W. JOHNSTON         Chairman of the Board                    November 22, 2000
--------------------------
William W. Johnston

* CRYSTAL FAULKNER            Director                                 November 22, 2000
--------------------------
Crystal Faulkner

* M. R. SWARTZ                Director                                 November 22, 2000
--------------------------
M. R. Swartz


* By: /s/ KEVIN T. COSTELLO
     ------------------------------
Kevin T. Costello, attorney-in-fact
for each of the persons indicated